UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.  )
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Definitive Proxy Statement

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Soliciting Material under §240.14a-12

NORWEGIAN CRUISE LINE HOLDINGS LTD.

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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NORWEGIAN CRUISE LINE HOLDINGS LTD.

Notice of 2026 Annual General Meeting of Shareholders and Proxy Statement

NCL
NORWEGIAN AQUA

NCLH at a Glance
Norwegian Cruise Line Holdings Ltd. (“NCLH”) is a leading global cruise company operating three brands: Norwegian Cruise Line, Oceania Cruises and Regent Seven Seas Cruises. With a diverse portfolio catering to a broad spectrum of travelers, NCLH delivers exceptional cruise experiences for its valued guests.
1.
The third and fourth Sonata Class ships for Oceania Cruises and third and fourth New Class ships for Norwegian Cruise Line have effective contracts, but have not yet been financed. Contracts for the third and fourth Prestige Class ships for Regent Seven Seas Cruises, fifth Sonata Class ship for Oceania Cruises and fifth New Class ship for Norwegian Cruise Line will become effective upon financing. Expected delivery dates are preliminary and subject to change.

Our Brands

As an innovator in global cruise travel, Norwegian Cruise Line is known for its commitment to providing guests with freedom and flexibility. Its tagline, “It’s Different Out Here™”, reflects the emotional connection guests experience aboard. Today, the company continues to deliver curated, effortless experiences that cater to every type of traveler, from seasoned cruisers to families of every size.

Recognized as one of the world’s leading culinary- and destination-focused cruise lines, Oceania Cruises offers guests an unparalleled travel experience. The line’s intimate, luxurious ships feature The Finest Cuisine at Sea® and destination-rich itineraries that span the globe.

As a leading ultra-luxury cruise line, Regent Seven Seas Cruises offers an unrivaled experience at sea. The line provides all-suite accommodations, highly personalized service, and the industry’s most inclusive luxury experience, including specialty dining, unlimited premium beverages, unlimited Starlink Wi-Fi, valet laundry service, and unlimited shore excursions, among its numerous included amenities.

7665 Corporate Center Drive
Miami, Florida 33126
NOTICE OF 2026 ANNUAL GENERAL MEETING OF SHAREHOLDERS
When		Thursday, June 11, 2026, at 9:00 a.m. (Eastern Time)
Where		Pullman Miami 5800 Waterford District Drive Miami, Florida 33126
Items of Business	Proposal 1	Election of the following director nominees to serve as Class I directors on our board of directors for the terms described in the attached Proxy Statement:
• Zillah Ellen Byng-Thorne • Alex Cruz • Linda P. Jojo
	Proposal 2	Approval, on a non-binding, advisory basis, of the compensation of our named executive officers (“Say-on-Pay Vote”)
	Proposal 3	Approval, on a non-binding, advisory basis, of the frequency of future Say-on-Pay Votes
	Proposal 4	Approval of an amendment to our 2013 Performance Incentive Plan (our “Plan”), including an increase in the number of shares available for grant under our Plan
	Proposal 5	Ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the year ending December 31, 2026, and the determination of PwC’s remuneration by our Audit Committee
	Proposal 6	To consider and vote upon one shareholder proposal described in this Proxy Statement, if properly presented
Additional Items
Receive the audited financial statements (together with the auditor’s report) for the year ended December 31, 2025, pursuant to the Bermuda Companies Act 1981, as amended, and our bye-laws
Consider any other business which may properly come before the 2026 Annual General Meeting or any postponement or adjournment

Attending the Annual General Meeting		You will be asked to provide photo identification and appropriate proof of NCLH share ownership to attend the meeting. You can find more information under “About the Annual General Meeting and Voting” in the accompanying Proxy Statement.
Who Can Vote		Holders of each NCLH ordinary share at the close of business on April 15, 2026
How to Vote in Advance

Your vote is important. Please vote as
soon as possible by one of the
methods shown below. Be sure to
have your proxy card, voting
instruction form or Notice of Internet
Availability of Proxy Materials in hand:

By telephone — You can vote your shares by calling the number provided in your proxy card or voting instruction form
By Internet — You can vote your shares online at www.proxyvote.com
By mail — Complete, sign, date and return your proxy card or voting instruction form in the postage-paid envelope provided
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS
Norwegian Cruise Line Holdings Ltd.’s Proxy Statement and 2025 Annual Report are available at www.nclhltd.com/investors or www.proxyvote.com

All shareholders are cordially invited to attend the meeting. We direct your attention to the accompanying Proxy Statement. Whether or not you plan to attend the meeting, you are urged to submit your proxy or voting instructions as promptly as possible by Internet, telephone, or mail to ensure your representation and the presence of a quorum at the Annual General Meeting. If you attend the meeting and wish to vote at the meeting, you may withdraw your proxy or voting instructions and vote your shares personally. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.
April 30, 2026
By Order of the Board of Directors,
Daniel S. Farkas
Executive Vice President, General Counsel, Chief Development Officer and Secretary

Cautionary Statement Concerning Forward-looking Statements and
Website References

Some of the statements, estimates or projections contained in this Proxy Statement are “forward-looking statements” within the meaning of the U.S. federal securities laws intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained, or incorporated by reference, in this Proxy Statement, including, without limitation, our expectations regarding our results of operations, future financial position, including our liquidity requirements and future capital expenditures, plans, prospects, actions taken or strategies being considered with respect to our liquidity position, including with respect to refinancing, amending the terms of, or extending the maturity of our indebtedness, our ability to comply with covenants under our debt agreements, expectations regarding our exchangeable notes, valuation and appraisals of our assets, expectations regarding our deferred tax assets, and valuation allowances, expected fleet additions, deliveries and cancellations, including expected timing thereof, our expectations regarding the impact of macroeconomic conditions and recent global events, and expectations relating to our sustainability program, decarbonization efforts, and alternative fuel sources and related regulation may be forward-looking statements. Many, but not all, of these statements can be found by looking for words like “expect,” “anticipate,” “goal,” “project,” “plan,” “believe,” “seek,” “will,” “may,” “forecast,” “estimate,” “intend,” “future” and similar words. Forward-looking statements do not guarantee future performance and may involve risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements. Examples of these risks, uncertainties and other factors include, but are not limited to the impact of: adverse general economic factors, such as fluctuating or increasing levels of interest rates, inflation, unemployment, underemployment, tariff increases and trade wars, the volatility of fuel prices, declines in the securities and real estate markets, and perceptions of these conditions that decrease the level of disposable income of consumers or consumer confidence; our indebtedness and restrictions in the agreements governing our indebtedness that require us to maintain minimum levels of liquidity and be in compliance with maintenance covenants and otherwise limit our flexibility in operating our business, including the significant portion of assets that are collateral under these agreements; our ability to work with lenders and others or otherwise pursue options to defer, renegotiate, refinance or restructure our existing debt profile, near-term debt amortization, newbuild-related payments and other obligations and to work with credit card processors to satisfy current or potential future demands for collateral on cash advanced from customers relating to future cruises; our need for additional financing or financing to optimize our balance sheet, which may not be available on favorable terms, or at all, and our outstanding exchangeable notes and any future financing which may be dilutive to existing shareholders; shareholder activism and/or proxy contests; the unavailability of ports of call and the impacts of port and destination fees and expenses; future increases in the price of, or major changes, disruptions or reductions in, commercial airline services; changes involving the tax and environmental regulatory regimes in which we operate, including new and existing regulations aimed at reducing greenhouse gas emissions; the accuracy of any appraisals of our assets; our success in controlling operating expenses and capital expenditures; adverse events impacting the security of travel or customer perceptions of the security of travel, such as terrorist acts, geopolitical conflict, armed conflict, or threats thereof, acts of piracy, and other international events; public health crises, and their effect on the ability or desire of people to travel (including on cruises); adverse incidents involving cruise ships; our ability to maintain and strengthen our brand; breaches in data security or other disturbances to our information technology systems and other networks or our actual or perceived failure to comply with requirements regarding data privacy and protection; changes in fuel prices and the type of fuel we are permitted to use and/or other cruise operating costs; mechanical malfunctions and repairs, delays in our shipbuilding program, maintenance and refurbishments and the consolidation of qualified shipyard facilities; the risks and increased costs associated with operating internationally; our inability to recruit or retain qualified personnel or the loss of key personnel or employee relations issues; impacts related to climate change and our ability to achieve our climate-related or other sustainability goals; our inability to obtain adequate insurance coverage; implementing precautions in coordination with regulators and global public health authorities to protect the health, safety and security of guests, crew and the communities we visit and to comply with related regulatory restrictions; pending or threatened litigation, investigations and enforcement actions; volatility and disruptions in the global credit and financial markets, which may adversely affect our ability to borrow and could increase our counterparty credit risks, including those under our credit facilities, derivatives, contingent obligations, insurance contracts and new ship progress payment guarantees; our reliance on third parties to provide hotel management services for certain ships and certain other services; fluctuations in foreign currency exchange rates; our expansion into new markets and investments in new markets, businesses and land-based destination projects; overcapacity in key markets or globally; and other factors set forth under “Risk Factors” in our most recently filed Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. The above examples are not exhaustive and new risks emerge from time to time. There may be additional risks that we currently consider immaterial, or which are unknown. Such forward-looking statements are based on our current beliefs, assumptions, expectations, estimates and projections regarding our present and future business strategies and the environment in which we expect to operate in the future.
You are cautioned not to place undue reliance on the forward-looking statements included in this Proxy Statement, which speak only as of the date made. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in our expectations with regard thereto or any change of events, conditions or circumstances on which any such statement was based, except as required by law.
Furthermore, certain statements in this Proxy Statement, particularly pertaining to our sustainability performance, goals and initiatives, are subject to additional risks and uncertainties that could significantly affect our future financial condition and results of operations, as well as our ability to achieve our environmental goals. These risks and uncertainties may cause results to differ materially and adversely from those expressed in any of our forward-looking statements. Additionally, we may provide information herein that is not necessarily “material” under the federal securities laws for SEC reporting purposes but that is informed by various standards and frameworks (including standards for the measurement of underlying data) and the interest of various stakeholders. However, we cannot guarantee strict adherence to framework recommendations and much of this information is subject to assumptions, estimates or third-party information that is still evolving and subject to change, and our disclosures based on these frameworks may change due to revisions in framework requirements, availability of information, changes in our business or applicable governmental policy, or other factors, some of which may be beyond our control.
References to our website and Sail & Sustain report throughout this Proxy Statement and the information contained therein or connected thereto are provided for convenience only and the content thereof is not incorporated into, and does not constitute a part of, this Proxy Statement.

PROXY STATEMENT

For definitions of terms used in this Proxy Statement, but not otherwise defined, including non-GAAP financial metrics, see “Terms Used in this Proxy Statement” on page 90.
i /

PROXY SUMMARY
2026 Annual General Meeting of Shareholders

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider before casting your vote. We encourage you to read the entire Proxy Statement for more information about these topics prior to voting.

DATE AND TIME	PLACE	RECORD DATE
Thursday, June 11, 2026 9:00 a.m. (Eastern Time)	Pullman Miami 5800 Waterford District Drive Miami, Florida 33126	April 15, 2026
If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Shareholders may call toll-free: (888) 750-5834
Banks and Brokers may call collect: (212) 750-5833
Shareholder Voting Matters

BOARD RECOMMENDATION
Election of three Class I directors	FOR each director nominee
Approval, on a non-binding, advisory basis, of the compensation of our named executive officers (“Say-on-Pay Vote”)	FOR
Approval, on a non-binding, advisory basis, of the frequency of our future Say-on-Pay Votes	1 YEAR
Approval of an amendment to our 2013 Performance Incentive Plan (our “Plan”), including an increase in the number of shares available for grant under our Plan	FOR

Ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the year ending December 31, 2026, and the determination of PwC’s remuneration by our Audit Committee
FOR
To consider and vote upon one shareholder proposal described in this Proxy Statement, if properly presented	AGAINST
 2026 Proxy Statement / 1

PROXY SUMMARY
Board Nominees

Class I (Term to Expire in 2029)
Name	Age	Director Since	Independent	Occupation	Committee Memberships	Other Current Public Company Boards
Zillah Ellen Byng-Thorne	51	2022		Chief Executive Officer, Dignity plc	• Audit • Nominating & Governance (Chairperson)	• Trustpilot Group plc(1)
Alex Cruz (Lead Independent)	60	2026		Senior Advisor, McKinsey & Company and Former Chairman and Chief Executive Officer, British Airways Plc	• Audit • Compensation
Linda P. Jojo	60	2025		Former Executive Vice President and Chief Customer Officer, United Airlines Holdings, Inc.	• Nominating & Governance • TESS(2) (Chairperson)	• Exelon Corporation • Bunge Global SA
Directors Continuing in Office

Class II (Term Expires in 2027)
Name	Age	Director Since	Independent	Occupation	Committee Memberships	Other Current Public Company Boards
John W. Chidsey (Chairperson)	63	2025(3)	—	President and Chief Executive Officer, Norwegian Cruise Line Holdings Ltd.	—	• HCA Healthcare, Inc.
Kevin A. Lansberry	62	2026		Former Executive Vice President and Chief Financial Officer, Disney Experiences, The Walt Disney Company	• TESS
Stephen G. Pagliuca	71	2026		Senior Advisor and Former Managing Partner and Co-Chairman, Bain Capital, L.P.	• Compensation (Chairperson) • Nominating & Governance	• Coherent Corp. • Gartner, Inc.
2 /

PROXY SUMMARY
Class III (Term Expires in 2028)
Name	Age	Director Since	Independent	Occupation	Committee Memberships	Other Current Public Company Boards
José E. Cil	56	2023		Senior Partner and Global Head of Consumer and Chairman of Restaurant Portfolio, JAB Holding Company S.a.r.l.	• Audit (Chairperson) • TESS
Jonathan Z. Cohen	55	2026		Founder, CEO and President, Hepco Capital Management, LLC	• Audit • Compensation	• Marathon Petroleum Corporation • Crane Harbor Acquisition Corp. II
Brian P. MacDonald	60	2026		President and CEO, CDK Global, Inc.	• Nominating & Governance • TESS	• Suncor Energy Inc.

(1)
London Stock Exchange (LSE) listed

(2)
Technology, Environmental, Safety and Security (“TESS”) Committee

(3)
Mr. Chidsey was previously on the Board from April 2013 to January 2022 and rejoined the Board in February 2025.

 2026 Proxy Statement / 3

PROXY SUMMARY
Director Skills and Experience

Byng-Thorne	Chidsey	Cil	Cohen	Cruz	Jojo	Lansberry	MacDonald	Pagliuca
TRAVEL, LEISURE, HOSPITALITY & ENTERTAINMENT INDUSTRIES: Experience in areas related to our business such as tourism, dining, gaming and hotels/accommodation.		●	●		●	●	●		●
EXECUTIVE LEADERSHIP: Senior level experience relating to management, governance and leadership.	●	●	●	●	●	●	●	●	●
OPERATIONS OR STRATEGY OVERSIGHT: Experience with a business or organization's operations and strategic planning.	●	●	●	●	●	●	●	●	●
FINANCIAL & ACCOUNTING: Experience in finance and reporting, accounting and financial/capital markets.	●	●	●	●			●	●	●
PUBLIC COMPANY: Experience in oversight of internal controls, corporate governance and reporting of public company financial and operating results.	●	●	●	●			●	●	●
SALES, MARKETING & BRANDING: Experience with sales, advertising, marketing and brand development for both local and international markets.	●	●	●		●	●			
CYBERSECURITY & TECHNOLOGY: Management of cybersecurity and information security risks as well as experience with the development of new technology.			●			●		●	
RISK MANAGEMENT: Knowledge of and experience with mitigating business risks and compliance matters.	●	●	●	●	●	●	●	●	●
GLOBAL/INTERNATIONAL BUSINESS: Expertise in international business strategy with businesses and organizations that operate on a global scale.	●	●	●	●	●	●	●	●	●

● Indicates expertise derived from direct, hands-on experience or direct managerial experience with the subject matter during his or her career that is particularly relevant to a director's service on the Board.

The lack of a ● does not mean that a director does not also possess meaningful experience or skills in that area. Many of our directors also have working knowledge and experience derived through education, training programs and certifications, board or relevant committee experience at our Company or another company or exposure through executive or other leadership roles.

Our Board believes the mix of backgrounds and experience of our directors brings a diversity of perspective that strengthens our Board’s independent leadership and effective oversight of management.(1)

(1)
Mr. Chidsey was previously on the Board from April 2013 to January 2022 and rejoined the Board in February 2025. Tenure figures presented include his previous service.

4 /

PROXY SUMMARY
Corporate Governance Information

Governance Highlights

Lead Independent Director	✓
Fully independent Board committees	✓
Focus on Board refreshment, with 1.9 years average tenure of directors	✓
Independent directors meet regularly in executive session	✓
All directors attended more than 75% of the aggregate of all meetings of our Board and of any committees on which he or she served during 2025	✓
Shareholder ability to call special meetings	✓
Shareholder ability to act by written consent	✓
Majority voting for directors	✓
Robust Board risk oversight process	✓
Annual Board, committee and individual Board member self-evaluations	✓
Annual vote on named executive officer compensation	✓
Robust share ownership policy for directors and executive officers	✓
Comprehensive clawback policy	✓
Robust overboarding policy	✓
Prohibition on hedging and short sales of NCLH securities by directors and senior officers	✓
Prohibition on pledging of NCLH shares by directors and senior officers	✓
No poison pill	✓

 2026 Proxy Statement / 5

PROXY SUMMARY
Executive Compensation Highlights

2025 Annual Performance Incentive Metrics
January 1, 2025 – December 31, 2025 Performance Period
Adjusted EPS is a non-GAAP financial metric. See Appendix B for reconciliations to the nearest GAAP financial metrics.
2025 Equity Awards
Adjusted Operational EBITDA Margin, Adjusted EPS, Adjusted ROIC and Net Leverage are non-GAAP financial metrics. See Appendix B for reconciliations to the nearest GAAP financial metrics.
6 /

PROXY SUMMARY
WHAT WE DO	WHAT WE DON’T DO
Annual cash performance incentives are generally earned based on pre-established targets for entity-wide performance	Provide excise tax “gross-ups” on 280G parachute payments
All NEOs receive a combination of performance-based and time-based annual equity awards	Allow senior officers and directors to hedge, short-sell or pledge shares
Robust share ownership policy	Provide “single-trigger” change in control payments or benefits
Robust succession planning process	Reprice stock options without shareholder approval
Comprehensive clawback policy covering both cash and equity	Provide automatic base salary increases for NEOs
 2026 Proxy Statement / 7

7665 Corporate Center Drive
Miami, Florida 33126
PROXY STATEMENT FOR THE ANNUAL GENERAL MEETING OF
SHAREHOLDERS TO BE HELD ON JUNE 11, 2026

This proxy statement (“Proxy Statement”) is being furnished to you in connection with the solicitation of proxies by our Board to be used at our annual general meeting for 2026 to be held at the Pullman Miami, 5800 Waterford District Drive, Miami, Florida 33126, on Thursday, June 11, 2026 at 9:00 a.m. (Eastern Time), and any adjournments or postponements thereof (the “Annual General Meeting”).
As always, we encourage you to vote your shares prior to the Annual General Meeting. References in this Proxy Statement to “we,” “us,” “our,” “Company” and “NCLH” refer to Norwegian Cruise Line Holdings Ltd.
Proxy materials for the Annual General Meeting, including this Proxy Statement and our 2025 Annual Report to Shareholders, which includes our 2025 financial statements (“2025 Annual Report”), were first made available to shareholders on or about April 30, 2026.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL MEETING TO BE HELD ON JUNE 11, 2026

The Notice of Annual General Meeting of Shareholders, this Proxy Statement and our 2025 Annual Report are available on our website at www.nclhltd.com/investors. The information that appears on our website is provided for convenience only and is not part of, and is not incorporated by reference into, this Proxy Statement. You can also view these materials at www.proxyvote.com by using the control number provided on your proxy card or Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”).

As permitted by the U.S. Securities and Exchange Commission (“SEC”), we are furnishing proxy materials to our shareholders primarily over the Internet. We believe that this process expedites shareholders’ receipt of these materials, lowers the costs of our Annual General Meeting and reduces the environmental impact of mailing printed copies.

We are mailing to each of our shareholders, other than those who previously requested electronic or paper delivery, a Notice of Internet Availability containing instructions on how to access and review the proxy materials, including the Notice of Annual General Meeting of Shareholders, this Proxy Statement and our 2025 Annual Report, on the Internet. The Notice of Internet Availability also contains instructions on how to receive a paper copy of the proxy materials and a proxy card or voting instruction form. If you received a Notice of Internet Availability by mail or our proxy materials by e-mail, you will not receive a printed copy of the proxy materials unless you request one. If you received paper copies of our proxy materials, you may also view these materials on our website at www.nclhltd.com/investors or at www.proxyvote.com.

8 /

PROPOSAL 1 — ELECTION OF DIRECTORS
General

Pursuant to our bye-laws, the number of directors on our Board must be at least seven, but no more than eleven, and is determined by resolution of our Board. Our Board currently consists of nine directors and is divided into three classes. The members of each class serve for staggered three-year terms.
Each director holds office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. A director appointed by our Board to fill a vacancy (including a vacancy created by an increase in the size of our Board) will serve for the remainder of the term of the class of directors in which the vacancy occurred and until his or her successor is elected and qualified, or until his or her earlier death, resignation, or removal.
At the Annual General Meeting, shareholders will be asked to elect three directors to our Board as Class I directors. Our Nominating and Governance Committee recommended, and our Board nominated, Ms. Zillah Ellen Byng-Thorne, Mr. Alex Cruz and Ms. Linda P. Jojo as our Class I director nominees. If elected, each of the nominees will serve until our 2029 annual general meeting and until his or her successor is elected and qualified, or until his or her earlier death, resignation, or removal.
If any of the nominees becomes unable or unwilling for good cause to serve if elected, shares represented by validly delivered proxies will either be voted for the election of a substitute nominee designated by our Board or our Board may determine to reduce the size of our Board. Each person nominated for election has consented to be named in this Proxy Statement and agreed to serve if elected. There are no family relationships between or among any of our executive officers, directors or director nominees.

 2026 Proxy Statement / 9

PROPOSAL 1 — ELECTION OF DIRECTORS
Directors Standing for Election

Class I Director Nominees (Term to Expire in 2029)
ZILLAH ELLEN BYNG-THORNE Chief Executive Officer, Dignity plc Age: 51 Director Since: November 2022 Independent Director Committees: • Audit • Nominating and Governance (Chairperson)
Qualifications and Experiences that Help Us Deliver on Our Mission
Ms. Byng-Thorne shares her significant strategy, operations, technology, marketing, and talent management expertise with our Board. She has extensive technology sector experience, spanning online gaming, digital media and e-commerce. With over 20 years of experience as an executive officer, she has demonstrated a focus on driving operational excellence and is a proven people manager, identifying and developing talent at the senior level.
Career Highlights
•
Chief Executive Officer, Dignity plc, a provider of funeral services: June 2024 – Present

•
Operating Partner, True Capital Limited, a private equity firm and advisory business: August 2023 – February 2024

•
Chief Executive Officer, Future plc, a global specialist media company: April 2014 – March 2023

•
Chief Financial Officer, Future plc: November 2013 – March 2014

•
Interim Chief Executive Officer, Trader Media Group Limited (owner of Autotrader Group plc): 2012 – 2013

•
Chief Financial Officer, Trader Media Group Limited (owner of Autotrader Group plc): 2009 – 2012

•
Commercial Director and Chief Financial Officer, Fitness First: 2006 – 2009

•
Chief Financial Officer, Thresher Group: 2002 – 2006

Current Public Company Boards
•
Chairperson, Trustpilot Group plc (LSE listed)

Past Public Company Boards
•
Executive Chair, M&C Saatchi Group (LSE listed)

•
Future plc (LSE listed)

•
Flutter Entertainment plc (LSE listed)

•
THG plc (LSE listed)

•
GoCo Group plc (formerly LSE listed)

Prior Private Company Boards
•
Non-Executive Director, MiQ

•
Non-Executive Director, GWI

•
Non-Executive Director, CarTrawler

Education
•
M.A. in Management, Glasgow University

•
MSc in Behavioural Change, Henley Business School

•
Chartered Management Accountant (The Chartered Institute of Management Accountants)

•
Qualified Treasurer (Association of Corporate Treasurers)

10 /

PROPOSAL 1 — ELECTION OF DIRECTORS

ALEX CRUZ
Senior Advisor, McKinsey &
Company and Former Chairman and
Chief Executive Officer, British
Airways plc

Age: 60
Director Since: March 2026
Lead Independent Director
Committees:
•
Audit

•
Compensation

Qualifications and Experiences that Help Us Deliver on Our Mission
Mr. Cruz is a seasoned travel industry executive and transformation leader with three decades of experience driving operational excellence and customer-focused innovation at major global airlines. He brings a strong track record of leading complex organizations through transformation, enhancing customer experience, and improving operational performance. He contributes valuable insight on global operations, strategic transformation, and customer-centric innovation.
Career Highlights
•
Senior Advisor, McKinsey & Company, Inc., a global management consulting firm: 2021 – Present

•
Executive Chairman, PortAventura Entertainment, S.A.U., an entertainment resort: 2021 – 2026

•
Chairman and Chief Executive Officer, British Airways Plc, a global airline company: 2016 – 2021

•
Chief Executive Officer and Chairman, Vueling, S.A.: 2009 – 2016

•
Chief Executive Officer, Clickair, S.A.: 2006 – 2009

•
Partner, Accenture plc: 2005 – 2006

•
Founder and Managing Director, Alnad Ltd.: 2001 – 2004

•
Associate Partner, Arthur D. Little, Inc.: 2000 – 2001

Current Private Company Boards
•
Vice Chairman of the Board, WestJet Airlines Ltd.

•
Vice Chairman of the Board, Recaro Aircraft Seating GmbH & Co. KG

•
Director, PortAventura Entertainment, S.A.U.

•
Director, Fetcherr Ltd.

Prior Private Company Boards
•
Non-Executive Director, Caravelo, S.L.

•
Non-Executive Director, Sherpa.ai

Education
•
M.S. in Industrial Engineering, The Ohio State University

•
B.S. in Computer Integrated Manufacturing, Central Michigan University

 2026 Proxy Statement / 11

PROPOSAL 1 — ELECTION OF DIRECTORS

LINDA P. JOJO
Former Executive Vice President and
Chief Customer Officer, United
Airlines Holdings, Inc.

Age: 60
Director Since: May 2025
Independent Director
Committees:
•
Nominating and Governance

•
TESS (Chairperson)

Qualifications and Experiences that Help Us Deliver on Our Mission
Ms. Jojo brings over 35 years of experience in information technology, cybersecurity and customer experience to our Board. Her expertise includes leading complex information technology for both travel and telecommunications companies and overseeing matters involving digital technology, call centers and customer solutions. In her role at United Airlines Holdings, Inc., Ms. Jojo oversaw major technological modernization initiatives which positioned technology as a key driver of growth for the company. We expect that Ms. Jojo’s guidance will be invaluable as the Company continues its technological journey.
Career Highlights
•
Various executive positions at United Airlines Holdings, Inc./United Airlines, Inc., an international air transportation company, including Executive Vice President and Chief Customer Officer: July 2022 – January 2025; Executive Vice President, Technology and Chief Digital Officer: June 2017 – July 2022; Executive Vice President and Chief Information Officer: November 2014 – June 2017

•
Executive Vice President and Chief Information Officer, Rogers Communications Inc., a communications and media company: July 2011 – October 2014

•
Senior Vice President and Chief Information Officer, Energy Future Holdings Corp., an electric utility company: October 2008 – June 2011

•
Positions at Flowserve Corporation, a manufacturer and aftermarket service provider of flow control systems, including Senior Vice President and Chief Information Officer: 2006 – 2008; Vice President and Chief Information Officer: 2004 – 2006

•
Various technology leadership positions at General Electric Company, a multinational industrial conglomerate, from 1991 through 2004, including Chief Information Officer, GE Silicones: 2000 – 2004

•
Systems Analyst, Genesys Consulting Services, Inc. (for GE Power Systems): 1990 – 1991

•
Positions at Digital Equipment Corporation, a computer manufacturer, Senior Systems Analyst: 1989 – 1990; Systems Analyst: 1987 – 1989

Current Public Company Boards
•
Exelon Corporation (NASDAQ: EXC)

•
Bunge Global SA (NYSE: BG)

Current Private Boards
•
Hero Digital, LLC

Past Private Boards
•
Federal Reserve Bank of Chicago

Education
•
M.S. in Industrial Engineering, Rensselaer Polytechnic Institute

•
B.S. in Computer Science, Rensselaer Polytechnic Institute

Board Recommendation

OUR BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.
12 /

PROPOSAL 1 — ELECTION OF DIRECTORS
Directors Continuing in Office

The following is biographical information on the remainder of our directors continuing in office as well as the key attributes, experience and skills that our Board believes such current directors contribute to our Board.
Class II (Term Expires in 2027)
JOHN W. CHIDSEY President and Chief Executive Officer of our Company Age: 63 Chairperson of our Board Director Since: February 2025 (Previously from April 2013 to January 2022)
Qualifications and Experiences that Help Us Deliver on Our Mission
Mr. Chidsey is a seasoned consumer brand executive with extensive experience leading large, multinational businesses through transformation and growth. He brings a proven track record of strategic execution, operational rigor and financial discipline, along with a deep understanding of asset-intensive business models. As Chairperson, President and Chief Executive Officer of our Company, Mr. Chidsey contributes valuable insight to our Board on the Company’s strategic priorities, competitive landscape and capital allocation initiatives, reinforcing focus on exceptional guest experiences, improved profitability and long-term shareholder value creation.
Career Highlights
•
President and Chief Executive Officer, NCLH: February 2026 – Present

•
Chief Executive Officer, Subway Restaurants, a global fast-food restaurant chain: November 2019 – December 2024

•
Chief Executive Officer, Burger King Holdings, Inc.: April 2006 – October 2010

•
President and Chief Financial Officer, Burger King Holdings, Inc.: September 2005 – April 2006

•
President, North America, Burger King Holdings, Inc.: June 2004 – September 2005

•
Executive Vice President, Chief Administrative and Financial Officer, Burger King Holdings, Inc.: March 2004 – June 2004

•
Chairman and Chief Executive Officer, Vehicle Services Division, Cendant, a $5.9 billion division, which included Avis Rent A Car, Budget Rent A Car Systems, PHH and Wright Express, and the Financial Services Division, a $1.4 billion division, which included Jackson Hewitt; Senior Vice President, Preferred Alliances: 1996 – 2003

•
Various senior leadership roles including Director of Finance, Pepsi-Cola Eastern Europe and Chief Financial Officer, PepsiCo World Trading Co., Inc.: beginning in 1992

Current Public Company Boards
•
HCA Healthcare, Inc. (NYSE: HCA)

Past Public Company Boards
•
Encompass Health Corporation (formerly HealthSouth Corporation) (NYSE: EHC)

•
Burger King Holdings, Inc., Chairman of the Board

•
Brinker International, Inc.

Education
•
M.B.A. in Finance and Accounting, Emory University

•
J.D., Emory University

•
B.A., Davidson College

 2026 Proxy Statement / 13

PROPOSAL 1 — ELECTION OF DIRECTORS

KEVIN A. LANSBERRY
Former Executive Vice President and Chief Financial Officer of Disney Experiences, The Walt Disney Company

Age: 62
Director Since: March 2026
Independent Director
Committees:
•
TESS

Qualifications and Experiences that Help Us Deliver on Our Mission
Mr. Lansberry is an experienced financial executive with extensive leadership in finance, operations, and global business management within large-scale consumer and entertainment organizations, including their cruise operations. He brings deep expertise in financial strategy, operational excellence, and global consumer businesses and provides valuable insight on financial planning, large-scale operations, and global business strategy.
Career Highlights
•
Various senior leadership roles at The Walt Disney Company (NYSE: DIS), an international family entertainment and media enterprise, over a nearly forty-year period, including:

•
Executive Vice President and Chief Financial Officer of Disney Experiences: 2024 – 2026

•
Interim Chief Financial Officer of The Walt Disney Company: 2023

•
Executive Vice President and Chief Financial Officer of Disney Parks, Experiences and Consumer Products: 2018 – 2023

•
Executive Vice President and Chief Financial Officer of Walt Disney Parks and Resorts: 2017 – 2018

•
Chief Financial Officer of Domestic and International Businesses, Walt Disney Parks and Resorts: 2015 – 2017

•
Chief Financial Officer of Domestic Parks and Resorts of Walt Disney: 2013 – 2015

•
Senior Vice President, Revenue Management and Analytics of Walt Disney: 2011 – 2013

•
Senior Vice President, Worldwide Travel Operations: 2010 – 2011

Current Nonprofit Boards
•
Director, Ball State University Foundation

Education
•
M.B.A. in Finance and Management, Crummer Graduate School of Business at Rollins College

•
B.S. in Finance, Ball State University, Miller College of Business

14 /

PROPOSAL 1 — ELECTION OF DIRECTORS

STEPHEN G. PAGLIUCA
Senior Advisor and Former Managing Director and Co-Chair, Bain Capital

Age: 71
Director Since: March 2026
Independent Director
Committees:
•
Compensation (Chairperson)

•
Nominating and Governance

Qualifications and Experiences that Help Us Deliver on Our Mission
Mr. Pagliuca is a seasoned investment executive with more than three decades of experience in private equity, investing, and global business leadership. He brings extensive expertise in investment strategy, governance, and scaling complex organizations across multiple industries, including travel, leisure, and experiential businesses. Through his board and investment experience, he has developed valuable insight into asset-intensive operations, including cruise and hospitality businesses, as well as consumer-facing service models. He contributes a strong perspective on capital allocation, strategic growth, and operational performance, supporting the Company’s focus on delivering exceptional guest experiences and long-term shareholder value.
Career Highlights
•
Various senior leadership roles at Bain Capital, L.P., a global private investment firm, including Co-Chair: 2016 – 2023; Managing Director: 1989 – 2016; and currently Senior Advisor to the Private Equity Team: 2023 – Present

•
Founder and CEO, PagsGroup, an investment firm: 2019 – Present

•
Trustee, Pagliuca Family Foundation: 1999 – Present

•
Principal Owner and Co-Chairman, Atalanta B.C.: 2022 – Present

•
Managing Partner and Co-Owner, Boston Celtics: 2002 – 2025

Current Public Company Boards
•
Director, Coherent Corp. (NYSE: COHR)

•
Director, Gartner, Inc. (NYSE: IT)

Past Private Company Boards
•
Director, Virgin Voyages

Education
•
M.B.A., Harvard Business School

•
B.A., Duke University

 2026 Proxy Statement / 15

PROPOSAL 1 — ELECTION OF DIRECTORS
Class III (Term Expires in 2028)

JOSÉ E. CIL
Senior Partner and Global Head of Consumer and Chairman of Restaurant Portfolio, JAB Holding Company S.a.r.l.

Age: 56
Director Since: October 2023
Independent Director
Committees:
•
Audit (Chairperson)

•
TESS

Qualifications and Experiences that Help Us Deliver on Our Mission
Mr. Cil shares his extensive experience in the restaurant industry, which has significant parallels with the cruise industry, with our Board. With over 20 years of experience, he is an exceptional leader with a proven track record of driving growth both domestically and internationally, while maintaining a strong focus on financial results and shareholder profits. His collaborative leadership style, results-oriented mindset and proven ability to transform and grow global businesses enhances the collective expertise of our Board. In his role with JAB Holding Company, he focuses on creating high-performing cultures across a portfolio of iconic fast-casual brands, including Panera Bread, Einstein Bros. Bagels, Caribou Coffee, Pret A Manger and Espresso House. Mr. Cil also led the development of Restaurant Brands International Inc.’s (“RBI”) sustainability framework, Restaurant Brands for Good, during his tenure.
Career Highlights
•
Senior Partner and Global Head of Consumer, JAB Holding Company S.a.r.l., an investment firm: November 2025 – Present

•
Chairman of Restaurant Portfolio, JAB Holding Company S.a.r.l.: May 2025 – Present

•
Advisor, RBI, a global quick-service restaurant holding company: March 2023 – March 2024

•
Chief Executive Officer, RBI, which owns Tim Hortons®, Burger King®, Popeyes® and Firehouse Subs®: January 2019 – March 2023

•
Global President, Burger King Corporation: December 2014 – January 2019

•
President, Burger King Europe, Middle East & Africa: November 2010 – December 2014

•
Vice President and Regional General Manager, South Florida, Wal-Mart Stores, Inc.: February 2010 – November 2010

•
Various positions with Burger King Corporation (prior to its merger with Tim Hortons and restructuring into RBI), including Vice President, Company Operations, US: September 2008 – January 2010

Current Private Company Boards
•
Director, Restaurant Brands Europe f/k/a Restaurant Brands Iberia

Past Public Company Boards
•
Board Member, Carrols Restaurant Group, Inc. (NASDAQ: TAST): January 2015 – February 2020

Current Community and Academic Boards
•
Board of Advisors, Belen Jesuit Preparatory School

Education
•
J.D., University of Pennsylvania Law School

•
B.A., Tulane University

16 /

PROPOSAL 1 — ELECTION OF DIRECTORS
JONATHAN Z. COHEN Founder, Chief Executive Officer and President, Hepco Capital Management, LLC Age: 55 Director Since: March 2026 Independent Director Committees: • Audit • Compensation
Qualifications and Experiences that Help Us Deliver on Our Mission
Mr. Cohen is a seasoned investment executive with more than three decades of experience in alternative asset management, financial services, energy, and real estate. He brings deep expertise in capital allocation, corporate governance, and strategic transactions and has built and led multiple investment platforms and operating companies. He provides valuable insight into investment strategy, governance, and complex financial structures.
Career Highlights
•
Founder, Chief Executive Officer and President, Hepco Capital Management, LLC, an investment firm: 2016 – Present

•
Chief Executive Officer, Falcon Minerals Corporation (formerly Nasdaq: FLMN): 2018

•
Co-Founder and Executive Chairman of the Board, Atlas Energy Group (formerly NYSE: AEG): 2015 – 2017, and held various leadership positions including Executive Chairman of the Board and Executive Vice-Chairman of the Board of its predecessors and affiliates, including Atlas Energy Inc. (formerly NYSE: ATLS) from its formation in 1998 – 2011, and Atlas Pipeline Partners, LP (formerly NYSE: APL) from its formation in 1999 – 2015

•
President and Chief Executive Officer, Resource America, Inc. (Nasdaq: REXI), an alternative asset management company: 2004 – 2016, and held other senior management positions from 1997 – 2004

•
Founder, Chief Executive Officer and President, Resource Capital Corp. (formerly NYSE: RSO) (n/k/a ACRES Commercial Realty Corp.): 2005 – 2016

•
Co-Founder, General Partner and Chairman, Arc Logistics Partners LP, an energy investment partnership (formerly NYSE: ARCX): 2006 – 2017

•
Founder and General Partner, Castine Capital Management, LLC, an investment adviser firm and hedge fund manager: 2003 – 2020

•
Founder, Chairman and/or CEO of various Special Purpose Acquisition Companies from 2017 – Present, including Osprey Energy Acquisition Corp. (formerly Nasdaq: OSPR), Osprey Technology Acquisition Corp. (formerly NYSE: SFTW), Crane Harbor Acquisition Corp. (formerly Nasdaq: CHAC) and Crane Harbor Acquisition Corp. II (Nasdaq: CRAN)

Current Public Company Boards
•
Marathon Petroleum Corporation (NYSE: MPC)

•
Crane Harbor Acquisition Corp. II (Nasdaq: CRAN)

Past Public Company Boards
•
Resource Capital Corp. (formerly NYSE: RSO) (n/k/a ACRES Commercial Realty Corp.)

•
Resource America, Inc. (formerly Nasdaq: REXI)

•
Atlas Energy Group (formerly NYSE: AEG), Atlas Energy Inc. (formerly NYSE: ATLS), Atlas Pipeline Partners, LP (formerly NYSE: APL) and related companies

•
Energen Corporation (formerly NYSE: EGN)

•
Crane Harbor Acquisition Corp. (formerly Nasdaq: CHAC)

•
Osprey Technology Acquisition Corp. (formerly NYSE: SFTW)

•
Osprey Energy Acquisition Corp. (formerly Nasdaq: OSPR)

•
Falcon Minerals Corporation (formerly Nasdaq: FLMN)

•
Titan Energy, LLC (formerly OTC: TTEN)

Current Nonprofit Boards
•
College of Arts and Sciences Advisory Board at the University of Pennsylvania

•
Lincoln Center Theater (Vice Chair)

•
Board of Trustees of the East Harlem School

•
Board of Trustees of the Arete Foundation

•
Board of Trustees of The American School of Classical Studies in Athens, Greece

Education
•
J.D., American University Washington College of Law

•
B.A., University of Pennsylvania

 2026 Proxy Statement / 17

PROPOSAL 1 — ELECTION OF DIRECTORS
BRIAN P. MACDONALD President and Chief Executive Officer, CDK Global, Inc. Age: 60 Director Since: March 2026 Independent Director Committees: • Nominating and Governance • TESS
Qualifications and Experiences that Help Us Deliver on Our Mission
Mr. MacDonald is an experienced executive with more than three decades of leadership across the automotive, energy, and technology sectors. He brings strong expertise in financial management, operational leadership, and public company governance. Mr. MacDonald currently serves as President and Chief Executive Officer of CDK Global, Inc., a leading automotive retail software provider, and has held numerous senior leadership roles across public and private companies. He provides valuable insight on operational execution, financial discipline, and technology-enabled business transformation.
Career Highlights
•
President and Chief Executive Officer, CDK Global, Inc. (formerly Nasdaq: CDK): 2022 – Present and 2016 – 2018

•
Chief Executive Officer and President, Hertz Equipment Rental Corporation: 2014 – 2015

•
Interim Chief Executive Officer, Hertz Corporation: 2014

•
President and Chief Executive Officer, ETP Holdco Corporation: 2012 – 2013

•
Various roles at Sunoco Corporation (formerly NYSE: SUN), including Chairman, Chief Executive Officer and President (2012) and Senior Vice President and Chief Financial Officer (2009 – 2012)

•
Various senior financial roles at Dell Inc. (NYSE: DELL) (n/k/a Dell Technologies Inc.), including Chief Financial Officer of Large Enterprise Business Unit and Vice President Treasury of Tax and Corporate Planning: beginning 2002

•
Various positions in financial management at General Motors Corporation (n/k/a General Motors Company (NYSE: GM)), including as Deputy Chief Financial Officer for Isuzu Motors Limited

Current Public Company Boards
•
Suncor Energy Inc. (NYSE: SU)

Past Public Company Boards
•
Computer Sciences Corporation (formerly NYSE: CSC)

•
Ally Financial Inc. (NYSE: ALLY)

•
Sunoco Logistics Partners L.P. (formerly NYSE: SXL)

Education
•
M.B.A., McGill University

•
B.S. in Chemistry, Mount Allison University

18 /

CORPORATE GOVERNANCE
Shareholder Engagement

We believe that strong relationships with our shareholders are critical to our long-term success. Our shareholder outreach program is led by a cross-functional team including members of our Investor Relations, Sustainability and Legal Departments at the direction of our Board. Through this year-round outreach, we solicit feedback on our executive compensation program, corporate governance, disclosure practices, corporate sustainability programs and long-term goals. We frequently include our Board members in our engagement meetings and share feedback with our entire Board. We also periodically ask our investment bankers to provide updates to our Board regarding investor sentiment.
At our annual general meeting in June 2025, approximately 96.74% of the votes cast were in favor of the 2024 compensation of our NEOs (the “2025 Say-on-Pay Vote”). Our Company was pleased to see the high level of support received from our shareholders. Our Board and Compensation Committee nevertheless feel that it is important to continue soliciting feedback from our shareholders to promote continued alignment. We engaged directly with our shareholders to discuss our compensation program and other governance topics throughout 2025 and 2026.
We initiated engagement about our compensation program during early 2026 with our top institutional holders, which represented approximately 58% of our total outstanding shares as of year-end 2025. We held conversations, sometimes over the course of multiple meetings, with holders representing approximately 22% of our outstanding shares as of year-end 2025.
 2026 Proxy Statement / 19

CORPORATE GOVERNANCE
Board of Directors

Board Leadership Structure

Chairperson:
John W. Chidsey

Lead Independent Director:
Alex Cruz

Number of Board Meetings in 2025

Board and Committee
Meeting Attendance by Directors

Annual General
Meeting Attendance by Directors

In connection with the refreshment of our Board in March 2026, our Board determined that our Company would benefit from having a combined Chairman and Chief Executive Officer position given Mr. Chidsey’s unique perspective, experience and ability to positively influence the overall direction and strategy of the Company. Mr. Cruz was concurrently appointed Lead Independent Director to promote strong corporate governance principles and play a significant role in leading our Board. Each of our Board’s committees is currently led by, and composed solely of, independent directors.
Our Board believes its current leadership structure best serves the objectives of our Board’s oversight of management, our Board’s ability to carry out its roles and responsibilities on behalf of our shareholders, and our overall corporate governance. We believe this leadership structure promotes clear communication, enhances strategic planning, and allows for the implementation of corporate strategies. Our current leadership structure is:

• John W. Chidsey	Chairperson of the Board, President and Chief Executive Officer
• Alex Cruz*	Lead Independent Director
• José E. Cil*	Chairperson of the Audit Committee
• Stephen G. Pagliuca*	Chairperson of the Compensation Committee
• Zillah Ellen Byng-Thorne*	Chairperson of the Nominating and Governance Committee
• Linda P. Jojo*	Chairperson of the TESS Committee

*
Independent Director

Our Lead Independent Director presides at all meetings of our Board at which our Chairperson of the Board is not present, including meetings of our independent directors. In addition, our Lead Independent Director serves as a liaison between our Chairperson and our independent directors and consults with the Chairperson of our Board regarding information sent to our Board and meeting schedules to assure that there is sufficient time for discussion of all agenda items. Our Lead Independent Director will also set the agenda for and call meetings of the independent directors and be available to communicate with our shareholders and media as a representative of our Board as needed.
Our Board periodically reviews the leadership structure of our Board and may make changes in the future.

20 /

CORPORATE GOVERNANCE
Board Meeting Attendance
During 2025, there were four meetings of our Board, four meetings of our Audit Committee, five meetings of our Compensation Committee, three meetings of our Nominating and Governance Committee and four meetings of our TESS Committee. Each of our directors attended more than 75% of the aggregate of all meetings of our Board and of any committees on which he or she served during 2025. Pursuant to our Corporate Governance Guidelines, in addition to regularly scheduled Board meetings, during 2025, our independent directors held four regularly scheduled executive sessions without the presence of Company management. Our then-Chairperson of the Board, who was an independent director, presided at such executive sessions.
We do not have a formal policy regarding Board member attendance at the annual general meeting of shareholders. All but two of our then-current directors and director nominees attended the annual general meeting of shareholders in 2025 in person or telephonically.

Board Committees

The standing committees of our Board include the Audit Committee, Compensation Committee, Nominating and Governance Committee and TESS Committee. Each committee has adopted a written charter and a copy of each committee charter is posted under “Corporate
Governance” on our website at www.nclhltd.com/investors. In addition to these committees, our Board may, from time to time, authorize additional Board committees to assist the Board in its responsibilities.

Chairperson: José E. Cil Number of Meetings in 2025 Other Committee Members • Zillah Ellen Byng-Thorne • Jonathan Z. Cohen • Alex Cruz
Audit Committee

Primary Responsibilities
The principal duties and responsibilities of our Audit Committee are to:
•
oversee and monitor the integrity of our financial statements;

•
monitor our financial reporting process and internal control system;

•
appoint our independent registered public accounting firm, determine its compensation and other terms of engagement, assess its independence and qualifications and oversee its work;

•
review our policies and guidelines with respect to risk assessment and management, and discuss with management our major risk exposures;

•
oversee the performance of our Internal Audit function; and

•
oversee our compliance with legal, ethical and regulatory matters.

Our Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties. It also has the authority to retain counsel and advisors to fulfill its responsibilities and duties.
Independence
All Audit Committee members are considered independent as defined in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and under applicable rules of the New York Stock Exchange (the “NYSE”). Mr. Abrams, Mr. Chidsey and Mr. Curtis, who served on our Audit Committee through February 4, 2025, February 11, 2026, and March 30, 2026, respectively, were considered independent during their service.
Audit Committee Financial Experts
Our Board has determined that each of our Audit Committee members qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. Their biographies are available under “Proposal 1 — Election of Directors.”

 2026 Proxy Statement / 21

CORPORATE GOVERNANCE
Chairperson: Stephen G. Pagliuca Number of Meetings in 2025 Other Committee Members • Jonathan Z. Cohen • Alex Cruz
Compensation Committee

Primary Responsibilities
The principal duties and responsibilities of our Compensation Committee are to:
•
provide oversight of the planning, design and implementation of our overall compensation and benefits strategies;

•
establish and administer incentive compensation, benefit and equity-related plans;

•
approve (or recommend that our Board approve) changes to our executive compensation plans, incentive compensation plans, equity-based plans and benefits plans;

•
establish corporate goals, objectives, salaries, incentives and other forms of compensation for our President and Chief Executive Officer and our other executive officers;

•
provide oversight of and review the performance of our President and Chief Executive Officer and other executive officers;

•
consider and discuss with management the risks inherent in the design of the Company’s compensation plans, policies and practices;

•
provide oversight of and review our share ownership and clawback policies; and

•
review and make recommendations to our Board with respect to the compensation and benefits of our non-employee directors.

Our Compensation Committee is also responsible for reviewing the “Compensation Discussion and Analysis” and for preparing the Compensation Committee Report included in this Proxy Statement.
Our Compensation Committee considers recommendations of our President and Chief Executive Officer in reviewing and determining the compensation, including equity awards, of our other executive officers. In addition, our Compensation Committee has the power to appoint and delegate matters to a subcommittee comprised of at least one member of our Compensation Committee. Our Compensation Committee does not currently intend to delegate any of its responsibilities to a subcommittee.
Our Compensation Committee is authorized to retain compensation consultants to assist in the review and analysis of the compensation of our executive officers. As further described under “Executive Compensation — Compensation Discussion and Analysis”, our Compensation Committee engaged Korn Ferry during 2025 to advise it regarding the amount and types of compensation that we provide to our executive officers, how our compensation practices compared to the compensation practices of other companies and to advise on matters related to our incentive compensation structures. Our Compensation Committee has assessed the independence of Korn Ferry and concluded that its engagement of Korn Ferry did not raise any conflict of interest.
Independence
All Compensation Committee members are considered independent under applicable NYSE rules and satisfy the additional independence requirements specific to Compensation Committee membership under the NYSE listing standards. Ms. Byng-Thorne, Mr. Curtis, Ms. David and Ms. Landry, who each served on our Compensation Committee through March 30, 2026, were considered independent during their service.

22 /

CORPORATE GOVERNANCE
Chairperson: Zillah Ellen Byng-Thorne Number of Meetings in 2025 Other Committee Members • Linda P. Jojo • Brian P. MacDonald • Stephen G. Pagliuca
Nominating and Governance Committee

Primary Responsibilities
The principal duties and responsibilities of our Nominating and Governance Committee are to:
•
establish criteria for our Board and committee membership, identify individuals qualified to become members of the Board of Directors and recommend to our Board qualified individuals to become members of our Board;

•
make recommendations to our Board regarding the size and composition of our Board and its committees;

•
advise and make recommendations to our Board regarding proposals submitted by our shareholders;

•
oversee the evaluation of our Board, its committees and management;

•
make recommendations to our Board regarding management succession;

•
make recommendations to our Board regarding our Board’s governance matters and practices; and

•
oversee our political spending and lobbying policies and practices.

Independence
All Nominating and Governance Committee members are considered independent under applicable NYSE rules. Mr. Chidsey, Ms. David and Mr. Abrams, who served on our Nominating and Governance Committee through February 11, 2026, March 30, 2026, and March 30, 2026, respectively, were considered independent during their service.

Chairperson: Linda P. Jojo Number of Meetings in 2025 Other Committee Members • José E. Cil • Kevin A. Lansberry • Brian P. MacDonald
Technology, Environmental, Safety and Security (“TESS”) Committee

Primary Responsibilities
The principal duties and responsibilities of our TESS Committee are to:
•
oversee matters, initiatives, reporting and public communications related to sustainability, environmental and climate-related matters;

•
oversee matters, initiatives, reporting and public communications related to human capital matters as well as other corporate social responsibility matters;

•
oversee our programs and policies related to technology, including artificial intelligence, innovation and cyber and information security, including data protection and privacy;

•
oversee our policies regarding safety and security; and

•
review with management significant risks related to technology (including artificial intelligence), cyber and information security (including data protection and privacy), safety, security, human capital, and sustainability, environmental and climate-related matters.

Independence
All TESS Committee members are considered independent under applicable NYSE rules. Mr. Abrams, Ms. David and Ms. Landry, who served on our TESS Committee through March 30, 2026, February 4, 2025 and March 30, 2026, respectively, were considered independent during their service.

 2026 Proxy Statement / 23

CORPORATE GOVERNANCE
The Nomination Process

Our Nominating and Governance Committee regularly evaluates our Board to ensure that our directors have the broad range of skills, expertise, industry knowledge and mix of background and experience needed to support our long-term strategy. Prior to each annual general meeting of shareholders, our Nominating and Governance Committee recommends to our Board nominee candidates that it has found to be well-qualified, willing and available to serve. In addition, our Nominating and Governance Committee recommends candidates to serve on our Board at other times during the year, as needed.
As described in our Corporate Governance Guidelines, our Nominating and Governance Committee seeks to recommend directors who: (1) understand elements relevant to the success of a publicly traded company, (2) understand our business and (3) have a strong educational and professional background. In selecting director nominees, our Nominating and Governance Committee also considers the individual’s independence, character, ability to exercise sound judgment and demonstrated leadership skills. Our Nominating and Governance Committee may engage a third-party search firm to assist it in identifying candidates for our Board and has regularly done so in past searches. Our Nominating and Governance Committee also considers the other time commitments of directors and director candidates to ensure they can dedicate appropriate time and attention to our Board and respective committees.
Our Nominating and Governance Committee will identify and consider candidates suggested by outside directors, management and/or shareholders and evaluate them in accordance with its established criteria. Director candidates recommended by shareholders will be considered in the same manner as recommendations from other sources. If a shareholder desires to recommend a director candidate for consideration by our Nominating and Governance Committee, recommendations should be sent in writing to the General Counsel and Secretary, Norwegian Cruise Line Holdings Ltd., 7665 Corporate Center Drive, Miami, Florida 33126, together with appropriate biographical information concerning each proposed director candidate.
Our Nominating and Governance Committee may request such additional information concerning the director candidate as it deems reasonably necessary to determine the eligibility and qualification of the director candidate to serve as a member of our Board. Shareholders who are recommending candidates for consideration by our Board in connection with the next annual general meeting of shareholders should submit their written recommendation no later than January 1 of the year of that meeting.
Mr. Pagliuca was identified for consideration to our Nominating and Governance Committee by a director on our Board.
Pursuant to a Cooperation Agreement by and among our Company and Elliott Investment Management L.P., Elliott Associates, L.P., and Elliott International, L.P., dated as of March 26, 2026 (the “Cooperation Agreement”), the Company agreed to appoint Mr. Cohen, Mr. Cruz, Mr. MacDonald and Mr. Lansberry to the Board, with Mr. Cohen and Mr. MacDonald appointed to Class III of the Board (with terms to expire in 2028), Mr. Lansberry appointed to Class II of the Board (with a term to expire in 2027) and Mr. Cruz appointed to Class I of the Board (with a term to expire in 2026).

Director Independence

Our Board has affirmatively determined that eight of our nine directors, Ms. Byng-Thorne, Mr. Cruz, Ms. Jojo, Mr. Lansberry, Mr. Pagliuca, Mr. Cil, Mr. Cohen and Mr. MacDonald, are independent under the applicable rules of the NYSE. Our Board determined that Mr. Chidsey was independent under the applicable rules of the NYSE prior to his appointment as President and Chief Executive Officer of our Company and that, as of February 12, 2026, Mr. Chidsey was no longer considered independent. Mr. Harry Sommer was not considered independent under applicable NYSE rules during his time on our Board due to his previous employment with the Company. Our Board also determined that Mr. Abrams, Ms. David, Mr. Curtis and Ms. Landry, who each resigned from our Board on March 31, 2026, were considered independent under the applicable rules of the NYSE during their time on our
Board. In considering the independence of each director, our Board reviews information provided by each director and considers whether any director has a material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us).
In connection with the review of Mr. Curtis’s independence during the period of his service on our Board, our Board and Nominating and Governance Committee considered a minor investment that Mr. Curtis had in an alternative fuel company our Company had conducted transactions with. Following a review of the relevant facts, our Board and Nominating and Governance Committee determined that Mr. Curtis maintained his independence pursuant to the applicable rules of the NYSE.

24 /

CORPORATE GOVERNANCE
Board, Director and Committee Evaluations

Each fall, our Nominating and Governance Committee leads our Board and its committees through a formal evaluation process. All members of our Board complete written questionnaires regarding the Board, its committees and general matters of strategy and focus. These questionnaires are designed to elicit information that will ultimately help improve the effectiveness of the Board and each committee. The Nominating and Governance Committee also solicits anonymous feedback regarding individual directors. The feedback from these questionnaires is then analyzed and discussed by both the Nominating and Governance Committee and the full Board to ensure that appropriate steps are taken to address any opportunities for improvement. For example, previous evaluations
resulted in:
•
changes to the composition of our committees and leadership,

•
an increased focus on talent reviews and succession planning, including additional opportunities for Board members to engage with members of management in formal and informal settings,

•
the formation of the TESS Committee,

•
the creation of a dedicated Sustainability Department, and

•
the designation of additional time for strategic discussions.

Board Risk Oversight

Our Board recognizes that effective risk oversight is critical to our long-term success and the fulfillment of its fiduciary duties to our shareholders. While our management team is responsible for the day-to-day management of our risks and implementing appropriate risk management strategies, our Board is responsible for setting the correct tone at the top, fostering an appropriate culture of risk management, understanding our key risks and monitoring how management mitigates such risks. Our Board uses its committees to assist in their risk oversight function as described below.

 2026 Proxy Statement / 25

CORPORATE GOVERNANCE
26 /

CORPORATE GOVERNANCE
At regular meetings of our Board, committee members report to the full Board regarding matters reported and discussed at committee meetings, including matters relating to risk assessment or risk management. Members of management provide regular reports to our Board, or its committees, regarding business operations, strategic planning, financial planning, cybersecurity, artificial intelligence, privacy, legal, environmental and climate-related matters, social and governance matters, compliance and regulatory matters, succession planning and human capital management, including any material risk to us relating to such matters. Our TESS Committee reviews metrics and information regarding our cybersecurity, artificial intelligence and privacy programs and the sustainability topics it is responsible for overseeing on at least a quarterly basis. At each meeting of our TESS Committee, members of the management team that are responsible for the areas our TESS Committee oversees have the opportunity to conduct a deep dive discussion regarding the relevant matter. For example, these meetings have resulted in detailed discussions about privacy and data governance, cybersecurity and related risks, technology risks, artificial intelligence, greenhouse gas emissions reporting and climate action. Our President and Chief Executive Officer, Executive Vice President and Chief Financial Officer, Executive Vice President, General Counsel, Chief Development Officer and Secretary, Executive Vice
President, Chief People Officer and Senior Vice President, Assistant General Counsel, Securities, Sustainability and Compliance regularly attend meetings of our Board and its committees when they are not in executive session and often report on and or supplement discussions on matters that may not be otherwise addressed.
Our Audit Committee also receives regular reports from our Senior Vice President of Internal Audit and Enterprise Risk Management, who facilitates our enterprise risk management process on behalf of management and our Audit Committee, to allow our major business risks to be assessed and managed appropriately. In addition, our management team is encouraged to communicate directly with directors regarding matters of interest, including matters related to risk, at times when meetings are not being held.
Our Board believes that the structure and assigned responsibilities described above provide the appropriate focus, oversight and communication of key risks we face. Our Board also believes that the processes it has established to administer our Board’s risk oversight function would be effective under a variety of leadership frameworks and therefore do not have a material effect on our Board’s leadership structure.

Sustainability

We provide updates to our stakeholders and publish details about our sustainability efforts in our Sail & Sustain® report and related website materials. For additional information regarding our sustainability initiatives, please visit our website at https://www.nclhltd.com/sustainability (which does not constitute a part of, and shall not be deemed incorporated by reference into, this Proxy Statement).

Succession Planning

Succession planning is part of our culture and a key component of our corporate governance strategy. We have a year-round focus on providing team members with opportunities to develop their leadership skills and add to our bench of talent through various training initiatives. Our Nominating and Governance Committee, President and Chief Executive Officer and Executive Vice President, Chief People Officer engage in a formal process to identify, evaluate, and select potential successors for our President and Chief Executive Officer and other members of senior management. This review has included work with a third-party advisor to facilitate the succession planning process, planned talent rotations so that members of the management team can gain familiarity with multiple areas of the business, the creation of development plans for senior leaders to help prepare them for future succession and contingency plans in the event our President and Chief Executive Officer is unable to serve for any reason, including death or disability. Members of management are also regularly invited to present to the Board and committees and meet with directors in informal settings to allow our directors to form a more complete understanding of our executives’ skills and character. This process culminates in a periodic review of potential successors and future leadership with the entire Board.

 2026 Proxy Statement / 27

CORPORATE GOVERNANCE
Insider Trading Policy and Procedures

We have adopted an insider trading policy governing, among other things, purchases, sales, and other dispositions involving our securities by all of our directors, officers, and employees. We believe our insider trading policy and procedures are reasonably designed to promote compliance with insider trading laws, rules, and regulations and the NYSE listing standards. Our insider trading policy is filed as Exhibit 19 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. Because our insider trading policy and procedures are designed to address transactions in our Company’s securities by our directors, officers, and employees, our insider trading policy does not govern our Company’s purchase of our securities.

Hedging, Pledging and Short Sale Prohibitions

Our insider trading policy also prohibits our senior officers (who are defined as those team members in positions at the Vice President and above level) and the members of our Board from engaging in any speculative transactions or in transactions that attempt to hedge or offset any decrease in the market value of our securities, including but not limited to put options, prepaid variable forwards, equity swaps and collars. Additionally, our insider trading policy prohibits senior officers, including our NEOs, and directors from engaging in short sales of our securities or engaging in transactions involving
Company-based derivative securities, including, but not limited to, trading in Company-based put option contracts, call option contracts, transacting in straddles, and the like. We also have a policy that prohibits senior officers and members of our Board from margining Company securities in a margin account or otherwise pledging Company securities as collateral for a loan. All other employees are strongly discouraged from engaging in the transactions described above.

Overboarding Policy

Our directors are limited to serving on the boards of directors of not more than four total public companies, including our Company, and any director who serves as an active executive officer of any public company, including our Company, is limited to serving on the board of directors of two total public company boards (including our Company). Additionally, members of our Audit Committee may not serve on the audit committees of the boards of directors of more than two other publicly traded companies, unless the Board determines that such simultaneous service would not impair the abilities of such member to effectively serve on our Audit
Committee. Our Nominating and Governance Committee also considers the other time commitments of directors and director candidates to ensure they can dedicate appropriate time to our Board and respective committees. Prior to accepting any position on the board of directors of any other organization, our directors must notify our Secretary. Each member of our Board is currently in compliance with our overboarding policy. Our Governance Committee reviews this policy periodically as part of its annual review of our Corporate Governance Guidelines.

Code of Ethical Business Conduct

We have a Code of Ethical Business Conduct that applies to all of our employees, including our principal executive officer, principal financial officer, principal accounting officer and controller and persons performing similar functions, and our directors. These standards are designed to deter wrongdoing and to promote honest and ethical conduct. Our Code of Ethical Business Conduct is posted on our website, www.nclhltd.com/investors, under “Governance — Governance Documents.”
We intend to disclose any waivers from, and amendments to, our Code of Ethical Business Conduct that apply to our directors and executive officers, including our principal executive officer, principal financial officer, principal accounting officer and controller and persons performing similar functions, by posting such information on our website, www.nclhltd.com/investors, to the extent required by applicable rules of the NYSE and rules and regulations of the SEC.

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CORPORATE GOVERNANCE
Corporate Governance Materials

Our Board has adopted Corporate Governance Guidelines, which provide the framework for the governance of our Company and represent our Board’s current views with respect to selected corporate governance issues considered to be of significance to our shareholders. The Corporate Governance Guidelines direct our Board’s actions with respect to, among other things, Board composition, director qualifications and background considerations, director independence, Board committees, succession planning and the Board’s annual performance evaluation. A current copy of the Corporate Governance Guidelines is posted on our website, www.nclhltd.com/investors, under “Governance — Governance Documents.”

Communicating with the Board

Shareholders and other interested parties may send written communications to our Board or to specified individuals on our Board, including the Chairperson of our Board, Lead Independent Director, or all independent directors as a group, c/o Norwegian Cruise Line Holdings Ltd.’s General Counsel and Secretary, at 7665 Corporate Center Drive, Miami, Florida 33126. All mail received will be opened and communications from verified shareholders that relate to matters that are within the scope of the responsibilities of our Board, other than solicitations, junk mail and frivolous or inappropriate communications, will be forwarded to the Chairperson of our Board or any specified individual director or group of directors, as applicable. If the correspondence is addressed to our Board, the Chairperson will distribute it to our other Board members if he determines it is appropriate for our full Board to review. In addition, if requested by shareholders, when appropriate, the Chairperson of our Board, Lead Independent Director, or other appropriate independent director will also be available for consultation and direct communication with shareholders.

 2026 Proxy Statement / 29

DIRECTOR COMPENSATION
Director Compensation Program

Our Board is focused on attracting and retaining members with the expertise, background and experience needed to lead our Company. Under our Directors’ Compensation Policy, each member of our Board who was not employed by us was entitled to receive the following cash compensation for their role on the Board, committees or oversight roles during 2025, as applicable:
Type of Retainer or Fee	Amount
Annual Cash Retainer	$100,000
Chairperson of the Board	$225,000
Chairperson of the Audit Committee	$40,000
Chairperson of the Compensation Committee	$40,000
Chairperson of the Nominating and Governance Committee	$40,000
Chairperson of the TESS Committee	$40,000
Audit Committee Member Retainer(1)	$20,000
Compensation Committee Member Retainer(1)	$20,000
Nominating and Governance Committee Member Retainer(1)	$20,000
TESS Committee Member Retainer(1)	$20,000

(1)
Chairperson of each committee is not eligible.

All annual retainers were pro-rated for partial years of service and payable in four quarterly installments. Each of our directors was also reimbursed for reasonable out-of-pocket expenses for attendance at Board and committee meetings.
Our directors had the right to elect to receive their $100,000 annual cash retainers in the form of a restricted share unit (“RSU”) award in lieu of cash. Any such RSU award was automatically granted on the first business day of 2025 and vested in one installment on the first business day of 2026. In addition, each director was entitled to receive an annual RSU award on the first business day of 2025 valued at $200,000 on the date of the award. Each director’s annual RSU award vested in one installment on the first business day of the calendar year following the year the award was granted. Each director’s annual RSU award was pro-rated if the director joined our Board after the first business day of the given year.
To enhance their understanding of our products, each director was invited to take one cruise with a guest of their choice on one of our Company’s brands annually. The director was responsible for taxes and certain fees and any onboard spending. Board members also have a cruise retirement benefit that allows non-employee directors who serve on the Board for nine or more years to receive certain cruise benefits post-retirement.
Mr. Chidsey received fees for his services as a director prior to his appointment as President and Chief Executive Officer of our Company and, as of February 12, 2026, is no longer entitled to receive any additional fees for his services as a director. Mr. Sommer, as a former employee of our Company, was not entitled to receive any additional fees for his services as a director during his time on our Board.
The following table presents information on compensation to the following individuals for the services provided as a director during the year ended December 31, 2025.

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DIRECTOR COMPENSATION
2025 Director Compensation

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
David M. Abrams(4)	140,000	199,999	—	—	—	—	339,999
Zillah Ellen Byng-Thorne	160,000	199,999	—	—	—	—	359,999
John W. Chidsey	144,444	183,323	—	—	—	—	327,767
José E. Cil(4)	160,000	199,999	—	—	—	—	359,999
Harry C. Curtis	160,000	199,999	—	—	—	—	359,999
Stella David(4)	366,944	199,999	—	—	—	—	566,943
Mary E. Landry	160,000	199,999	—	—	—	—	359,999
Linda P. Jojo	78,132	133,322	—	—	—	—	211,454

(1)
Mr. Abrams’ compensation relates to his role as a member of our Audit Committee, Nominating and Governance Committee and TESS Committee and as a director during 2025. Ms. Zillah Ellen Byng-Thorne’s compensation relates to her role as an Audit Committee, Compensation Committee and Nominating and Governance Committee member and as a director during 2025. Mr. Chidsey’s compensation relates to his role as Chairperson of our Nominating and Governance Committee and a member of our Audit Committee and as a director during 2025. Mr. Cil’s compensation relates to his role as the Chairperson of our TESS Committee and a member of our Audit Committee and as a director during 2025. Mr. Curtis’s compensation relates to his role as Chairperson of our Audit Committee, a member of our Compensation Committee and as a director during 2025. Ms. David’s compensation relates to her role as Chairperson of our Board, Chairperson of our Nominating and Governance Committee, a member of our Compensation Committee, a member of our TESS Committee and as a director during 2025. Any cash payments made to Ms. David were converted from dollars to pounds as of the exchange rate at the end of each applicable quarter. Ms. Landry’s compensation relates to her role as Chairperson of our Compensation Committee, as a member of our TESS Committee and as a director during 2025. Ms. Jojo’s compensation relates to her role as a member of our TESS Committee and as a director during 2025. No other directors received any form of compensation for their services in their capacity as a director during the 2025 calendar year and directors who did not serve in a role for the entire year received prorated cash payments.

(2)
The amounts reported in the “Stock Awards” column of the table above reflect the grant date fair value under Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) of the time-based RSU awards granted to our non-employee directors in 2025. The grant date fair value for the RSU awards was calculated as equal to the $25.92 closing price of our ordinary shares on the date of grant, January 2, 2025. The grant date fair value for the RSU awards for John W. Chidsey and Linda P. Jojo was calculated as equal to the $28.13 and $17.31 closing prices of our ordinary shares on their respective dates of grant of February 5, 2025 and May 7, 2025.

(3)
None of our non-employee directors held any outstanding options or restricted shares as of December 31, 2025. As of December 31, 2025, our non-employee directors held the following unvested RSUs:

Name	Unvested RSUs
David M. Abrams	11,574
Zillah Ellen Byng-Thorne	7,716
John W. Chidsey	6,517
José E. Cil	11,574
Harry C. Curtis	7,716
Stella David	11,574
Mary E. Landry	7,716
Linda P. Jojo	7,702

(4)
Mr. Abrams, Mr. Cil and Ms. David elected to receive their full annual retainers in the form of RSU awards. Accordingly, they received 3,858 RSUs in lieu of their annual retainers for 2025. The retainers that these directors elected to receive in RSUs are reported as though they had been paid in cash and such retainer had not been converted into RSUs.

 2026 Proxy Statement / 31

DIRECTOR COMPENSATION
Director Share Ownership Policy
To reinforce our Board’s philosophy that meaningful ownership in our Company provides greater alignment between our Board and our shareholders, our Board adopted a share ownership policy. The share ownership policy requires non-employee directors who receive compensation from our Company to own a number of our ordinary shares equal to three times their annual cash retainer, with such values determined annually based on the average daily closing price of our ordinary shares for the previous calendar year.
Non-employee directors have five years from their appointment to meet the requirements of the share ownership policy and are required to retain 50% of the net after-tax shares received in respect of equity awards until they are in compliance. All of our non-employee directors who receive compensation for their service as a director have exceeded the requirements or are on track to meet their objectives within the five-year period.

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PROPOSAL 2 — ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
We are providing our shareholders with the opportunity to vote, on a non-binding, advisory basis, on the compensation of our NEOs as disclosed in this Proxy Statement.
Our Compensation Committee was pleased to see our shareholders express significant support during our 2025 Say-on-Pay Vote, but we nevertheless continued to engage directly with our shareholders to gather their feedback and continue to make improvements to our compensation program.
Shareholders are strongly encouraged to read the “Compensation Discussion and Analysis,” which discusses in detail how our compensation policies and practices implement our compensation philosophy.
We are asking our shareholders to indicate their support for our NEOs’ compensation as described in this Proxy Statement. The vote on this resolution, commonly known as a “Say-on-Pay Vote”, is not intended to address any specific element of compensation; rather, the vote relates to the overall compensation of our NEOs. The vote is advisory, which means that the vote is not binding on our Company, our Board or our Compensation Committee. However, our Compensation Committee, which is responsible for designing and overseeing our executive compensation program, values the opinions expressed by our shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our NEOs.
Pursuant to the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our Board requests your advisory vote on the following resolution at the Annual General Meeting:
RESOLVED, that the shareholders of our Company approve, on an advisory basis, the overall compensation of our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosures set forth in the Proxy Statement for this Annual General Meeting.
Our current policy is to provide our shareholders with an opportunity to approve the compensation of our NEOs each year at the annual general meeting of shareholders. It is expected that the next such vote will occur at the 2027 annual general meeting of shareholders, although we will consider the views of shareholders expressed on our vote on the frequency of future Say-on-Pay Votes (Proposal No. 3).

Board Recommendation

OUR BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.
 2026 Proxy Statement / 33

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

Delivering Results and Building for the Future
2025 was a year of solid financial performance and continued progress in strengthening our business. We generated total revenue of $9.8 billion, GAAP net income of $423.2 million, and EPS of $0.92. We increased Adjusted EBITDA by 11% to $2.73 billion and increased Adjusted EPS by 19% to $2.11. At the same time, we continued investing in our brands, fleet and destinations, including completing the first phase of enhancements at Great Stirrup Cay. Adjusted EBITDA and Adjusted EPS are non-GAAP financial metrics. See Appendix B for reconciliations to the nearest GAAP financial metrics.
Financial Performance
•
Generated year-over-year growth in revenue, reflecting the strength of demand across the portfolio.

•
Delivered financial results that supported long-term value creation.

•
Entered 2026 with constructive longer-term demand trends, improving occupancy expectations and particularly strong demand across the Company’s luxury brands.

Guest Experience & Brand Investment
•
Completed key destination and product enhancements, including enhancements at Great Stirrup Cay, designed to elevate the guest experience and support pricing power.

•
Enhanced the digital guest experience, launching a new Norwegian Cruise Line brand website, as well as improvements to our app.

•
Continued investing in brand differentiation and onboard offerings across the fleet.

Fleet & Destination Development
•
Advanced long-term fleet planning to provide measured capacity growth and enhanced brand positioning, including the delivery of two ships, Norwegian Aqua and Oceania Allura.

•
Announced an order for three new cruise ships in February 2026, one for each of the Company’s brands, with deliveries scheduled for 2036 and 2037.

•
Norwegian Luna debuted in March 2026, with delivery of Seven Seas Prestige expected later this year.

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EXECUTIVE COMPENSATION

FULL YEAR 2025
Financial Performance[1]

TOP LINE PERFORMANCE
Revenue
$9.8B

PROFITABILITY	
Net Income	Adjusted EBITDA
$423M	$2.73B

EARNINGS PER SHARE	
EPS	Adjusted EPS
$0.92	$2.11

RETURN ON INVESTED CAPITAL	
ROIC	Adjusted ROIC
9.9%	11.1%

LEVERAGE	
Total Debt	Net Leverage
$14.6B	5.3x

(1)
Adjusted EBITDA, Adjusted EPS, Adjusted ROIC and Net Leverage are non-GAAP financial metrics. See Appendix B for reconciliations to the nearest GAAP financial metrics.

 2026 Proxy Statement / 35

EXECUTIVE COMPENSATION
Shareholder Outreach Regarding Compensation Program
We believe that a continuous engagement program is an integral part of delivering value to our shareholders. We maintain an active, year-round engagement program regarding finance, strategy and sustainability topics which provides our shareholders with access to various members of our executive team and our Board.
At our annual general meeting in June 2025, approximately 96.74% of the votes cast were in favor of the 2024 compensation of our NEOs. Our Company was pleased to see the high level of support received from our shareholders. Our Board and Compensation Committee nevertheless feel that it is important to continue soliciting feedback from our shareholders to promote continued alignment. We engaged directly with our shareholders to discuss our compensation program and other governance topics throughout 2025 and 2026.
We initiated engagement about our compensation program during early 2026 with our top institutional holders, which represented approximately 58% of our total outstanding shares as of year-end 2025. We held conversations, sometimes over the course of multiple meetings, with holders representing approximately 22% of our outstanding shares as of year-end 2025.
The results of this outreach were shared with the entire Board. The key feedback we received from shareholders at these meetings and our responses to the feedback included:

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EXECUTIVE COMPENSATION
Key Investor Feedback
WHAT WE HEARD	HOW WE RESPONDED
Supported strong alignment between executive compensation and increased shareholder value	Increased weighting for 2026 annual long-term incentives from being 50% performance-based to 60% performance-based
60% of new CEO’s 2026 long-term incentive is based on total shareholder return (“TSR”) compounded annual growth rates over a four-year period
Added a relative TSR modifier to 2026 long-term incentives for other NEOs
Shareholders advised that they supported the improvements to the 2025 compensation program, which had been previewed in the prior Proxy Statement	With the encouragement of our shareholders, our Compensation Committee carried the improvements to the 2025 compensation program into the 2026 compensation program
Requested that the Compensation Committee be thoughtful about the types of adjustments made to financial performance metrics for the executive compensation program
Our Compensation Committee gave careful consideration to the types of adjustments that would be made to GAAP measures in the definitions of the non-GAAP metrics used for the executive compensation program to motivate the right types of management behavior

Advised that they were supportive of the Adjusted ROIC metric being included in the NEOs’ long-term incentives	Our Compensation Committee again included Adjusted ROIC as a metric in our 2025 and 2026 long-term incentives
2025 Compensation Program Summary

Short-Term Compensation	**Base Salary**	Fixed cash

At Risk Compensation	Short-Term Compensation	**Annual Cash Performance Incentive**	• Adjusted EPS (80% of target):
			  • Threshold: $1.79
			  • Target: $2.09
			  • Max: $2.33
			• Strategic (10% of target): successfully clear Passenger Ship Safety Certificate inspections and fleet average U.S. Public Health inspection score is 92 or above
			• Sustainability (10% of target): successfully reduce GHG intensity for 2025 by 3% compared to a 2019 baseline on a per Capacity Day basis

			2025 NEO payout: 110.8% of target

At Risk Compensation	Long-Term Compensation	**Equity**	NEO grants 50% PSU / 50% RSU

			PSUs
			• 1/3rd earned if average Adjusted Operational EBITDA Margin as of 12/31/25, 12/31/26 and 12/31/27 is between:
			  • Threshold: 37.2%
			  • Target: 38.1%
			  • Max: 39.5%
			• 1/3rd earned if Adjusted ROIC as of 12/31/27 is between:
			  • Threshold: 12.0%
			  • Target: 12.5%
			  • Max: 13.0%
			• 1/3rd earned if Net Leverage as of 12/31/27 is between:
			  • Threshold: 4.11x
			  • Target: 3.89x
			  • Max: 3.65x
			• Time-based requirement through 3/1/28

			RSUs
			Vest equally on 3/1/26, 3/1/27 and 3/1/28

		Other Compensation and Benefits	Perquisites, severance benefits, security benefits, retirement benefits, additional benefits payable upon a change of control

 2026 Proxy Statement / 37

EXECUTIVE COMPENSATION
2025 Named Executive Officers
Our NEOs for 2025 were:
Harry Sommer	Former President and Chief Executive Officer (through February 12, 2026)
Mark A. Kempa	Executive Vice President and Chief Financial Officer
Patrik Dahlgren	Executive Vice President, Chief Vessel Operations and Newbuild Officer
Daniel S. Farkas	Executive Vice President, General Counsel, Chief Development Officer and Secretary
David Herrera	Former President, Norwegian Cruise Line (through August 20, 2025)
Jason Montague	Chief Luxury Officer (beginning February 17, 2025)
Our Compensation Committee determines all aspects of our executive compensation program and makes all compensation decisions affecting our NEOs. Mr. Pagliuca, Mr. Cohen and Mr. Cruz joined our Board and Compensation Committee on March 31, 2026. While they reviewed the Compensation Discussion and Analysis section of this Proxy Statement, they did not participate in any decision making about our executive compensation prior to joining our Board. Ms. Landry, Ms. Byng-Thorne, Mr. Curtis and Ms. David served on our Compensation Committee during 2025. None of our NEOs are members of our Compensation Committee or otherwise had any role in determining the compensation of our other NEOs. Our Compensation Committee considered the recommendations of Mr. Sommer in setting 2025 compensation levels for NEOs besides himself.
John Chidsey became our President and Chief Executive Officer on February 12, 2026 and Marc Kazlauskas became President, Norwegian Cruise Line on January 19, 2026.

Elements of our Executive Compensation Program
Base Salaries
Each NEO is party to an employment agreement which provides a minimum base salary, subject to annual review by our Compensation Committee. Decisions regarding adjustments to base salaries are made at the discretion of our Compensation Committee, as all automatic base salary increases have been eliminated. Base salaries are used to attract and retain highly qualified executives. In reviewing base salary levels for our NEOs, our Compensation Committee considers the following factors: job responsibilities, leadership and experience, value to our Company, the recommendations of our President and Chief Executive Officer (other than with respect to his own base salary) and the base salaries of executives in comparable positions at our Peer Group (as defined below) companies. Adjustments to base salaries were made following a careful review of benchmarking of comparable roles due to their contributions to the Company’s financial performance in 2025.

NEO	2024 Base Salary	2025 Base Salary(1)
Harry Sommer	$1,150,000	$1,300,000
Mark A. Kempa	$940,000	$975,000
Patrik Dahlgren	$920,000	$975,000
Daniel S. Farkas	$717,500	$750,000
David Herrera	$850,273(2)	$975,000(3)
Jason Montague	$—	$975,000(3)

(1)
Effective January 1, 2026, following a benchmarking review against our Peer Group, our Compensation Committee increased annual base salaries as follows: Mr. Kempa — $1,000,000; Mr. Dahlgren — $1,000,000; Mr. Farkas — $775,000 and Mr. Montague — $1,000,000. Mr. Sommer’s annual base salary for 2026 was not increased. Mr. Sommer’s increase in annual base salary from 2024 to 2025 was market driven and made to bring Mr. Sommer closer to the peer median for annual base salaries.

(2)
Reflects blended rates. Effective January 1, 2024, Mr. Herrera’s base salary was increased to $800,000 and effective July 1, 2024, Mr. Herrera’s base salary was increased to $900,000.

(3)
Reflects annualized base salary. Mr. Herrera was terminated from his position on August 20, 2025. Mr. Montague was appointed to his role on February 17, 2025. Prior to that, Mr. Montague received an annualized base salary of $500,000 for his role as Special Advisor.

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EXECUTIVE COMPENSATION
Annual Performance Incentives
Each of our NEOs is eligible for an annual cash performance incentive based on the attainment of performance objectives for the fiscal year. Annual cash performance incentives ensure that a portion of our NEOs’ annual compensation is at risk, based on our performance against pre-established, objective targets. Our Compensation Committee uses annual cash performance incentives to motivate our NEOs to achieve our annual financial and strategic objectives and to attract and retain top executives.
Target Annual Cash Performance Incentive Opportunities.   Our Compensation Committee annually establishes each NEO’s annual cash performance incentive opportunity by evaluating a variety of factors, including: (1) scope of responsibilities and position, (2) expertise and experience, (3) potential to achieve business objectives, (4) competitive compensation market data, including the bonus opportunities provided by our Peer Group, (5) ability to create shareholder value and (6) recommendations of our President and Chief Executive Officer. Mr. Sommer’s minimum annual cash bonus opportunity was developed by our Compensation Committee in connection with his employment agreement; however, the opportunity and performance metrics were considered and determined by our Compensation Committee each year, as discussed below.
Corporate Performance Measures.   Each year, our Compensation Committee establishes the performance objectives for the annual cash performance incentives. The performance objectives are based on financial or strategic performance at the consolidated NCLH level as our Compensation Committee believes this structure most closely aligns the interests of our NEOs and our shareholders. The actual annual cash performance incentive earned by our NEOs is determined by our Compensation Committee based on the level of achievement of the pre-established corporate performance objectives. After the end of the year, our Compensation Committee reviews our actual performance against the target levels. Our Compensation Committee is required by our Plan terms to exercise its judgment whether to reflect or exclude the impact of extraordinary, unusual or infrequently occurring, or unforeseen events in determining the extent to which the performance measures are met.
2025 Annual Performance Incentive Metrics.   For 2025, our NEOs were eligible to earn their annual performance incentives based on the achievement of three performance metrics that our Compensation Committee believed were crucial to our Company’s success. Incremental payments are made for achievement between the specified targets in the Adjusted EPS table below and the maximum amount that could have been paid for outperformance was 200% of target. Our Compensation Committee chose Adjusted EPS as our most heavily weighted metric as our management team uses this non-GAAP metric to assess our operating performance. Importantly, the target amount for our Adjusted EPS metric of $2.09 marked a rigorous goal for 2025 as it represented an over 18% increase in our Adjusted EPS performance versus our 2024 Adjusted EPS of $1.77. The strategic metric related to health and safety was selected as the health and safety of our guests and crew is paramount to our guests choosing us as their preferred vacation provider. Our sustainability metric was selected because our Compensation Committee continues to believe that our focus on our decarbonization journey will be important to our Company’s ability to remain in compliance with current and proposed regulations. The payouts for our health and safety and sustainability metrics were capped at the target amount.

2025 Annual Performance Incentive Metrics
January 1, 2025 - December 31, 2025 Performance Period
 2026 Proxy Statement / 39

EXECUTIVE COMPENSATION
The following table summarizes our Company’s actual performance under each metric:
2025 Metric Category	Threshold Metric	Target Metric	Maximum Metric	Actual 2025 Performance	% of Target (100% of Possible 200%)	Payout
Adjusted EPS	$1.79	$2.09	$2.33	$2.12(1)	0-80%	Slightly above target 90.8%
Strategic Health & Safety Goal	—	Successfully clear all Passenger Ship Safety Certificate inspections, securing a full-term or short-term certificate for our fleet and our fleet average United States Public Health inspection score is 92 or above	—
Our Compensation Committee determined that in 2025 our Company successfully cleared all Passenger Ship Safety Certificate inspections and our fleet average United States Public Health inspection score was ~97.4
					0-10%	Target 10%
Sustainability Metric	—	Earned if we reduced greenhouse gas intensity for 2025 by 3%, compared with a 2019 baseline with intensity measured on a per Capacity Day basis. The target covers the Company’s emissions from its fleet of ships, islands and facilities (Scopes 1 & 2) as well as upstream fuel- and energy-related activities, including well-to-tank emissions (portion of Scope 3)	—	Our Compensation Committee determined that we achieved a 7.31% reduction in greenhouse gas intensity for 2025 vs. 2019	0-10%	Target 10%
				Total Payout:		110.8%

(1)
Amount shown reflects Adjusted EPS approved by our Compensation Committee, which includes additional adjustments provided for in the definition of Adjusted EPS for purposes of our annual cash performance incentives. See “Terms Used in this Proxy Statement” for the related definition. Adjusted EPS as reported in our Annual Report on Form 10-K is defined differently, and was $2.11 for 2025 which represented a modest one cent difference from the amount used for incentive plan purposes).

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EXECUTIVE COMPENSATION
The following table summarizes the target amount and actual payout of our 2025 annual performance incentives for each NEO.
Name	Target Annual Performance Incentive Amount	Actual Annual Performance Incentive Paid	% of Target Paid
Harry Sommer	$2,600,000 (200% of base salary)	$2,880,800	110.8%
Mark A. Kempa	$975,000 (100% of base salary)	$1,080,300	110.8%
Patrik Dahlgren	$975,000 (100% of base salary)	$1,080,300	110.8%
Daniel S. Farkas	$750,000 (100% of base salary)	$831,000	110.8%
David Herrera	$975,000 (100% of base salary)	$686,656(1)	110.8%
Jason Montague	$975,000 (100% of annualized base salary)	$1,080,300	110.8%

(1)
Mr. Herrera’s bonus was pro-rated to reflect his termination on August 20, 2025.

Long-Term Equity Incentive Compensation
The following table summarizes the equity awards our Compensation Committee granted in 2025 and how they accomplish our compensation objectives.
Components of Long-Term Equity Incentive Compensation	What It Is	Why We Use It	2025 Weighting
Regular-cycle PSUs (performance share units), granted March 2025
Opportunity to receive a specified number of shares based on achievement of performance objectives determined by our Compensation Committee.
Includes an additional service requirement following the end of the performance period.
		Focuses our NEOs on the achievement of key performance objectives over a multi-year period. Serves as a retention incentive.	50% of total target equity award
Regular-cycle RSUs (restricted share units), granted March 2025	Right to receive a specified number of shares at the time the award vests. Value fluctuates with the price of our ordinary shares. Vests in three equal installments in March 2026, 2027 and 2028.	Aligns our NEOs’ interests with those of our shareholders. Serves as a retention incentive.	50% of total target equity award
In determining the value granted to each NEO, our Compensation Committee considers each NEO’s position, their expected contribution toward achieving our long-term objectives, a review of Peer Group compensation levels and recommendations of our President and Chief Executive Officer (other than with

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EXECUTIVE COMPENSATION
respect to his own compensation). Our Compensation Committee generally makes equity awards to our NEOs and other members of management once a year, but awards may be granted outside this annual grant cycle in connection with events such as hiring, promotion or extraordinary performance or other circumstances.
2025 NEO Equity Awards.   Prior to the issuance of our NEOs’ 2025 equity awards, we engaged with our top shareholders to solicit their thoughts on our compensation program, including the types of metrics we use for our long-term incentives. Our Compensation Committee also worked with their independent compensation consultant, Korn Ferry, to review our equity award practices and compare them with our Peers. During our engagement, our shareholders emphasized the importance of aligning our management team’s 2025 compensation with our then established long-term strategy and publicly announced Charting the Course initiative and communicated that they valued
Adjusted ROIC as a metric as it focused the management team on effectively deploying our capital. In direct response to shareholder feedback, our Compensation Committee aligned the metrics used in our equity awards granted in March 2025 with our then current long-term growth strategy. Our Compensation Committee continues to evaluate appropriate long-term performance goals to ensure alignment with our strategic direction and shareholder interests.
One third of the 2025 equity awards were based on each of the following metrics: average Adjusted Operational EBITDA Margin for the twelve months ended in 2025, 2026 and 2027, Adjusted ROIC measured as of December 31, 2027, and Net Leverage as of December 31, 2027. The definitions of each of these metrics are included in “Terms Used in this Proxy Statement.” Pro-rata achievement between the threshold, target and max targets is possible.

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EXECUTIVE COMPENSATION
2025 Equity Awards
On March 3, 2025, our NEOs received an annual award of RSUs and target award of PSUs worth the following approximate amounts as of the date of the award:
Name	Target PSU Value	RSU Value
Harry Sommer(1)	$4,750,000	$4,750,000
Mark Kempa	$1,150,000	$1,150,000
Patrik Dahlgren	$1,150,000	$1,150,000
Daniel S. Farkas	$1,080,000	$1,080,000
David Herrera	$1,150,000	$1,150,000
Jason Montague	$1,150,000	$1,150,000

(1)
Mr. Sommer’s increase in PSU/RSU value from 2024 to 2025 was market driven and made to bring Mr. Sommer closer to the peer median for annual equity awards.

The actual number of shares awarded to these NEOs was determined by dividing the target grant value by our closing share price on the date of grant and may differ slightly due to rounding.
In each case above, the RSU awards vest in three equal installments on March 1, 2026, 2027 and 2028.
Prior Year PSU Payout Results.   Pursuant to the terms of the March 1, 2023 (and in the case of Mr. Sommer and Mr. Dahlgren only, the July 5, 2023) award agreements with Mr. Sommer, Mr. Kempa, Mr. Farkas and Mr. Dahlgren, half of the total potential value of the 2023 PSU awards was subject to a relative average Adjusted EPS metric that required our Company’s average Adjusted EPS growth from December 31, 2023 to December 31, 2025 to outperform the earnings per share (“EPS”) growth of the S&P 500 Index by a percentage between 5% and 15%. The other half of the total potential value of our 2023 PSU awards was subject to a metric based on average booked position for the following year as of the end of 2023, 2024 and 2025. For the average booked position, the ability to earn that portion of the award began at a target of 60.8% and included the ability to earn a maximum payout for achievements at or above 61.2%. Pro-rata achievement between the threshold, target and max

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EXECUTIVE COMPENSATION
targets was possible. In February 2026, our Compensation Committee determined that our Company’s average Adjusted EPS growth from December 31, 2023 through December 31, 2025 exceeded the average EPS growth of the S&P 500 by 87% and the average booked position as of the end of 2023, 2024 and 2025 was 65.1%, resulting in these NEOs earning the maximum number of shares pursuant to the PSU award agreements.
2026 NEO Short- and Long-Term Incentives.   While our Compensation Committee believed many shareholders were happy with the metrics used in our 2025 PSU awards based on shareholder feedback, our
Compensation Committee determined it would be beneficial to further align our NEOs with shareholder interests by introducing a relative TSR modifier to our 2026 PSUs and otherwise maintain the same metrics for the 2026 PSUs. Our Compensation Committee also determined it was appropriate to maintain the same metrics for the 2026 short-term incentive as it did for the 2025 annual incentive plan. See “Terms Used in this Proxy Statement” for definitions of these metrics. Our new President and Chief Executive Officer, Mr. John Chidsey, is subject to different short- and long-term incentives that were negotiated in connection with his appointment to the role.

2026 Long-Term Incentive Preview

Equity Vehicle	Measure	Detail
PSUs 60%	**Adjusted Operational EBITDA Margin** **1/3rd**	Shares earned based on average Adjusted Operational EBITDA Margin as of 12/31/26, 12/31/27 and 12/31/28
	Adjusted ROIC **1/3rd**	Shares earned based on Adjusted ROIC as of 12/31/28
	Net Leverage **1/3rd**	Shares earned based on Net Leverage as of 12/31/28
RSUs 40%		Shares vest ratably in three equal installments on March 1 of 2027, 2028, and 2029

All earned PSUs are subject to an additional service-based vesting requirement through 3/1/29

Relative TSR Modifier
vs. Dow Jones U.S. Travel and Leisure Index
(12/31/25 to 12/31/28 Performance Period)

Performance Goal	Relative Percentile Rank	Payout Multiplier
Minimum	<30th percentile	-20%
Threshold	At 30th percentile	0%
Target	At 80th percentile	0%
Maximum	>80th percentile	+20%

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EXECUTIVE COMPENSATION

2026 Short-Term Incentive Preview

Measure	Detail
Adjusted EPS **80% of Target**	Portion of annual cash bonus earned based on Adjusted EPS for full year 2026
Strategic – Health & Safety **10% of Target**	Portion of annual cash bonus earned if the Company successfully clears all Passenger Ship Safety Certificate inspections and our Company's fleet average United States Public Health inspection score is 92 or above for 2026
Strategic – Sustainability **10% of Target**	Portion of annual cash bonus earned if we reduce GHG intensity for 2026 by 10%, compared with a 2019 baseline with intensity measured on a per Capacity Day basis. Target covers emissions from our fleet of ships, islands and facilities (Scopes 1 & 2) as well as upstream fuel- and energy-related activities, including well-to-tank emissions (portion of Scope 3)

Compensation for New President and Chief Executive Officer
Mr. Chidsey was appointed as President and Chief Executive Officer on February 12, 2026. He has extensive experience leading large global consumer-facing businesses, including companies with franchised and other yield-driven, asset-intensive operating models. Over the course of his career, he has served in numerous executive leadership roles at pivotal moments, focusing on improving operational performance, strengthening execution and driving long-term value creation.
Mr. Chidsey’s employment agreement was approved by our Compensation Committee, in consultation with its independent compensation consultant, Korn Ferry, and is based on the same form of employment agreement that applies to our other senior executive officers described below. His compensation structure is designed to immediately align his incentives with long-term shareholder value creation, with the majority of his long-term compensation delivered in performance-based equity. Mr. Pagliuca, Mr. Cohen and Mr. Cruz joined our Board and Compensation Committee on March 31, 2026. While they reviewed the Compensation Discussion and Analysis section of this Proxy Statement, they did not participate in any decision making about the executive compensation disclosed in this Proxy Statement, including Mr. Chidsey’s employment agreement and equity award. Ms. Landry, Ms. Byng-Thorne, Mr. Curtis and Ms. David served on our Compensation Committee through March 30, 2026.
Under the employment agreement, Mr. Chidsey is entitled to an annual base salary of $1,715,000. Beginning with our 2027 fiscal year, he will participate in the annual cash performance incentive plan with a target annual incentive opportunity equal to 175% of his base salary. For fiscal 2026, and as Mr. Chidsey transitions into his role as President and Chief Executive Officer, his annual bonus is fixed at $2.9 million, which is below his target annual incentive amount, with no opportunity to earn a higher payout regardless of performance results achieved.
As an inducement to encourage Mr. Chidsey to accept full-time employment as President and Chief Executive Officer of our Company, he was granted a one-time target equity award with an intended value of approximately $48 million. The award was structured as a “front-loaded” grant covering four years of annual equity incentives and designed to provide Mr. Chidsey with a meaningful at-risk equity interest in our Company that may be earned over the initial four-year term of his employment. When determining the value of Mr. Chidsey’s four-year “front-loaded” grant, our Compensation Committee reviewed annual equity grant benchmarks among our peers to help establish a grant value intended to appropriately incentivize sustained shareholder value creation while maintaining a competitive compensation level. Based on these considerations, our Compensation Committee determined that the annualized intended grant value of approximately $12 million was market-aligned and within the competitive

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EXECUTIVE COMPENSATION
range for similarly situated peers based on size and industry profile, appropriately encouraging Mr. Chidsey’s contributions over the next four-year period. Consistent with the front-loaded structure, our Compensation Committee does not intend to grant Mr. Chidsey additional equity awards until 2030, absent extraordinary circumstances. Unlike other similarly situated executives, Mr. Chidsey’s employment agreement does not entitle him to participate in our Amended and Restated 2013 Performance Incentive Plan or any successor equity incentive plan.
The approved award was delivered in a mix of a target number of 1,172,638 PSUs with an intended approximate grant date value of $28.8 million, which represent 60% of the total intended value of the one-time equity award, and 967,254 RSUs with an intended grant date value of $19.2 million, which represent 40% of the total intended value of the one-time equity award.
The RSUs will vest in four substantially equal annual installments on each of the first four annual anniversaries of March 1, 2026. The PSUs will be eligible to “cliff vest” at the end of a four-year performance period beginning in 2026, but only if applicable absolute total shareholder return compounded annual growth rate (“TSR CAGR”) targets are achieved. If our TSR CAGR achieved for the performance period is: (i) less than 5%, none of the PSUs will vest, (ii) 5%, 50% of the target number of PSUs will vest, (iii) 10%, 100% of the target number of PSUs will vest, or (iv) 20% or more, 200% of the target number of PSUs will vest. For performance that falls between these milestones, the PSU vesting will be determined based on linear interpolation.
Mr. Chidsey must generally remain continuously employed through the date the performance targets are achieved in order to vest in any PSUs becoming earned based on performance. However, the award agreement provides for forfeiture, pro-rata vesting or accelerated vesting for certain qualifying terminations of Mr. Chidsey’s employment.
Mr. Chidsey’s RSUs and PSUs were granted outside the terms of our Amended and Restated 2013 Performance Incentive Plan and approved by our Compensation Committee in reliance on the employment inducement exemption under the NYSE’s listing rules.

Policies and Practices Related to the Grant of Certain Equity Awards
Our Company grants equity awards, and can, and has in the past, granted stock options. Our Company has not granted stock options since 2016 and does not currently intend to do so in the future. Neither the Board nor the Compensation Committee takes material nonpublic information into account when determining the timing or terms of equity awards, nor does our Company time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Benefits and Perquisites
We provide our NEOs with retirement benefits under our 401(k) Plan, participation in our medical, vision, dental and insurance programs and vacation and other holiday pay, all in accordance with the terms of such plans and programs in effect and substantially on the same terms as those generally offered to our other employees (although vacation benefits may differ).
In addition, our NEOs receive a cash automobile allowance, a cruise benefit for Company cruises, including certain travel for immediate family, as well as coverage under an executive medical plan which provides reimbursement of certain out-of-pocket medical, vision and dental expenses. Under the terms of his employment agreement, Mr. Chidsey is not eligible to receive an automobile allowance, executive medical plan benefits or any other benefits we consider to be perquisites. We believe that the level and mix of perquisites we provide to our NEOs is consistent with market compensation practices. At the recommendation of our Senior Vice President and Chief Security Officer, our Company paid certain costs related to residential security upgrades and monitoring for Mr. Sommer, Mr. Kempa and Mr. Montague and identity theft monitoring for Mr. Sommer. Our Company also paid certain costs related to airport lounge access for Mr. Sommer.
If Messrs. Kempa, Dahlgren, Farkas, or Montague meet certain retirement eligibility requirements and conditions in their employment agreements, and remain employed with the Company through an agreed retirement date, they will be entitled to certain retirement benefits described under “Executive Compensation Tables — Potential Payments Upon Termination or Change in Control.”

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EXECUTIVE COMPENSATION
Severance Arrangements and Change in Control Benefits
Each of our NEOs, other than Mr. Sommer and Mr. Herrera, is employed pursuant to an employment agreement providing for severance payments and benefits upon an involuntary termination of the NEO’s employment by us without “cause” or by him for “good reason”. The severance payments and benefits in each employment agreement were negotiated in connection with the execution of each employment agreement. In each case, our Compensation Committee determined that it was appropriate to provide the executive officer with severance payments and benefits under the circumstances in light of each of their respective positions with us, general competitive practices and as part of each of their overall compensation packages.
When negotiating each executive officer’s severance payments and benefits, our Compensation Committee took into consideration an analysis of the severance payments and benefits provided to similarly situated executives at our Peer Group companies. The severance payments and benefits payable to each of our NEOs upon a qualifying termination of employment generally include a cash payment based on a multiple of base salary, a pro-rata portion of any annual cash incentive actually earned for the year of termination of employment, continuation of payments in respect of certain benefits and, in certain cases only, accelerated or continued vesting of outstanding equity awards. We do not believe that our NEOs should be entitled to any cash severance payments or benefits merely because of a change in control of our Company. Accordingly, none of our NEOs are entitled to any such payments or benefits upon the occurrence of a change in control of our Company unless there is an actual termination (other than for “cause”) or constructive termination of employment for “good reason” just prior to or following the change in control (a “double-trigger” arrangement). Similarly, none of our NEOs are entitled to receive any automatic “single trigger” equity vesting upon the occurrence of a change in control of our Company, and severance protections for equity awards also require an actual termination (other than for “cause”) or constructive termination of employment for “good reason” just prior to or following the change in control.
No NEO is entitled to receive a “gross-up” or similar payment for any potential change in control excise taxes, and, depending on what results in the best after-tax benefit for the executive, benefits may be “cut back” instead in such circumstances.
The material terms of these payments and benefits for our NEOs are described in the “Potential Payments Upon Termination or Change in Control” section below. Mr. Chidsey’s severance arrangements and change in control benefits were negotiated in connection with his employment agreement and 2026 equity award and are described in the Current Report on Form 8-K filed on March 27, 2026.

Peer Group
Our Compensation Committee believes that it is important to be informed about the pay practices and pay levels of comparable public companies with which we compete for top talent (our “Peer Group”).
In November 2024, our Compensation Committee reviewed our Peer Group with assistance from Korn Ferry. Our Compensation Committee determined that our Company’s trailing twelve-month revenue was at about the 64th percentile amongst our Peer Group at that time. Our Compensation Committee determined that the Peer Group was sufficiently robust and balanced. Based on these factors, our Compensation Committee determined it was appropriate not to make changes to the Peer Group at that time.

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EXECUTIVE COMPENSATION
Our Peer Group, which was used as a reference point in determining 2025 pay, included the following companies:
• Alaska Air Group, Inc.	• JetBlue Airways Corporation	• Royal Caribbean Cruises Ltd.
• Boyd Gaming Corporation	• Las Vegas Sands Corp.	• Spirit Airlines, Inc.
• Caesars Entertainment, Inc.	• Marriott Vacations Worldwide Corporation	• Travel + Leisure Co.
• Carnival Corporation & plc	• MGM Resorts International	• Vail Resorts, Inc.
• Hyatt Hotels Corporation	• Park Hotels & Resorts Inc.	• Wynn Resorts, Limited
• Host Hotels & Resorts, Inc.	• Penn Entertainment, Inc.	• Yum! Brands, Inc.
In assessing the appropriateness of our Peer Group, our Compensation Committee considered five focus areas that drive revenue for our Company: maritime operations, food and beverage, logistics, entertainment and lodging. Carnival Corporation & plc and Royal Caribbean Cruises Ltd. were selected for our Peer Group because we believe these cruise lines are the two public companies most similar to our Company and with whom we most directly compete for talent. We then considered a range of publicly traded companies in the following industries which reflect elements of our business or have similar business characteristics such as:
•
hotels, resorts and cruise lines,

•
airlines,

•
casinos and gaming,

•
restaurants, and

•
leisure facilities.

In August 2025, our Compensation Committee again reviewed our Peer Group with assistance from Korn Ferry. Our Compensation Committee determined that our Company’s trailing twelve-month revenue was at about the 63rd percentile amongst our Peer Group at that time but wanted to move the Company closer to the 50th percentile. After consideration, our Compensation Committee decided to remove Spirit Airlines, Inc. and Travel + Leisure Co. from the Peer Group and add Southwest Airlines Co. and Darden Restaurants, Inc.

Objectives and Philosophy of our Executive Compensation Program
In July 2023, in connection with a holistic review of our compensation program, our Compensation Committee refreshed the objectives and philosophy of our compensation program to ensure that it appropriately reflected our Company’s value proposition and talent goals. Our revised compensation philosophy addresses three key pillars:

Attract Top-Quartile Talent
We strive to be an employer of choice for individuals with the specific skill sets and experience required for the cruise industry.
We seek to provide competitive compensation with an optimal mix of fixed and performance-based elements.

Motivate
We believe that clear, NCLH-level goals foster collaboration to achieve shared objectives.
We believe our compensation program is designed to support a high-performance culture and alignment with shareholder interests.

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EXECUTIVE COMPENSATION
Develop and Retain
We believe our compensation program recognizes performance with meaningful differentiation.
We provide our management team with opportunities to share in the success of our Company with short- and long-term incentive programs.
We are committed to executive development including talent rotations to broaden our executives’ experience.

Role of Shareholder Say-on-Pay Votes
Each year, we provide our shareholders with the opportunity to cast an advisory vote on the compensation of our NEOs. At our annual general meeting in June 2025, approximately 96.74% of the votes cast were in favor of the 2024 compensation of our NEOs. Our Company was pleased to see the high level of support received from our shareholders. Our Board and Compensation Committee nevertheless feel that it is important to continue soliciting feedback from our shareholders to promote continued alignment. We engaged directly with our shareholders to discuss our compensation program and other governance topics throughout 2025 and 2026.
When making future compensation decisions for our NEOs, our Compensation Committee will continue to consider the opinions that our shareholders express through the results of these Say-on-Pay Votes and through direct engagement with our shareholders.
Role of Compensation Consultant
Pursuant to its charter, our Compensation Committee has the authority to engage its own advisors to assist in carrying out its responsibilities.
In September 2022, our Compensation Committee engaged Korn Ferry as our new compensation consultant to provide guidance on executive and non-employee director compensation matters.
Based on a consideration of the factors set forth in the rules of the SEC and the listing standards of the NYSE, our Compensation Committee has determined that Korn Ferry satisfied the independence criteria under the rules and listing standards and that their relationship with and the work performed by Korn Ferry, on behalf of our Compensation Committee, did not raise any conflict of interest. Other than its work on behalf of our Compensation Committee and some orientation training provided to a new human resource leader in 2026, Korn Ferry did not perform any other services for us.
Share Ownership Policy
To reinforce our Board’s philosophy that meaningful executive ownership in our Company provides greater alignment between management and our shareholders, our Board adopted a share ownership policy in 2017.
In April 2022, following a holistic review of our share ownership policy, our Board increased the amount required to be held by our Chief Executive Officer as demonstrated in the table below. The share ownership policy, which applies to all of our NEOs and certain executive officers, is as follows:
Position	Value of Share Ownership*
Chief Executive Officer	Increased to 6 times annual base salary
Brand Presidents and Executive Vice Presidents	3 times annual base salary
Senior Vice Presidents	1 times annual base salary

*
Values are determined annually based on the average daily closing price of our ordinary shares for the previous calendar year.

To the extent our NEOs are still serving as executive officers, all of our NEOs, other than Mr. Montague, who re-joined our Company as an executive officer in 2025, currently exceed the required share ownership amounts. Executive officers have five years from the date they first become subject to the share ownership policy to meet the requirements and are required to retain 50% of the net after-tax shares received in respect of equity awards until they are in compliance. Unexercised stock options and PSUs do not count towards the share ownership policy amounts unless, in the case of PSUs, the performance criteria have been met.
Clawback Policy
The SEC approved the NYSE’s proposed listing standards in June 2023 to implement the SEC’s clawback rule adopted pursuant to the requirements of Section 954 of the Dodd-Frank Act. The listing standards required all NYSE-listed companies to adopt a clawback policy for current and former Section 16 officers (“Covered Executives”) by December 1, 2023. In October 2023, our Board approved a revised clawback policy pursuant to the listing rules. The clawback policy requires our Compensation Committee, subject to certain narrow

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EXECUTIVE COMPENSATION
exceptions permitted by the NYSE listing standards, to recover from Covered Executives erroneously awarded compensation in the event of a restatement of our financial statements due to material noncompliance with federal securities laws. Incentive-based compensation that was “received” during the three fiscal years preceding the restatement, beginning with performance periods ending after October 3, 2023, is subject to recoupment. In addition to the mandatory clawback provisions required by the NYSE listing standards, our
Board or Compensation Committee has the discretionary authority to recover all or a portion of any erroneously awarded compensation from a Covered Executive in the event of misconduct including committing a felony or similar crime, engaging in acts of fraud, insubordination, dishonesty or disloyalty, materially breaching an agreement with our Company or violating our Code of Ethical Business Conduct. A copy of our clawback policy was filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2025.

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COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this Proxy Statement. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis section be included in this Proxy Statement.
Compensation Committee of the Board of Directors*
Stephen G. Pagliuca (Chairperson)
Alex Cruz
Jonathan Z. Cohen
April 21, 2026
The foregoing report of our Compensation Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by our Company (including any future filings) under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate such report by reference therein.
*Mr. Pagliuca, Mr. Cohen and Mr. Cruz joined our Board and Compensation Committee on March 31, 2026. While they reviewed the Compensation Discussion and Analysis section of this Proxy Statement, they did not participate in any decision making about our executive compensation prior to joining our Board. Ms. Landry, Ms. Byng-Thorne, Mr. Curtis and Ms. David served on our Compensation Committee during 2025.
 2026 Proxy Statement / 51

EXECUTIVE COMPENSATION TABLES
2025 Summary Compensation Table

The following table presents information regarding the compensation of each of our NEOs for services rendered during 2025, 2024 and 2023.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Harry Sommer Former President and Chief Executive Officer	2025	1,300,000	—	9,499,960	—	2,880,800	71,800	13,752,560
	2024	1,150,000	1,000,000	5,999,962	—	4,600,000	61,697	12,811,659
	2023	1,000,822	1,000,000	5,224,983	—	1,572,551	66,236	8,864,592
Mark A. Kempa Executive Vice President and Chief Financial Officer	2025	975,000	—	2,299,965	—	1,080,300	54,115	4,409,380
	2024	940,000	1,000,000	2,119,971	—	1,880,000	41,531	5,981,502
	2023	900,000	1,000,000	1,999,994	—	999,000	40,152	4,939,146
Patrik Dahlgren Executive Vice President,Chief Vessel Operations and Newbuild Officer	2025	975,000	—	2,299,965	—	1,080,300	54,612	4,409,877
	2024	920,000	—	2,059,979	—	1,840,000	46,830	4,866,809
	2023	500,548	2,900,000	1,999,984	—	555,609	21,312	5,977,453
Daniel S. Farkas Executive Vice President, General Counsel, Chief Development Officer and Secretary	2025	750,000	—	2,159,968	—	831,000	57,456	3,798,424
	2024	717,500	1,000,000	2,049,987	—	1,435,000	46,591	5,249,078
	2023	700,000	1,000,000	1,999,994	—	777,000	44,232	4,521,226
David Herrera Former President, Norwegian Cruise Line	2025	622,500	—	2,299,965	—	686,656	2,128,524	5,737,645
	2024	850,273	—	1,669,974	—	2,100,546	46,691	4,667,484
	2023	682,192	—	1,274,987	—	705,231	39,137	2,701,547
Jason Montague Chief Luxury Officer	2025	914,712	—	2,299,965	—	1,080,300	65,257	4,360,234

(1)
For 2025, the amounts reported in the “Stock Awards” column reflect the grant-date fair value under FASB ASC Topic 718 of the RSUs and PSUs granted to our NEOs in 2025. The fair value of the time-based RSUs is equal to the closing market price of our shares on the date of grant. The March 3, 2025 PSU awards granted to Mr. Sommer, Mr. Kempa, Mr. Dahlgren, Mr. Farkas, Mr. Herrera and Mr. Montague all had the opportunity to vest between 0% and 200% based on performance conditions. The fair value of the PSUs is reported based on the probable outcome of the performance conditions at the time of grant, which was 100%, and the closing market price of our ordinary shares on the date of grant. The value of all PSU awards granted during 2025 to the following NEOs, assuming a maximum achievement of 200%, would have been as follows: Mr. Sommer — $9,499,960; Mr. Kempa — $2,299,965, Mr. Dahlgren — $2,299,965, Mr. Farkas — $2,159,968, Mr. Herrera — $2,299,965 and Mr. Montague — $2,299,965. Mr. Herrera forfeited all unvested equity awards in connection with his termination on August 20, 2025. All RSUs and PSUs reported in this table were awarded under our Plan.

(2)
For 2025, the amounts reported in the “Non-Equity Incentive Plan Compensation” column reflect the annual cash performance incentives paid under our Plan based on performance during 2025, as described in “Compensation Discussion and Analysis.”

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EXECUTIVE COMPENSATION TABLES
(3)
The following table provides detail for the amounts reported for 2025 in the “All Other Compensation” column of the table.

Name	Automobile ($)(a)	401(k) Employer Match ($)(b)	Executive Medical Plan Premium ($)(c)	Severance ($)(d)	Accrued Vacation Payout ($)(e)	Other Benefits ($)(f)	Total ($)
Harry Sommer	30,000	7,000	28,620	—	—	6,180	71,800
Mark A. Kempa	18,000	7,000	28,620	—	—	495	54,115
Patrik Dahlgren	18,000	7,000	28,620	—	—	992	54,612
Daniel S. Farkas	18,000	7,000	28,620	—	—	3,836	57,456
David Herrera	12,323	7,000	28,620	2,042,288	37,500	793	2,128,524
Jason Montague	14,885	7,000	28,620	—	—	14,752	65,257

(a)
Represents a cash automobile and automobile maintenance allowance.

(b)
Represents an employer contribution match under our 401(k) Plan on the same terms as those generally offered to our other employees.

(c)
Represents premiums under an executive medical reimbursement plan.

(d)
Represents $92,288 for estimated continued medical coverage and $1,950,000 in cash severance payments in connection with Mr. Herrera’s termination on August 20, 2025. Mr. Herrera’s involuntary termination was without “cause” (as defined in his employment agreement). Severance benefits provided to Mr. Herrera were paid in accordance with his employment agreement.

(e)
Represents the payment of accrued but unused vacation in connection with Mr. Herrera’s termination on August 20, 2025.

(f)
Represents life insurance premiums, security benefits for select executives and cruise benefits (including immediate family travel).

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EXECUTIVE COMPENSATION TABLES
Grants of Plan-Based Awards in 2025 Table

The following table presents all Plan-based awards granted to our NEOs during the year ended December 31, 2025.
	Grant Date	Estimated Potential Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(2) ($)
Name		Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)
Harry Sommer
2025 Annual Cash Performance Incentive	—	520,000	2,600,000	5,200,000	—	—	—	—	—	—	—
RSU Award(3)	3/3/25	—	—	—	—	—	—	216,400	—	—	4,749,980
PSU Award(4)	3/3/25	—	—	—	108,200	216,400	432,800	—	—	—	4,749,980
Mark A. Kempa
2025 Annual Cash Performance Incentive	—	195,000	975,000	1,950,000	—	—	—	—	—	—	—
RSU Award(3)	3/3/25	—	—	—	—	—	—	52,391	—	—	1,149,982
PSU Award(4)	3/3/25	—	—	—	26,196	52,391	104,782	—	—	—	1,149,982
Patrik Dahlgren
2025 Annual Cash Performance Incentive	—	195,000	975,000	1,950,000	—	—	—	—	—	—	—
RSU Award(3)	3/3/25	—	—	—	—	—	—	52,391	—	—	1,149,982
PSU Award(4)	3/3/25	—	—	—	26,196	52,391	104,782	—	—	—	1,149,982
Daniel S. Farkas
2025 Annual Cash Performance Incentive	—	150,000	750,000	1,500,000	—	—	—	—	—	—	—
RSU Award(3)	3/3/25	—	—	—	—	—	—	49,202	—	—	1,079,984
PSU Award(4)	3/3/25	—	—	—	24,601	49,202	98,404	—	—	—	1,079,984
David Herrera
2025 Annual Cash Performance Incentive(5)	—	195,000	975,000	1,950,000	—	—	—	—	—	—	—
RSU Award(3)	3/3/25	—	—	—	—	—	—	52,391	—	—	1,149,982
PSU Award(4)	3/3/25	—	—	—	26,196	52,391	104,782	—	—	—	1,149,982
Jason Montague
2025 Annual Cash Performance Incentive	—	195,000	975,000	1,950,000	—	—	—	—	—	—	—
RSU Award(3)	3/3/25	—	—	—	—	—	—	52,391	—	—	1,149,982
PSU Award(4)	3/3/25	—	—	—	26,196	52,391	104,782	—	—	—	1,149,982

(1)
The amounts reported in these columns represent the range of possible payouts under our Plan’s annual cash performance incentive program based on performance during 2025, as described in “Compensation Discussion and Analysis.” For 2025, the performance level achieved and payable to our NEOs was 110.8% of target.

(2)
The fair value of the time-based RSUs is equal to the closing market price of our shares on the date of grant. The fair value of PSUs is reported based on the probable outcome of the performance conditions at the time of grant and the closing market price of our ordinary shares on the date of grant. All of the PSU awards reported above were valued at 100% of target. All RSUs and PSUs reported in this table were awarded under our Plan.

(3)
Reflects RSU awards that will vest in equal installments on March 1, 2026, 2027 and 2028, and pursuant to the relevant acceleration provisions in the award agreement in the event of certain terminations of employment.

(4)
Reflects PSU awards that will vest as described in “Compensation Discussion and Analysis — Long-Term Equity Incentive Compensation.”

(5)
Mr. Herrera received a pro-rated annual cash incentive for 2025 through his date of termination on August 20, 2025, pursuant to the terms of his employment agreement.

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EXECUTIVE COMPENSATION TABLES
Outstanding Equity Awards at December 31, 2025 Table

The following table presents information regarding the outstanding equity awards held by each of our NEOs as of December 31, 2025.
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(1) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3) ($)
Harry Sommer	25,000	—	—	50.31	2/28/2026	22,017(4)	491,419	132,100(7)	2,948,472
	—	—	—	—	—	24,255(4)	541,372	145,532(7)	3,248,274
	—	—	—	—	—	103,681(5)	2,314,160	311,040(8)	6,942,413
	—	—	—	—	—	216,400(6)	4,830,048	432,800(9)	9,660,096
Mark A. Kempa	15,000	—	—	50.31	2/28/2026	22,017(4)	491,419	132,100(7)	2,948,472
	—	—	—	—	—	36,634(5)	817,671	109,900(8)	2,452,968
	—	—	—	—	—	52,391(6)	1,169,367	104,782(9)	2,338,734
Patrik Dahlgren	—	—	—	—	—	15,042(4)	335,737	90,252(7)	2,014,425
	—	—	—	—	—	35,597(5)	794,525	106,790(8)	2,383,553
	—	—	—	—	—	52,391(6)	1,169,367	104,782(9)	2,338,734
Daniel S. Farkas	15,000	—	—	50.31	2/28/2026	22,017(4)	491,419	132,100(7)	2,948,472
	—	—	—	—	—	35,425(5)	790,686	106,272(8)	2,371,991
	—	—	—	—	—	49,202(6)	1,098,189	98,404(9)	2,196,377
David Herrera(10)	—	—	—	—	—	—	—	—	—
Jason Montague	37,500	—	—	50.31	2/28/2026	52,391(6)	1,169,367	104,782(9)	2,338,734

(1)
Represents PSUs awarded to our NEOs, which will vest upon the achievement of pre-determined targets and time-based vesting requirements.

(2)
Represents unvested RSU awards subject to time-based vesting requirements.

(3)
The market value of the unvested PSU and RSU awards was calculated based on the $22.32 closing price of our ordinary shares on December 31, 2025.

(4)
Represents a time-based RSU award that vested on March 1, 2026.

(5)
Represents a time-based RSU award that vests in substantially equal annual installments on March 1, 2026 and 2027.

(6)
Represents a time-based RSU award that vests in substantially equal annual installments on March 1, 2026, 2027 and 2028.

(7)
Represents a March 1, 2023 or July 5, 2023 PSU award that could have vested zero to 200% of target based on the achievement of two performance conditions. The first condition required Adjusted EPS growth from December 31, 2023 through December 31, 2025 to outperform EPS growth of the S&P 500 Index by a percent between 5% (threshold), 10% (target) and 15% (maximum). The second condition, which provides the opportunity to earn up to an additional 100% of target, required our average booked position for the next year as of the end of 2023, 2024 and 2025 to be 60.8% (target) or greater than or equal to 61.2% (maximum). Our Compensation Committee approved achievement at 200% of target. This award was also subject to a time-based vesting requirement through March 1, 2026.

(8)
Represents a March 1, 2024 PSU award that will vest zero to 200% of target based on the achievement of two performance conditions. The first condition requires average Adjusted EPS growth from December 31, 2023 through December 31, 2026 to grow by a percent between 37% (threshold), 48% (target), and 64% (maximum). The second condition, which provides the opportunity to earn up to an additional 100% of target, requires Adjusted ROIC as of December 31, 2026 to be greater than or equal to 9.7% (threshold), 10.9% (target), or greater than or equal to 12.3% (maximum). The amount reported assumes vesting at 200% of target. This award is subject to a time-based vesting requirement through March 1, 2027.

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EXECUTIVE COMPENSATION TABLES
(9)
Represents a March 3, 2025 PSU award that will vest zero to 200% of target based on the achievement of three performance conditions described in “Compensation Discussion and Analysis — Long-Term Equity Incentive Compensation — 2025 NEO Equity Awards.” The amount reported assumes vesting at 200% of target. This award is subject to a time-based vesting requirement through March 1, 2028.

(10)
Mr. Herrera forfeited any unvested outstanding equity awards in connection with the termination of his employment on August 20, 2025.

Option Exercises and Stock Vested in 2025 Table

The following table presents information regarding all stock options exercised and value received upon exercise, and all stock awards vested and the value realized upon vesting, by our NEOs during 2025.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Harry Sommer	—	—	200,676	4,559,359
Mark A. Kempa	—	—	142,897	3,246,620
Patrik Dahlgren	—	—	32,840	746,125
Daniel S. Farkas	—	—	142,292	3,232,874
David Herrera	—	—	38,883	883,422
Jason Montague	—	—	—	—

(1)
The value of the RSU awards was determined by multiplying the number of RSUs that vested by the per-share closing price of the ordinary shares on the vesting date. The value of the option awards, had any options been exercised in 2025, would be determined by multiplying (i) the number of shares to which the exercise of the options related by (ii) the difference between the per-share market price of the ordinary shares on the exercise date and the exercise price of the options.

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EXECUTIVE COMPENSATION TABLES
Employment Agreements for NEOs — Salary, Annual Cash Performance Incentive Opportunity and Equity

Harry Sommer
Mr. Sommer was formerly employed as our President and Chief Executive Officer pursuant to an employment agreement with us dated as of March 15, 2023, which detailed the terms of his employment effective July 1, 2023 through the termination of his employment on February 12, 2026. The initial term of his employment was through December 31, 2025, which automatically renewed on December 31, 2025 and would have continued to automatically renew each anniversary of December 31, 2025 thereafter for additional one-year terms unless either we or Mr. Sommer gave notice of non-renewal within 60 days prior to the end of the term. The agreement provided for (i) a minimum annual base salary of $1,100,000, subject to annual review, which was increased in 2024 and 2025, but not 2026 (ii) an annual cash performance incentive in an amount to be determined by our Compensation Committee, but with a target amount equal to at least 175% of his annual base salary, (iii) long-term equity incentive compensation as determined by our Compensation Committee, but at least 50% of the grant date fair value of any annual equity award granted to Mr. Sommer pursuant to the Plan was required to be subject to performance-based vesting requirements, and (iv) participation in the benefit plans and programs generally available to other similarly situated executives, including an executive medical plan. He was also entitled to a $2,500 monthly car allowance. Mr. Sommer was also entitled to benefits upon termination of employment in certain circumstances as described below under “Potential Payments Upon Termination or Change in Control.”

Mark A. Kempa
Mr. Kempa is employed as our Executive Vice President and Chief Financial Officer pursuant to an employment agreement with us dated as of July 17, 2023.
The initial term of Mr. Kempa’s employment agreement is from July 17, 2023 through December 31, 2026, which automatically renews each anniversary of December 31, 2026 thereafter for additional one-year terms unless either we or Mr. Kempa gives notice of non-renewal within 60 days prior to the end of the term. The agreement provides for a minimum annual base salary of $900,000, subject to annual review, which was last increased in 2026, an annual cash performance incentive in an amount to be determined by our Compensation Committee, long-term equity incentive compensation as determined by our Compensation Committee, and participation in the benefit plans and programs generally available to other similarly situated executives, including an executive medical plan. He is also entitled to a $1,500 monthly car allowance. Mr. Kempa is also entitled to benefits upon termination of employment in certain circumstances as described under “Potential Payments Upon Termination or Change in Control.”

Patrik Dahlgren
Mr. Dahlgren is employed as our Executive Vice President, Chief Vessel Operations and Newbuild Officer pursuant to an employment agreement with us dated as of June 12, 2023.
The initial term of Mr. Dahlgren’s employment agreement was from June 12, 2023 through December 31, 2025, which automatically renewed on December 31, 2025 and will continue to automatically renew each anniversary of December 31, 2025 thereafter for additional one-year terms unless either we or Mr. Dahlgren gives notice of non-renewal within 60 days prior to the end of the term. The agreement provides for a minimum annual base salary of $900,000, subject to annual review, which was last increased in 2026, an annual cash performance incentive in an amount to be determined by our Compensation Committee, long-term equity incentive compensation as determined by our Compensation Committee, and participation in the benefit plans and programs generally available to other similarly situated executives, including an executive medical plan. He is also entitled to a $1,500 monthly car allowance. Mr. Dahlgren is also entitled to benefits upon termination of employment in certain circumstances as described under “Potential Payments Upon Termination or Change in Control.”

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EXECUTIVE COMPENSATION TABLES
Daniel S. Farkas
Mr. Farkas is employed as our Executive Vice President, General Counsel, Chief Development Officer and Secretary pursuant to an employment agreement with us dated as of July 17, 2023.
The initial term of Mr. Farkas’s employment agreement is from July 17, 2023 through December 31, 2026, which automatically renews each anniversary of December 31, 2026 thereafter for additional one-year terms unless either we or Mr. Farkas gives notice of non-renewal within 60 days prior to the end of the term. The agreement provides for a minimum annual base salary of $700,000, subject to annual review, which was last increased in 2026, an annual cash performance incentive in an amount to be determined by our Compensation Committee, long-term equity incentive compensation as determined by our Compensation Committee, and participation in the benefit plans and programs generally available to other similarly situated executives, including an executive medical plan. He is also entitled to a $1,500 monthly car allowance. Mr. Farkas is also entitled to benefits upon termination of employment in certain circumstances as described under “Potential Payments Upon Termination or Change in Control.”

David Herrera
Mr. Herrera was formerly employed as our President, Norwegian Cruise Line pursuant to an employment agreement with us dated as of March 15, 2023 which detailed the terms of his employment effective April 1, 2023 through the termination of his employment on August 20, 2025.
The initial term of Mr. Herrera’s employment agreement was from April 1, 2023 through December 31, 2025, which would have automatically renewed each anniversary of December 31, 2025 thereafter for additional one-year terms unless either we or Mr. Herrera gave notice of non-renewal within 60 days prior to the end of the term. The agreement provided for a minimum annual base salary of $750,000, subject to annual review, which was increased in 2024 and 2025, an annual cash performance incentive in an amount to be determined by our Compensation Committee, long-term equity incentive compensation as determined by our Compensation Committee, and participation in the benefit plans and programs generally available to other similarly situated executives, including an executive medical plan. He was also entitled to a $1,500 monthly car allowance. Mr. Herrera was also entitled to benefits upon termination of employment in certain circumstances as described under “Potential Payments Upon Termination or Change in Control.”

Jason Montague
Mr. Montague is employed as our Chief Luxury Officer pursuant to an employment agreement with us dated as of December 31, 2024.
The initial term of Mr. Montague’s employment agreement is from February 17, 2025 through December 31, 2028, which automatically renews each anniversary of December 31, 2028 thereafter for additional one-year terms unless either we or Mr. Montague gives notice of non-renewal within 60 days prior to the end of the term. The agreement provides for a minimum annual base salary of $975,000, subject to annual review, which was last increased in 2026, an annual cash performance incentive in an amount to be determined by our Compensation Committee, long-term equity incentive compensation as determined by our Compensation Committee, and participation in the benefit plans and programs generally available to other similarly situated executives, including an executive medical plan. He is also entitled to a $1,500 monthly car allowance. Mr. Montague is also entitled to benefits upon termination of employment in certain circumstances as described below under “Potential Payments Upon Termination or Change in Control.”

Potential Payments Upon Termination or Change in Control

The following section describes the payments and benefits that would have become payable to our NEOs, other than Mr. Herrera, in connection with a termination of their employment and/or a change in control of our Company occurring on December 31, 2025. With respect to Mr. Herrera, we describe benefits actually paid upon his termination. Please see “Compensation Discussion and Analysis” for a discussion of how the level of these payments and benefits was determined.

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EXECUTIVE COMPENSATION TABLES
David Herrera
In connection with Mr. Herrera’s involuntary termination from his role as President, Norwegian Cruise Line without cause, he became entitled to receive the following benefits pursuant to his employment agreement with us:
•
an amount equal to twice his then current base salary at the annualized rate in effect on the severance date (or $1.95 million), payable over a 12-month period in accordance with our regular payroll cycle practices following termination;

•
payment of a pro-rata portion of any annual cash incentive actually earned for the year of termination; and

•
continuation of medical and dental coverage for him and his eligible dependents on substantially the same terms and conditions in effect on his termination of employment until the first to occur of: (1) 18 months following termination, (2) the date of his death; (3) the date he becomes eligible for coverage under the health plan of a future employer; or (4) the date our Company is no longer obligated to offer him COBRA continuation coverage. The estimated value of these continued medical and dental benefits is $92,288.
Mr. Herrera forfeited any unvested outstanding equity awards in connection with the termination of his employment on August 20, 2025.
Mr. Herrera has agreed not to disclose any confidential information of our Company and our affiliates at any time during or after his employment with us. In addition, he has agreed that for a period of two years after his employment terminates, he will not compete with the business of our Company or our affiliates and will not solicit the employees or guests of our Company or our affiliates.

NEOs
The employment agreements of our NEOs with us, described above under “Employment Agreements for NEOs — Salary, Annual Cash Performance Incentive Opportunity and Equity,” provide for certain payments and benefits to be paid to each NEO in connection with a termination of his employment with us under the circumstances described below. In each case, such NEO is entitled to receive all amounts that he has earned but are unpaid regardless of the circumstances under which his employment terminates (“accrued obligations”).
Severance Benefits — Termination of Employment.   In the event that an NEO’s employment is terminated during the employment term by us without “cause,” we provide notice that his employment agreement will not be extended or further extended, or he terminates his employment for “good reason” (as those terms are defined in his employment agreement), he will be entitled to receive:
•
an amount equal to twice his then-current base salary at the annualized rate in effect on the severance date, payable over a 12-month period in accordance with our regular payroll cycle practices following termination;

•
payment of a pro-rata portion of any annual cash incentive actually earned for the year of termination and any earned but unpaid annual cash incentive for the prior fiscal year;

•
continuation of medical, vision and dental coverage for him and his eligible dependents on substantially the same terms and conditions in effect on his termination of employment until the first to occur of: (1) 18 months following termination; (2) the date of his death; (3) the date he becomes eligible for coverage under the health plan of a future employer; or (4) the date our Company is no longer obligated to offer him COBRA continuation coverage; and

•
in the case of Mr. Sommer only, accelerated vesting for any outstanding unvested equity awards that were not based on performance conditions and continued vesting eligibility for any outstanding unvested performance-based equity awards to the extent such awards were granted on or after July 1, 2023 (Mr. Sommer would have also received this accelerated vesting in the event his employment was terminated due to his death or disability).

In addition, if in connection with a change in control of our Company, we terminate an NEO’s employment without “cause,” provide notice that his agreement will not be extended or further extended, or he terminates his employment for “good reason,” in addition to the payments and benefits described above, all of such NEO’s outstanding and unvested equity awards granted under the Plan, or any successor equity plan, will receive full accelerated vesting.

 2026 Proxy Statement / 59

EXECUTIVE COMPENSATION TABLES
The employment agreements for each NEO provide that if any of the foregoing severance payments or benefits would be a parachute payment subject to any excise taxes pursuant to Section 4999 of the Code, his payments and benefits will be reduced and “cut back” to the extent that such reduction results in a better net after tax result to him.
Each of our NEOs’ right to receive the severance payments and benefits described above is subject to him executing a release of claims in favor of our Company.
Severance Benefits — Other Terminations.   In the event that an NEO’s employment is terminated for death or disability, he will receive (i) accelerated vesting for all time-based RSU awards granted beginning in 2020, (ii) a pro-rata portion of the target amount of any outstanding, unvested PSU awards granted beginning in 2020 and (iii) a pro-rata portion of any annual cash incentive actually earned. Mr. Sommer would have also received acceleration for equity awards granted on or after July 1, 2023 as described above in the event of death or disability.
If an NEO meets certain retirement eligibility requirements and conditions (as of the retirement date, such NEO must be 55 years or older, have been employed by our Company or its affiliates for ten or more years and his age plus the number of years he has been employed must be greater than or equal to 70), and remains employed with our Company through an agreed retirement date, he will be entitled to: (i) accelerated vesting for all outstanding time-based equity awards that were granted more than one year prior to the retirement date and on or after a specified date in 2023 that correlates to the date he first became entitled to this retirement benefit as specified in his employment agreement (the “Retirement Benefit Effective Date”), (ii) pro-rata vesting for all outstanding time-based equity awards that were granted less than one year prior to the retirement date and on or after the Retirement Benefit Effective Date, (iii) continued vesting eligibility for all outstanding equity awards that are subject to performance conditions that were granted on or after Retirement Benefit Effective Date, (iv) a pro-rata portion of any annual cash incentive and any unpaid annual cash incentive for the prior fiscal year, only in each case if earned, (v) continued cruise benefits and (vi) continued medical, vision and dental benefits for 18 months.
In the event that an NEO’s employment is terminated by us for any other reason (by us for “cause” or by the NEO other than for “good reason” or in a retirement scenario where he has not met the requirements described above), he will only be entitled to receive his accrued obligations.
Restrictive Covenants.   Pursuant to each of our NEOs’ employment agreements, each NEO has agreed not to disclose any confidential information of our Company and our affiliates at any time during or after his employment with us. In addition, each NEO has agreed that for a period of two years after his employment terminates, he will not compete with the business of our Company or our affiliates and will not solicit the employees or guests of our Company or our affiliates.

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EXECUTIVE COMPENSATION TABLES
Estimated Severance and Change in Control Payments and Benefits
The following table presents the estimated payments and benefits to which each of our NEOs would have been entitled had his employment been terminated or a change in control of our Company occurred on December 31, 2025 under the scenarios noted below.
Name	Voluntary Termination or Termination for Cause ($)	Death or Disability ($)	Termination Without Cause or Good Reason ($)	Change in Control Termination ($)	Retirement ($)
Harry Sommer(7)
Severance Payment	—	2,880,800(1)	5,480,800	5,480,800	2,880,800
Insurance Continuation	—	—	92,288	92,288	92,288
Equity Acceleration	—	29,421,376(2)	27,536,363(3)	30,976,254(4)	24,047,256(5)
Mark A. Kempa
Severance Payment	—	1,080,300(1)	3,030,300	3,030,300	1,080,300
Insurance Continuation	—	—	92,288	92,288	92,288
Equity Acceleration	—	4,947,563(6)	—	10,218,632(4)	5,934,018(5)
Patrik Dahlgren
Severance Payment	—	1,080,300(1)	3,030,300	3,030,300	1,080,300
Insurance Continuation	—	—	92,288	92,288	92,288
Equity Acceleration	—	4,298,854(6)	—	9,036,341(4)	8,191,619(5)
Daniel S. Farkas
Severance Payment	—	831,000(1)	2,331,000	2,331,000	831,000
Insurance Continuation	—	—	92,288	92,288	92,288
Equity Acceleration	—	4,804,849(6)	—	9,897,134(4)	5,663,923(5)
Jason Montague
Severance Payment	—	1,080,300(1)	3,030,300	3,030,300	1,080,300
Insurance Continuation	—	—	92,288	92,288	92,288
Equity Acceleration	—	1,494,012(6)	—	3,508,101 (4)	2,663,379(5)

(1)
The amount disclosed reflects the pro-rata payment of the 2025 annual cash bonus incentive.

(2)
The amount disclosed was determined by taking the value (calculated based on the $22.32 closing price of our ordinary shares on December 31, 2025) associated with (i) the unvested, outstanding RSUs and PSUs subject to only time-based vesting awarded to Mr. Sommer in March 2023, July 2023, March 2024 and March 2025, (ii) the target number of outstanding PSUs awarded to Mr. Sommer in March 2023 pro-rated through December 31, 2025 in accordance with the terms of the relevant award agreement and (iii) the maximum number of outstanding PSUs awarded to Mr. Sommer in July 2023, March 2024, and March 2025 (which is an assumed amount as the actual PSU vesting will depend on actual performance results achieved).

(3)
The amount disclosed was determined by taking the value (calculated based on the $22.32 closing price of our ordinary shares on December 31, 2025) associated with (i) the unvested, outstanding RSUs awarded to Mr. Sommer in July 2023, March 2024 and March 2025 and (ii) the maximum number of outstanding PSUs awarded to Mr. Sommer in July 2023, March 2024 and March 2025 (which is an assumed amount as the actual PSU vesting will depend on actual performance results achieved).

(4)
The amount disclosed was determined by taking the value (calculated based on the $22.32 closing price of our ordinary shares on December 31, 2025) associated with each NEO’s outstanding and unvested RSUs and PSUs subject to acceleration as of December 31, 2025. For outstanding PSUs awarded, the amount assumes the maximum number of outstanding PSUs awarded to each NEO (which is an assumed amount as the actual PSU vesting outside of a change in control termination will depend on actual performance results achieved).

(5)
The amount disclosed was determined by taking the value (calculated based on the $22.32 closing price of our ordinary shares on December 31, 2025) associated with the NEO’s outstanding and unvested RSUs and PSUs subject to acceleration as of December 31, 2025. For outstanding RSUs awarded in March 2025, the amount assumes the number of outstanding RSUs awarded to the NEO pro-rated through December 31, 2025, in accordance with the terms of the relevant employment agreement. For outstanding PSUs awarded in July 2023, March 2024 and March 2025 the amount assumes the maximum number of outstanding PSUs awarded to the NEO (which is an assumed amount as the actual PSU vesting will depend on actual performance results achieved).

 2026 Proxy Statement / 61

EXECUTIVE COMPENSATION TABLES
(6)
The amount disclosed was determined by taking the value (calculated based on the $22.32 closing price of our ordinary shares on December 31, 2025) associated with each NEO’s outstanding and unvested RSUs and PSUs subject to acceleration as of December 31, 2025. For outstanding PSUs awarded in March 2023, July 2023, March 2024 and March 2025 the amount assumes the target number of outstanding PSUs awarded to each NEO pro-rated through December 31, 2025 in accordance with the terms of the relevant award agreements.

(7)
In connection with Mr. Sommer’s termination of employment as our President and Chief Executive Officer on February 12, 2026, Mr. Sommer became entitled to receive the contractual benefits he was eligible for as a result of an involuntary termination by us without cause. In accordance with SEC rules, the amounts presented in this table reflect the potential benefits Mr. Sommer was entitled to receive for hypothetical terminations of employment on December 31, 2025, rather than the actual amount of benefits he received as a result of his termination of employment on February 12, 2026.

Compensation Committee Interlocks and Insider Participation

Ms. Landry, Mr. Curtis, Ms. Byng-Thorne and Ms. David served on our Compensation Committee during 2025. None of the members of our Compensation Committee was an officer or employee of our Company during the last fiscal year or was formerly an officer of our Company. During the last fiscal year, none of our executive officers served as: (1) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Compensation Committee; (2) a director of another entity, one of whose executive officers served on our Compensation Committee, or (3) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Board.

Compensation Risk Assessment

We have conducted a risk assessment of our compensation policies and practices and concluded that such policies and practices do not create risks that are reasonably likely to have a material adverse effect on our Company. In particular, our Compensation Committee believes that the design of our annual performance incentive programs and long-term equity incentives provide an effective and appropriate mix of incentives to ensure our compensation program is focused on long-term shareholder value creation and does not encourage the taking of short-term risks at the expense of long-term results.

Pay Ratio Disclosure

Under Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to provide the ratio of the annual total compensation of Mr. Sommer, our former President and Chief Executive Officer, to the annual total compensation of the median employee of the Company other than our President and Chief Executive Officer (the “Pay Ratio Disclosure”).
To provide context for this disclosure, it is important to understand the unique circumstances of our employee population. Our shipboard employees are an essential part of our operations and comprise approximately 88% of our workforce, while shoreside employees make up the remainder. Due to maritime requirements and the practical implications of employment on ships with worldwide operations, our shipboard employees receive certain accommodations that are not typically provided to shoreside employees including housing and meals while on the ship and medical care for any injuries or illnesses that occur while in the service of the ship. These accommodations are free of cost to each shipboard employee. Additionally, because our shipboard employees are away from home for extended periods of time while on the ship, they do not work for the entire year. For example, a shipboard employee will typically work between six to ten months out of the year. Our shipboard employees also generally reside outside of the U.S., where the cost of living may be significantly lower than in the U.S.
To identify, and to determine the annual total compensation of, the median employee, we used the following methodology:
•
In 2024, we evaluated the compensation distribution of all of our employees and determined that our median employee would be a shipboard employee due to the number of shipboard employees versus shoreside employees.

•
We selected seven representative ships from our fleet.

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EXECUTIVE COMPENSATION TABLES
•
We used total annual fixed cash pay pursuant to payroll records as of December 31, 2023, as our consistently applied compensation measure.

•
We then selected the median employee from this representative sample of our shipboard employees.

•
Because there has been no change in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to our pay ratio disclosure, we believe using the same median employee for the 2025 pay ratio calculation is a reasonable methodology to identify our median employee. For 2025, we selected an employee with the same role on the same ship as a substitute median employee as our original median employee was on leave during a significant portion of 2025.

The median employee was a full-time employee located on one of our ships with an annual total compensation of $25,954 for the year ended December 31, 2025, calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, which includes fixed cash pay, overtime pay, gratuities, and shipboard pension. Mr. Sommer’s annual total compensation for the year ended December 31, 2025 was $13,752,560. Based on this information, for 2025, the ratio of the compensation of Mr. Sommer to the annual total compensation of the median employee was estimated to be approximately 530 to 1.
The Pay Ratio Disclosure presented above is a reasonable estimate. Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, the Pay Ratio Disclosure may not be comparable to the pay ratio reported by other companies.

Equity Compensation Plan Information

We currently maintain one equity compensation plan, the Plan.
The following table summarizes our equity plan information as of December 31, 2025.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)(3)
Equity compensation plans approved by security holders	11,357,528	$50.12	10,480,323
Equity compensation plans not approved by security holders	—	—	—
Total	11,357,528	$50.12	10,480,323

(1)
Represents 298,336 ordinary shares subject to outstanding stock option awards under the Plan, 8,537,656 ordinary shares subject to outstanding RSU awards under the Plan and 2,521,536 ordinary shares subject to outstanding PSU awards under the Plan (assuming the maximum performance level is achieved) as of December 31, 2025.

(2)
Calculated exclusive of outstanding RSU awards.

(3)
Represents 10,480,323 ordinary shares available under the Plan. All of the ordinary shares available under the Plan may be granted in the form of options, share appreciation rights, share bonuses, restricted shares, share units, performance shares, phantom shares, dividend equivalents and other forms of awards available under the Plan. This table does not reflect the 8,807,000 additional shares that will be available under the Plan if shareholders approve the Plan proposal.

 2026 Proxy Statement / 63

EXECUTIVE COMPENSATION TABLES
Pay Versus Performance Information

The following table provides information required by Item 402(v) of Regulation S-K. For information regarding our pay-for-performance philosophy and how we align executive compensation with our performance, refer to “Executive Compensation — Compensation Discussion and Analysis.”

							Value of Initial Fixed $100 Investment Based On:(4)
Year	Summary Compensation Table Total for PEO (Sommer)(1) ($)	Compensation Actually Paid to PEO (Sommer)(3) ($)	Summary Compensation Table Total for PEO (Del Rio)(1) ($)	Compensation Actually Paid to PEO (Del Rio)(3) ($)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(2) ($)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(3) ($)	Total Shareholder Return(4) ($)	Peer Group Total Shareholder Return(5) ($)	Net Income / (Loss) ($ millions)	Adjusted EPS (Loss)(6) ($)
2025	13,752,560	15,461,282	—	—	4,543,112	2,992,389	87.77	144.95	423.2	2.12
2024	12,811,659	24,170,238	—	—	5,191,218	9,412,595	101.18	136.02	910.3	1.88
2023	8,864,592	11,627,921	12,372,976	38,885,167	4,614,230	6,585,053	78.80	117.68	166.2	0.87
2022	—	—	21,209,333	8,676,811	5,650,356	2,735,578	48.13	87.37	(2,269.9)	(4.38)
2021	—	—	19,668,768	14,185,949	3,606,788	3,038,679	81.56	110.65	(4,506.6)	(7.91)

(1)
Frank J. Del Rio was our President and Chief Executive Officer during 2021, 2022 and through June 30, 2023. Harry Sommer was our President and Chief Executive Officer from July 1, 2023 until February 12, 2026.

(2)
Our other named executive officers consisted of the following individuals for the relevant year: for 2025, Mark Kempa, Patrik Dahlgren, Daniel Farkas, David Herrera and Jason Montague; for 2024, Mark Kempa, Patrik Dahlgren, Daniel S. Farkas and David Herrera; for 2023, Mark Kempa, Patrik Dahlgren, Daniel S. Farkas, David Herrera and T. Robin Lindsay; for 2022, Mark Kempa, Harry Sommer, Jason Montague and Howard Sherman; for 2021, Mark Kempa, Harry Sommer, T. Robin Lindsay and Jason Montague.

(3)
Compensation “actually paid” is calculated in accordance with Item 402(v) of Regulation S-K. The tables below set forth each adjustment made during each year presented in the table to calculate the compensation “actually paid” to our NEOs during each year in the table:

Adjustments to determine Compensation “Actually Paid” for President and Chief Executive Officer (Sommer)	2025 ($)	2024 ($)	2023 ($)
Equity Awards
Deduction for amounts reported under the “Stock Awards” column in the Summary Compensation Table	(9,499,960)	(5,999,962)	(5,224,983)
Deduction for amounts reported under the “Option Awards” column in the Summary Compensation Table	—	—	—
Increase for fair value of awards granted during year that remain outstanding as of covered year end	14,490,144	12,004,589	5,563,745
Increase for fair value of awards granted during year that vested during covered year	—	—	—
Increase/deduction for change in fair value from prior year-end to covered year-end of awards granted prior to covered year that were outstanding and unvested as of year-end	(2,518,711)	5,471,769	2,292,071
Increase/deduction for change in fair value from prior year-end to vesting date of awards granted prior to covered year that vested during covered year	(762,751)	(117,817)	132,496
Deduction of fair value of awards granted prior to covered year that were forfeited during covered year	—	—	—
Increase based upon incremental fair value of awards modified during year	—	—	—
Total Adjustments	1,708,722	11,358,579	2,763,329
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EXECUTIVE COMPENSATION TABLES
Adjustments to determine Compensation “Actually Paid” for President and Chief Executive Officer (Del Rio)	2023 ($)	2022 ($)	2021 ($)
Equity Awards
Deduction for amounts reported under the “Stock Awards” column in the Summary Compensation Table	—	(10,999,980)	(14,063,639)
Deduction for amounts reported under the “Option Awards” column in the Summary Compensation Table	—	—	—
Increase for fair value of awards granted during year that remain outstanding as of covered year end	—	7,285,701	8,166,156
Increase for fair value of awards granted during year that vested during covered year	—	—	—
Increase/deduction for change in fair value from prior year-end to covered year-end of awards granted prior to covered year that were outstanding and unvested as of year-end	—	(8,445,341)	(493,102)
Increase/deduction for change in fair value from prior year-end to vesting date of awards granted prior to covered year that vested during covered year	26,520,493	(372,902)	907,766
Deduction of fair value of awards granted prior to covered year that were forfeited during covered year	(8,302)	—	—
Increase based upon incremental fair value of awards modified during year	—	—	—
Total Adjustments	26,512,191	(12,532,522)	(5,482,819)
Adjustments to determine Compensation “Actually Paid” for Other NEOs	2025 ($)	2024 ($)	2023 ($)	2022 ($)	2021 ($)
Equity Awards
Deduction for amounts reported under the “Stock Awards” column in the Summary Compensation Table	(2,271,966)	(1,974,978)	(1,854,991)	(1,895,383)	(2,158,701)
Deduction for amounts reported under the “Option Awards” column in the Summary Compensation Table	—	—	—	—	—
Increase for fair value of awards granted during year that remain outstanding as of covered year end	2,763,774	3,951,491	2,322,969	941,538	1,852,165
Increase for fair value of awards granted during year that vested during covered year	—	—	—	313,845	—
Increase/deduction for change in fair value from prior year-end to covered year-end of awards granted prior to covered year that were outstanding and unvested as of year-end	(575,708)	2,303,128	1,415,949	(894,404)	(468,561)
Increase/deduction for change in fair value from prior year-end to vesting date of awards granted prior to covered year that vested during covered year	(280,675)	(58,264)	86,896	(1,380,374)	206,988
Deduction of fair value of awards granted prior to covered year that were forfeited during covered year	(1,186,148)	—	—	—	—
Increase based upon incremental fair value of awards modified during year	—	—	—	—	—
Total Adjustments	(1,550,723)	4,221,377	1,970,823	(2,914,778)	(568,109)

(4)
Assumes $100 invested in our ordinary shares on December 31, 2020. Our Company has not paid dividends.

(5)
The peer group used consists of the companies used in our performance graph as required by Item 201(e) of Regulation S-K and reported in Part II, Item 5 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, namely, the Dow Jones United States Travel and Leisure Index. Assumes $100 invested on December 31, 2020.

(6)
Adjusted EPS as used in connection with our short-term incentives is a non-GAAP financial metric calculated in the same manner as Adjusted EPS in our Annual Report on Form 10-K less the following: (i) fuel rates, (ii) foreign exchange rates, (iii) significant acquisitions and joint ventures, and (iv) other one-time adjustments in our Compensation Committee’s discretion.

 2026 Proxy Statement / 65

EXECUTIVE COMPENSATION TABLES
Tabular List of Most Important Financial Performance Measures
The following provides a list of the financial performance measures that we believe are the most important financial performance measures used to link NEO compensation to our performance. For more information, see “Executive Compensation — Compensation Discussion and Analysis.” Although we do not in practice use any performance measures to link compensation “actually paid” (as calculated herein) to our performance, we are providing this list in accordance with Item 402(v) of Regulation S-K to provide information on performance measures used by our Compensation Committee to determine NEO compensation, as more fully described in “Executive Compensation — Compensation Discussion and Analysis.”
2025 Financial Performance Metrics
Adjusted EPS
Adjusted Operational EBITDA Margin
Adjusted ROIC
Net Leverage
Analysis of the Information Presented in the Pay Versus Performance Table
As described in more detail in “Executive Compensation — Compensation Discussion and Analysis,” while we utilize several performance measures to align executive compensation to our performance, not all of those measures are presented in the Pay Versus Performance table. Moreover, we generally seek to incentivize long-term performance, and therefore do not specifically align our performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.
Compensation Actually Paid, Cumulative TSR of the Company, and Cumulative TSR of the Peer Group
Compensation Actually Paid vs. Company TSR
Company TSR vs. Peer Group TSR

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EXECUTIVE COMPENSATION TABLES
Compensation Actually Paid and Net Income
Compensation Actually Paid vs. Net Income (Loss)
 2026 Proxy Statement / 67

EXECUTIVE COMPENSATION TABLES
Compensation Actually Paid and Adjusted EPS
While our Compensation Committee uses a number of financial and non-financial performance measures to motivate our management team through our compensation programs, our Company determined that Adjusted EPS, as defined in “Terms Used in this Proxy Statement,” was the financial performance measure that, in our Company’s assessment, represented our most important performance measure used by the Compensation Committee to link compensation actually paid to our Company’s NEOs for the most recently completed fiscal year to our performance.
Compensation Actually Paid vs.
Adjusted EPS
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PROPOSAL 3 — ADVISORY APPROVAL OF THE FREQUENCY OF FUTURE SAY-ON-PAY VOTES
Pursuant to the SEC’s rules, this proposal affords our shareholders the opportunity to vote, on a non-binding, advisory basis, on how often we should include an advisory vote on executive compensation in our proxy materials for future annual general shareholder meetings (or a special shareholder meeting for which we must include executive compensation information in the proxy statement for that meeting). Under this proposal, shareholders may vote to have the advisory vote on executive compensation every one year, every two years or every three years.
After careful consideration, our Board believes that advisory votes on executive compensation should be conducted every year so that shareholders may annually express their views on our executive compensation program. Our Compensation Committee values the opinions expressed by our shareholders in these votes and will consider the outcome of these votes in making its decisions on executive compensation.
This proposal on the frequency of future advisory votes on executive compensation is advisory only and will not be binding on us, our Board or our Compensation
Committee. In voting on this proposal, you will be able to indicate your preference regarding the frequency of future advisory votes on executive compensation by specifying a choice of one year, two years or three years. If you do not have a preference regarding the frequency of future advisory votes on executive compensation, you should abstain from voting on the proposal. Although non-binding, our Board and our Compensation Committee will carefully review the voting results. Notwithstanding our Board’s recommendation and the outcome of the shareholder vote, our Board may in the future decide to conduct advisory votes on executive compensation on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to our executive compensation program.

Board Recommendation

OUR BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “ONE YEAR” AS THE PREFERRED FREQUENCY OF FUTURE SAY-ON-PAY VOTES.
 2026 Proxy Statement / 69

PROPOSAL 4 — APPROVAL OF AMENDMENT TO 2013 PERFORMANCE INCENTIVE PLAN
General

Our Company’s long-term incentive compensation program is implemented under the Norwegian Cruise Line Holdings Ltd. 2013 Performance Incentive Plan (or the “Plan”). The Plan emphasizes achievement of long-term performance and shareholder value creation.
On February 9, 2026, our Board approved amending and restating the Plan, subject to approval by our shareholders. At the Annual General Meeting, our shareholders will be asked to approve the following amendments set forth in the amended and restated Plan:
•
Increase in Aggregate Share Limit.   The Plan currently limits the aggregate number of our ordinary shares that may be delivered pursuant to all awards granted under the Plan to 48,009,006 shares. The proposed amendments would increase this limit by an additional 8,807,000 shares so that the new aggregate share limit for the Plan would be 56,816,006 shares. The proposed amendments would also increase the limit on the number of shares that may be delivered pursuant to “incentive stock options” granted under the Plan by 8,807,000 shares for a new limit of 56,816,006 incentive stock options. For purposes of clarity, any shares that are delivered pursuant to incentive stock options also count against (and are not in addition to) the aggregate Plan share limit described above.

•
Extension of Plan Term.   The Plan is currently scheduled to expire after the close of business on February 5, 2035. The proposed amendments provide for the term of the Plan to be extended through the close of business on February 8, 2036, ten years from the date the proposed amended Plan was approved by our Board.

As of March 6, 2026, a total of 12,241,388 ordinary shares were then subject to outstanding awards granted under the Plan, the only then-existing equity plan of our Company, and only 5,798,005 ordinary shares were then available for new award grants under the Plan (assuming that all outstanding performance-based awards are paid out at the maximum performance level). The proposed amendments would increase the available shares under the Plan by 8,807,000 shares. Based solely on the closing price of the Company’s ordinary shares as reported by the New York Stock Exchange on April 15, 2026, the maximum aggregate market value of the additional 8,807,000 new shares that could be issued under the Plan is approximately $186.0 million.
Our Company believes that incentives and share-based awards focus employees on the objective of creating shareholder value and promoting the success of our Company, and that incentive compensation plans like the Plan are an important attraction, retention and motivation tool for participants in the Plan. Our Board believes that the number of shares currently available under the Plan does not give our Company sufficient authority and flexibility to adequately provide for future incentives. Our Board believes that the additional shares give our Company greater flexibility to structure future incentives and better attract, retain and award key employees.
If shareholders do not approve this Plan proposal, the current share limits under the Plan will continue in effect and the Plan term will not be extended.

Key Features of the Plan

Some of the key features of the Plan are highlighted below. This section is qualified in its entirety by the full text of the Plan, which appears as Appendix A to this Proxy Statement.
•
No Evergreen or Option Reload Feature.   The Plan does not include any “evergreen feature” that automatically increases the shares available for issuance under the Plan each year. The Plan also does not include any provision for the grant of reload options.

•
No Repricings or Buyouts Without Shareholder Approval.   The Plan expressly prohibits our Company from repricing or buying-out options and stock appreciation rights (“SARs”) without shareholder approval.

•
Change in Control Definition.   The change in control provisions under the Plan require the actual occurrence of a qualifying transaction.

•
No “Single Trigger” Change in Control Provision.   The Plan does not require automatic

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PROPOSAL 4 — APPROVAL OF AMENDMENT TO 2013 PERFORMANCE INCENTIVE PLAN
vesting of outstanding awards upon the occurrence of a change in control of our Company. Instead, outstanding awards may be assumed, exchanged, or otherwise continued following the change in control, and outstanding awards will only vest if they are not assumed, exchanged or otherwise continued and terminate in connection with the change in control, or if the terms of the individual awards require accelerated vesting.
•
No Change in Control Gross-Ups.   The Plan does not include any gross-up payment for golden parachute excise taxes that may be triggered under Sections 280G and 4999 of the Code as a result of a change in control of the Company.

•
No Liberal Share Recycling Provisions for Options and SARs.   Any shares that are not issued or delivered as a result of the net settlement of an outstanding option or SAR, or any shares that are not issued or are tendered back to our Company as payment for any options or SARs, as well as any shares withheld or tendered to satisfy tax withholding obligations related to options or SARs, as well as any shares repurchased with the proceeds of any option exercise price, will not again be available for new grants under the Plan. In addition, the gross number of shares for which a SAR award is exercised, and not the number of shares actually issued, will count against the share limits of the Plan.
•
Vesting Requirements for Dividends and Dividend Equivalents.   Any dividends and/or dividend equivalents on unvested awards are subject to termination and forfeiture to the same extent as the corresponding portion of the unvested award to which they relate.

Please see the following section for a more detailed summary of the principal terms of the Plan.

Summary Description of the Plan

The principal terms of the Plan are summarized below. The following summary is qualified in its entirety by the full text of the Plan, which appears as Appendix A to this Proxy Statement.
Purpose.   The purpose of the Plan is to promote the success of our Company and to increase shareholder value by providing an additional means for us to attract, motivate, retain and reward selected employees and other eligible persons through the grant of awards. Equity-based awards are also intended to further align the interests of award recipients and our shareholders.
Administration.   Our Board or one or more committees appointed by our Board will administer the Plan. Our Board has delegated general administrative authority for the Plan to our Compensation Committee. A committee may delegate some or all of its authority with respect to the Plan to another committee of directors, and certain limited authority to grant awards to employees may be delegated to one or more officers of our Company. (The appropriate acting body, be it our Board, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this proposal as the “Administrator”).
The Administrator has broad authority under the Plan, including, without limitation, the authority:
•
to select eligible participants and determine the type(s) of award(s) that they are to receive;

•
to grant awards and determine the terms and conditions of awards, including the price (if any) to be paid for the shares or the award and, in the case of share-based awards, the number of shares to be offered or awarded;
•
to determine any applicable vesting and exercise conditions for awards (including any applicable performance-based targets), or determine that no delayed vesting or exercise is required, and to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards;

•
to cancel, modify, or waive our Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents;

•
subject to the other provisions of the Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award;

•
to determine the method of payment of any purchase price for an award or ordinary shares delivered under the Plan, as well as any tax-related items with respect to an award, which may be in the form of cash, check, or electronic funds transfer, by the delivery of already-owned ordinary shares or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice and third-party payment or cashless exercise on such terms as the Administrator may authorize, or any other form permitted by law;

•
to modify the terms and conditions of any award, establish sub-plans and agreements and determine

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PROPOSAL 4 — APPROVAL OF AMENDMENT TO 2013 PERFORMANCE INCENTIVE PLAN
different terms and conditions that the Administrator deems necessary or advisable to comply with laws in the countries where our Company or one of its subsidiaries operates or where one or more eligible participants reside or provide services;
•
to approve the form of any award agreements used under the Plan; and

•
to construe and interpret the Plan, make rules for the administration of the Plan, and make all other determinations necessary or advisable for the administration of the Plan.

No Repricing.   In no case (except due to an adjustment to reflect a share split or other event referred to under “Adjustments” below, or any repricing that is approved by our shareholders) will the Administrator (1) amend an outstanding option or share appreciation right to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding option or share appreciation right in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding option or share appreciation right in exchange for an option or share appreciation right with an exercise or base price that is less than the exercise or base price of the original award.
Eligibility.   Persons eligible to receive awards under the Plan include officers or employees of our Company or any of its subsidiaries, directors of our Company, and certain consultants and advisors to our Company or any of its subsidiaries. As of March 6, 2026, approximately 1,576 officers and employees of our Company and its subsidiaries (including all of our NEOs), and each of our Company’s eight non-employee directors, are considered eligible under the Plan.
Authorized Shares; Limits on Awards.   The maximum number of ordinary shares that may be issued or transferred pursuant to awards under the Plan equals 48,009,006 shares. If shareholders approve this Plan proposal, the maximum number of ordinary shares that may be issued or transferred pursuant to awards under the Plan will be 56,816,006 shares, an increase of 8,807,000 additional shares.
The following other limit is also contained in the Plan:
•
The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the Plan is 48,009,006 shares. If shareholders approve this Plan proposal, this limit on incentive stock options granted under the Plan will be 56,816,006 shares, an increase of 8,807,000 additional shares.

Following are other rules under the Plan for counting shares against the applicable share limits of the Plan:
•
To the extent that an award is settled in cash or a form other than ordinary shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the share limit and will be available for subsequent awards under the Plan.

•
In the event that ordinary shares are delivered in respect of a dividend equivalent right, the actual number of shares delivered with respect to the award will be counted against the share limits of the Plan. For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when our Company pays a dividend, and 100 shares are delivered in payment of those rights with respect to that dividend, 100 shares will be counted against the share limits of the Plan.

•
Shares that are subject to or underlie awards that expire or for any reason are cancelled or terminated, are forfeited, fail to vest, are settled without the issuance of shares, or for any other reason are not paid or delivered in shares under the Plan will again be available for subsequent awards under the Plan.

•
Shares that are not issued or delivered as a result of the net settlement of an outstanding option or share appreciation right or are exchanged by a participant or withheld by our Company as full or partial payment in connection with any option or share appreciation right granted under the Plan, as well as any shares exchanged by a participant or withheld by our Company to satisfy the tax withholding obligations related to any option or share appreciation right granted under the Plan, as well as any shares repurchased with the proceeds of any option exercise price will not be available for subsequent awards under the Plan. To the extent that shares are delivered pursuant to the exercise of a share appreciation right or option, the number of underlying shares as to which the exercise related will be counted against the share limits of the Plan, as opposed to only counting the shares issued. For purposes of clarity, if a share appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares will be counted against the share limits of the Plan.

•
Shares that are not issued or exchanged by a participant or withheld by our Company to pay the purchase price of an award granted under the Plan other than an option or share appreciation right, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any award other than an option or share appreciation right, will not be counted against the

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PROPOSAL 4 — APPROVAL OF AMENDMENT TO 2013 PERFORMANCE INCENTIVE PLAN
share limit and will be available for subsequent awards under the Plan.
•
The Plan generally provides that ordinary shares issued in connection with awards that are granted by or become obligations of our Company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the ordinary shares available for issuance under the Plan.

•
Our Company may not increase the applicable share limits of the Plan by repurchasing ordinary shares on the market (by using cash received through the exercise of options or otherwise).

Types of Awards.   The Plan authorizes options, share appreciation rights, and other forms of awards granted or denominated in our Company’s ordinary shares or units of our Company’s ordinary shares, as well as cash bonus awards. The Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be structured to be paid or settled in cash.
An option is the right to purchase ordinary shares at a future date at a specified price per share (the “exercise price”). The per share exercise price of an option generally may not be less than the fair market value of an ordinary share on the date of grant. The maximum term of an option is ten years from the date of grant. An option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options, as described under “U.S. Federal Income Tax Consequences of Awards Under the Plan” below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the Code and the Plan. Incentive stock options may only be granted to employees of our Company or a subsidiary.
A share appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of an ordinary share on the date of exercise of the share appreciation right over the base or exercise price of the share appreciation right. The base price or exercise price will be established by the Administrator at the time of grant of the share appreciation right and generally may not be less than the fair market value of an ordinary share on the date of grant. Share appreciation rights may be granted in connection with other awards or independently. The maximum term of a share appreciation right is ten years from the date of grant.
The other types of awards that may be granted under the Plan include, without limitation, share bonuses, restricted shares, performance shares, share units or phantom shares (which are contractual rights to receive ordinary shares, or cash based on the fair market value of an ordinary share), dividend equivalents which represent the right to receive a payment based on the dividends paid on an ordinary share over a stated period of time, or similar rights to purchase or acquire shares, and cash awards.
Any awards under the Plan may be fully-vested at grant or may be subject to time- and/or performance-based vesting requirements.
Dividend Equivalents.   The Administrator may provide that awards under the Plan (other than options or share appreciation rights) earn dividends or dividend equivalents based on the amount of dividends paid on outstanding ordinary shares, provided that as to any dividend equivalent rights granted in connection with an award granted under the Plan that is subject to any vesting requirements, no dividend equivalent payment will be made unless the related vesting conditions of the award are satisfied (or, in the case of a restricted share or similar award where the dividend must be paid as a matter of law, the dividend payment will be subject to forfeiture or repayment, as the case may be, if the related vesting conditions are not satisfied).
Assumption and Termination of Awards.   If an event occurs in which our Company does not survive (or does not survive as a public company in respect of its ordinary shares), including, without limitation, a dissolution, merger, combination, consolidation, exchange of securities, or other reorganization, or a sale of all or substantially all of the business, shares or assets of our Company, awards then-outstanding under the Plan will not automatically become fully vested pursuant to the provisions of the Plan so long as such awards are assumed, substituted, exchanged for or otherwise continued. However, if awards then-outstanding under the Plan are to be terminated in such circumstances (without being assumed or substituted for), such awards would generally become fully vested, subject to any exceptions that the Administrator may provide for in an applicable award agreement (such as for awards subject to performance-based vesting requirements). The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the Plan. For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a corporate event or in connection with a termination of the award holder’s employment. For the treatment of outstanding equity awards held by the NEOs in connection with a termination of employment and/or a change in control of our Company, please see the “Potential Payments Upon Termination or Change in Control” above in this Proxy Statement.

 2026 Proxy Statement / 73

PROPOSAL 4 — APPROVAL OF AMENDMENT TO 2013 PERFORMANCE INCENTIVE PLAN
Transfer Restrictions.   Subject to certain exceptions contained in Section 5.7 of the Plan, awards under the Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws and are not made for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting securities are held by the award recipient or by the recipient’s family members).
Adjustments.   As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, share splits, share dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the shareholders.
Discretion to Accelerate.   The Administrator has discretion to accelerate the vesting of any award under the Plan, in circumstances it determines to be appropriate.
No Limit on Other Authority.   The Plan does not limit the authority of our Board or any committee to grant awards or authorize any other compensation, with or without reference to our Company’s ordinary shares, under any other plan or authority.
Termination of or Changes to the Plan.   Our Board may amend or terminate the Plan at any time and in any manner. Shareholder approval for an amendment will be required only to the extent then required by applicable law or deemed necessary or advisable by our Board. Unless terminated earlier by our Board and subject to any extension that may be approved by shareholders, the authority to grant new awards under the Plan will expire after the close of business on February 5, 2035. If shareholders approve this Plan proposal, the term of the Plan will be extended through the close of business on February 8, 2036. Outstanding awards, as well as the Administrator’s authority with respect thereto, generally will continue following the expiration or termination of the Plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any Plan amendment) materially and adversely affects the holder.

U.S. Federal Income Tax Consequences of Awards Under the Plan

The U.S. federal income tax consequences of the Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A and 457A of the Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local, or international tax consequences.
With respect to nonqualified stock options, our Company is generally entitled to deduct, and the participant recognizes taxable income in, an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, our Company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.
The current federal income tax consequences of other awards authorized under the Plan generally follow certain basic patterns: nontransferable restricted shares subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); and bonuses, share appreciation rights, cash and share-based performance awards, dividend equivalents, share units, and other types of awards are generally subject to tax at the time of payment. In each of the foregoing cases, our Company will generally have a corresponding deduction at the time the participant recognizes income.
If an award is accelerated under the Plan in connection with a “change in control” (as this term is used under the Code), our Company may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the Code (and certain related excise taxes may be triggered). Furthermore, under Section 162(m) of the Code, the aggregate compensation in excess of $1,000,000 payable to current or former NEOs of our Company may not be deductible by our Company in certain circumstances.

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PROPOSAL 4 — APPROVAL OF AMENDMENT TO 2013 PERFORMANCE INCENTIVE PLAN
Specific Benefits Under the Plan

Our Company has not approved any awards that are conditioned upon shareholder approval of the Plan. If the proposed amendments to the Plan had been in existence in 2025, our Company expects that its award grants for 2025 would not have been substantially different from those actually made in that year under the Plan. For information regarding share-based awards granted to our NEOs during 2025, see the material under the heading “Executive Compensation.”
As described under “Director Compensation” above, our Directors’ Compensation Policy provides for each non-employee director to receive an annual restricted share unit award valued at $200,000 to be awarded on the first business day of each calendar year. The number of shares subject to each award is determined by dividing $200,000 by the closing price of our ordinary shares on the grant date. Assuming, for illustrative purposes only, that the price of the ordinary shares used for the conversion of the dollar amount set forth above into shares is $21.12, the number of shares subject to restricted share unit awards that would be allocated to the Company’s eight non-employee directors as a group pursuant to the annual grant formula is 757,576 shares. This figure represents the aggregate number of shares that would be subject to the annual grants under the director equity grant program for calendar years 2027 through 2036 (the ten remaining years in the term of the Plan, assuming the term is extended) based on that assumed share price and a number of other assumptions, including, without limitation, that there are no new eligible directors, there continue to be eight eligible directors seated, no eligible non-employee director waives his or her right to receive any annual grant and there are no changes to the awards granted under the director equity grant program.

Potential Dilution

The following paragraphs include additional information to help shareholders assess the potential dilutive impact of our Company’s equity awards and the Plan. As of March 6, 2026, the Plan was our Company’s only equity compensation plan. Mr. Chidsey’s RSUs and PSUs were granted on March 26, 2026 outside the terms of our Plan and approved by our Compensation Committee in reliance on the employment inducement exemption under the NYSE’s listing rules.
“Overhang” refers to the number of ordinary shares that are subject to outstanding awards or remain available for new award grants. The following table shows the total number of ordinary shares that were subject to outstanding restricted share and restricted share unit awards granted under the Plan, the only then-existing equity plan of our Company, that were subject to outstanding options granted under the Plan, and that were then available for new award grants under the Plan as of March 6, 2026. For awards subject to performance-based vesting requirements, such as the PSUs (as described above under “Executive Compensation — Compensation Discussion and Analysis — Long-Term Equity Incentive Compensation”), the number of shares presented is based on achieving the maximum level of performance, even though the actual share payout for these awards may be less than the maximum number below.

Overhang	As of March 6, 2026
Shares subject to outstanding restricted share and restricted share unit awards (excluding performance-based and market based vesting awards)	9,126,465
Shares subject to outstanding performance-based vesting restricted share and restricted share unit awards	3,114,923
Shares subject to outstanding market-based vesting restricted share and restricted share unit awards	—
Shares subject to outstanding options (excluding performance-based and market based vesting options)	—
Shares subject to outstanding performance-based vesting options	—
Shares subject to outstanding market-based vesting options	—
Shares available for new award grants	5,798,005
The weighted-average number of ordinary shares issued and outstanding in each of the last three fiscal years was 424,424,962 shares issued and outstanding in 2023,
435,278,605 shares issued and outstanding in 2024 and 448,542,442 shares issued and outstanding in 2025.

 2026 Proxy Statement / 75

PROPOSAL 4 — APPROVAL OF AMENDMENT TO 2013 PERFORMANCE INCENTIVE PLAN
The number of ordinary shares issued and outstanding as of April 15, 2026 was 459,105,425 shares.
“Burn rate” refers to the number of shares that are subject to awards that we grant over a particular period of time. The total number of ordinary shares subject to awards that our Company granted under the Plan in each of the last three fiscal years are as follows:
•
7,210,013 shares in 2023 (which was 1.7% of the weighted-average number of ordinary shares issued and outstanding in 2023), of which 6,054,339 shares were subject to restricted share and restricted share unit awards (excluding performance-based and market-based vesting awards), 1,155,674 shares were subject to performance-based vesting restricted share and restricted share unit awards, 0 shares were subject to market-based vesting restricted share and restricted share unit awards, 0 shares were subject to options (excluding performance-based and market-based vesting options), 0 shares were subject to performance-based vesting options, and 0 shares were subject to market-based vesting options;

•
5,618,172 shares in 2024 (which was 1.3% of the weighted-average number of ordinary shares issued and outstanding in 2024), of which 4,673,132 shares were subject to restricted share and restricted share unit awards (excluding performance-based and market-based vesting awards), 945,040 shares were subject to performance-based vesting restricted share and restricted share unit awards, 0 shares were subject to market-based vesting restricted share and restricted share unit awards, 0 shares were subject to options (excluding performance-based and market-based vesting options), 0 shares were subject to performance-based vesting options, and 0 shares were subject to market-based vesting options; and

•
5,855,378 shares in 2025 (which was 1.3% of the weighted-average number of ordinary shares issued and outstanding in 2025), of which 4,687,416 shares were subject to restricted share and restricted share unit awards (excluding performance-based and market-based vesting awards), 1,167,962 shares were subject to performance-based vesting restricted share and restricted share unit awards, 0 shares were subject to market-based vesting restricted share and restricted share unit awards, 0 shares were subject to options (excluding performance-based and market-based vesting options), 0 shares were subject to performance-based vesting options, and 0 shares were subject to market-based vesting options.

Thus, the total number of ordinary shares subject to awards granted under the Plan per year over the last three fiscal years (2023, 2024 and 2025) has been, on average, 1.4% of the weighted-average number of ordinary shares issued and outstanding for this period. Performance-based vesting awards have been included above in the year in which the award was granted by our Board or Compensation Committee.
The total number of ordinary shares that were subject to awards granted under the Plan that terminated or expired, and thus became available for new award grants under the Plan, in each of the last three fiscal years are as follows: 1,732,908 in 2023, 2,190,497 in 2024 and 3,209,786 in 2025. The total number of ordinary shares that were subject to awards granted under the Plan and that were withheld to cover tax withholding obligations related to restricted share and restricted share unit awards and thus became available for new award grants under the Plan, in each of the last three fiscal years are as follows: 1,473,174 in 2023, 1,271,681 in 2024 and 1,047,584 in 2025. Shares subject to Plan awards that terminated or expired and became available for new award grants under the Plan have been included when information is presented in this Plan proposal on the number of shares available for new award grants under the Plan.
Our Compensation Committee anticipates that the 8,807,000 additional shares requested for the Plan (together with the shares available for new award grants under the Plan on the Annual General Meeting date and assuming usual levels of shares becoming available for new awards as a result of forfeitures of outstanding awards) will provide the Company with flexibility to continue to grant equity awards under the Plan through approximately the end of 2028 (reserving sufficient shares to cover potential payment of performance-based awards at maximum payment levels). However, this is only an estimate, in our Company’s judgment, based on current circumstances. The total number of shares that are subject to our Company’s award grants in any one year or from year-to-year may change based on a number of variables, including, without limitation, the value of our Company’s ordinary shares (since higher share prices generally require that fewer shares be issued to produce awards of the same grant date fair value), changes in competitors’ compensation practices or changes in compensation practices in the market generally, changes in the number of employees, changes in the number of directors and officers, whether and the extent to which vesting conditions applicable to equity-based awards are satisfied, acquisition activity and the need to grant awards to new employees in connection with acquisitions, the need to attract, retain and incentivize key talent, the type of awards our Company grants, and how our Company chooses to balance total compensation between cash and equity-based awards.

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PROPOSAL 4 — APPROVAL OF AMENDMENT TO 2013 PERFORMANCE INCENTIVE PLAN
The closing market price for a share of the Company’s ordinary shares as of April 15, 2026 was $21.12 per share.
Aggregate Equity Awards Previously Granted Under the Plan

As of December 31, 2025, awards covering 58,898,877 ordinary shares had been granted under the Plan. (This number of shares includes shares subject to awards that expired or terminated without having been exercised and paid and became available for new award grants under the Plan.) The following table shows information regarding the distribution of all awards among the persons and groups identified below, option exercises and restricted share or unit vesting prior to that date, and option and unvested restricted share or unit holdings as of that date.

	Options and Share Appreciation Rights				Restricted Shares/Units
	Shares Subject to Past Option/SAR Grants (#)	Shares Acquired on Exercise (#)	Shares Underlying Options/SARs as of December 31, 2025		Shares/Units Subject to Past Awards (#)	Shares/Units Vested as of December 31, 2025 (#)	Shares/Units Outstanding and Unvested as of December 31, 2025 (#)
			Exercisable (#)	Unexercisable (#)
Named Executive Officers
Harry Sommer Former President and Chief Executive Officer	150,000	25,000	25,000	—	2,140,165	720,607	1,387,825
Mark A. Kempa Executive Vice President and Chief Financial Officer	113,970	28,970	15,000	—	1,061,210	571,653	457,824
Patrik Dahlgren Executive Vice President, Chief Vessel Operations and Newbuild Officer	—	—	—	—	452,736	47,882	404,854
Daniel S. Farkas Executive Vice President, General Counsel, Chief Development Officer and Secretary	151,429	51,429	15,000	—	981,141	513,921	443,420
David Herrera Former President, Norwegian Cruise Line	85,000	—	—	—	604,856	217,184	—
Jason Montague Chief Luxury Officer	187,500	—	37,500	—	837,430	597,242	157,173
Total for all then-current executive officers as a group (6 persons)	635,399	105,399	107,500	—	5,759,738	2,677,080	2,912,377
David Abrams	—	—	—	—	83,961	72,387	11,574
Zillah Ellen Byng-Thorne	—	—	—	—	37,009	29,293	7,716
John W. Chidsey Current Chairperson, President and Chief Executive Officer	—	—	—	—	44,835	38,318	6,517
José E. Cil	—	—	—	—	30,876	19,302	11,574
Harry C. Curtis	—	—	—	—	45,325	37,609	7,716
Stella David	—	—	—	—	96,488	84,914	11,574
Linda P. Jojo	—	—	—	—	7,702	—	7,702
Mary E. Landry	—	—	—	—	57,874	50,158	7,716
Total for all then-current non-executive directors as a group (8 persons)	—	—	—	—	404,070	331,981	72,089
Each other person who has received 5% or more of the options, warrants or rights under the Plan	1,250,000	—	—	—	3,520,193	2,926,829	—
All other employees and former non-employee directors, including all current officers who are not executive officers or directors, as a group	13,034,268	5,739,868	190,836	—	33,605,353	21,176,379	8,074,726
 2026 Proxy Statement / 77

PROPOSAL 4 — APPROVAL OF AMENDMENT TO 2013 PERFORMANCE INCENTIVE PLAN
Vote Required for Approval of Amendment to 2013 Performance Incentive Plan

Our Board believes that the adoption of the amendments to the Plan will promote the interests of our Company and our shareholders and will help our Company and its subsidiaries continue to be able to attract, retain and reward persons important to our success.
All members of our Board and all of our Company’s executive officers are eligible for awards under the Plan and thus have a personal interest in the approval of the Plan.
Approval of the amendments to the Plan requires the affirmative vote of a majority of the votes cast on this proposal at the Annual General Meeting.

Board Recommendation

OUR BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE AMENDMENT TO OUR 2013 PERFORMANCE INCENTIVE PLAN AS DESCRIBED ABOVE AND SET FORTH IN APPENDIX A.
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PROPOSAL 5 — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has appointed PwC to serve as our independent registered public accounting firm for the year ending December 31, 2026. As required by our bye-laws and applicable law, our shareholders are being asked to approve the appointment of PwC and the fixing of PwC’s remuneration. If shareholders do not ratify the appointment of PwC and our Audit Committee’s determination of PwC’s remuneration, our Audit Committee will consider the appointment of another independent registered public accounting firm. In addition, even if shareholders ratify our Audit Committee’s selection, our Audit Committee, in its discretion, may still appoint a different independent registered public accounting firm if it believes that such a change would be in the best interests of our Company and its shareholders.
A representative of PwC is expected to attend the Annual General Meeting. The representative will have the opportunity to make a statement if he or she desires to do so and is expected to be available to answer appropriate questions.
Fees for professional services rendered by PwC for our Company for the years ended December 31, 2025 and 2024 were:
	Total Fees Year Ended December 31,
	2025	2024
	(in thousands)
Audit fees	$4,680	$5,630
Audit-related fees	1,375	400
Tax fees	507	395
All other fees	0	0
Total	$6,562	$6,425
The audit fees for the years ended December 31, 2025 and 2024 relate to the aggregate fees billed by PwC in connection with the audit of our financial statements and related internal control over financial reporting.
The audit-related fees for the years ended December 31, 2025 and 2024 were related to the issuance of comfort letters.
Tax fees for the years ended December 31, 2025 and 2024 were related to tax return preparation and other tax compliance services.
No fees were incurred under all other fees for the years ended December 31, 2025 and 2024.
Pursuant to the terms of its charter, our Audit Committee must pre-approve all audit and permitted non-audit services to be performed by our independent registered public accounting firm. Such pre-approval can be given as part of our Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual basis. Our Audit Committee is authorized to delegate the pre-approval of audit and permitted non-audit services to one or more of its members, provided that any decisions to pre-approve any audit or non-audit services pursuant to this authority must be presented to our full Audit Committee at its next scheduled meeting. Our Audit Committee pre-approved all of the non-audit services provided by our independent registered public accounting firm in 2025 and 2024.
Our Audit Committee has considered and determined that the services provided by PwC are compatible with maintaining PwC’s independence.

Board Recommendation

OUR BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE
“FOR” RATIFICATION OF THE APPOINTMENT OF PWC AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2026
AND THE AUDIT COMMITTEE’S DETERMINATION OF PwC’S REMUNERATION.

 2026 Proxy Statement / 79

AUDIT COMMITTEE REPORT
The Audit Committee of the Board assists the Board in performing its oversight responsibilities for our financial reporting process, audit process and internal controls as more fully described in the written charter of the Audit Committee. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. Our independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for performing an independent audit of our consolidated financial statements and internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon.
In the performance of its oversight function, the Audit Committee reviewed and discussed our audited consolidated financial statements for the year ended December 31, 2025 with management and with PricewaterhouseCoopers LLP. In addition, the Audit Committee discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC, which includes, among other items, matters related to the conduct of the audit of our financial statements. The Audit Committee has also received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence and considered whether the non-audit services provided by PricewaterhouseCoopers LLP are compatible with maintaining its independence.
Based on the review and discussions with management and PricewaterhouseCoopers LLP, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC.
Audit Committee of the Board of Directors*
Harry C. Curtis (Chairperson)
Zillah Ellen Byng-Thorne
José E. Cil
February 23, 2026
The foregoing report of our Audit Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by our Company (including any future filings) under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate such report by reference therein.

*
Reflects members of the Audit Committee as of the signing date. Mr. Chidsey was a member of our Audit Committee until February 12, 2026. Mr. Curtis was a member of our Board and Audit Committee until March 31, 2026. Prior to stepping down from the Audit Committee, Mr. Chidsey and Mr. Curtis took part in the review and discussions referred to in the foregoing report.

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SHAREHOLDER PROPOSAL
The Accountability Board, Inc. has submitted the following proposal, which will be voted on at our Annual General Meeting if properly presented by the shareholder proponent or by a qualified representative on behalf of the shareholder proponent.
As explained below, our Board unanimously recommends that you vote “AGAINST” this shareholder proposal. The Accountability Board, Inc. has indicated that it has continuously held at least $2,000 in market value of our ordinary shares and will continue to hold that amount through our Annual General Meeting.
We will furnish, orally or in writing, as requested, the address and claimed share ownership of the shareholder that submitted this proposal promptly upon oral or written request to our Company’s General Counsel and Secretary.
Pursuant to SEC rules, we are reprinting the proposal and supporting statement in our Proxy Statement as they were submitted to us. We are not responsible for the accuracy or content of the proposal.

PROPOSAL 6 — DECLASSIFICATION OF THE BOARD OF DIRECTORS
RESOLVED: Shareholders ask the company to take all steps necessary, in accordance with applicable law, to reorganize the Board of Directors into one class, with each director subject to election annually for a one-year term.
DEAR FELLOW SHAREHOLDERS:
Norwegian Cruise Lines (NCL) has a “classified” (or “staggered”) Board that’s structured into different director classes with overlapping terms—rather than the full Board being elected annually.
Like many other investors, we believe the election of directors is the primary means for stockholders to influence corporate governance policies and to hold management accountable for implementing those policies, and that classified boards may reduce the accountability of directors to stockholders, since stockholders are only able to evaluate and elect each director every three years.
As Arthur Levitt, former Chairman of the SEC said, “it’s best for the investor if the entire board is elected once a year” because otherwise, “shareholders have far less control over who represents them.” And the Council of Institutional Investors makes the point even more bluntly: “Boards should not be classified.”
Institutional Shareholder Services (ISS) also supports board declassification, stating that a classified board structure “prevents shareholders from holding directors accountable on an annual basis, can entrench management, and can deter takeovers and proxy contests.”
And so does Glass Lewis, since “declassified boards promote director accountability” and there’s “empirical evidence suggesting staggered boards reduce a company’s value.”
 2026 Proxy Statement / 81

PROPOSAL 6 — DECLASSIFICATION OF THE BOARD OF DIRECTORS
Major investors support declassification, too. For example:
•
BlackRock says directors “should be re-elected annually,” that classification “generally limits shareholders’ rights to regularly evaluate a board’s performance” and that it’ll “typically support proposals requesting board de-classification.”

•
Vanguard Group says it will “generally vote for proposals to declassify a current board and vote against management or shareholder proposals to create a classified board.”

•
State Street says, “there should be annual elections of the full board of directors,” as “[t]he ability to elect, remove and nominate directors on at least an annual basis provides the appropriate checks and balances to ensure that the...directors are undertaking their responsibilities in the best interests of their shareholders.”

•
And Fidelity says, “classified boards are not as accountable to shareholders as declassified boards” and therefore, it will generally “support declassification of existing boards.”

Thus, it makes sense that 90% of S&P 500 Boards aren’t classified, and a majority of Russell 3000 Boards aren’t either.
Based on the foregoing, we believe support for this proposal is clearly warranted. Thank you.
Board Recommendation

OUR BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “AGAINST” THIS PROPOSAL BECAUSE IT IS NOT NECESSARY GIVEN OUR HIGH BOARD REFRESHMENT RATE.
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SHARE OWNERSHIP INFORMATION
Security Ownership of Certain Beneficial Owners and Management

The table below sets forth information regarding the beneficial ownership of our equity securities as of April 15, 2026 (except where another date is indicated) by:
•
each person that is known by us to be a beneficial owner of more than 5% of our outstanding equity securities;

•
each of our NEOs;

•
each of our current directors and director nominees; and

•
all current directors and current executive officers as a group.

There were 459,105,425 ordinary shares issued and outstanding as of April 15, 2026.
The amounts and percentages of our ordinary shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities (including as further described in the footnotes to the following table). Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he or she has no economic interest. Except as otherwise indicated in the footnotes below and as subject to applicable community property laws, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated ordinary shares. Unless indicated otherwise, the address of each individual listed in the table is c/o Norwegian Cruise Line Holdings Ltd., 7665 Corporate Center Drive, Miami, Florida 33126.

	Ordinary Shares Beneficially Owned
Name and Address(1)	Number	Percent
Capital International Investors(2)	52,689,188	11.5%
Vanguard Capital Management(3)	33,612,105	7.3%
BlackRock, Inc.(4)	24,870,986	5.4%
Zillah Ellen Byng-Thorne	87,307	*
José E. Cil(5)	70,876	*
Jonathan Z. Cohen	—	*
Alex Cruz	12,745	*
Linda P. Jojo	7,702	*
Kevin A. Lansberry	—	*
Brian P. MacDonald	—	*
Stephen G. Pagliuca	—	*
John W. Chidsey	6,517	*
Harry Sommer	657,863	*
Mark A. Kempa	379,388	*
Patrik Dahlgren	132,939	*
Daniel S. Farkas	328,636	*
David Herrera(6)	166,997	*
Jason Montague	26,550	*
All current directors and current executive officers as a group (15 persons)	1,146,225	*

*
Indicates less than one percent.

(1)
The information presented in this table is based on information supplied to us by our executive officers, directors and principal shareholders or included in Schedule 13Gs (or amendments thereof) filed with the SEC.

 2026 Proxy Statement / 83

SHARE OWNERSHIP INFORMATION
(2)
The address of Capital International Investors is 333 South Hope Street, 55th Floor, Los Angeles, California 90071. Of the amount reported as beneficially owned, Capital International Investors has sole voting power over 52,687,874 ordinary shares, shared voting power over no ordinary shares, sole dispositive power over all 52,689,188 ordinary shares and shared dispositive power over no ordinary shares. The foregoing information is as of September 30, 2025 and is based solely on a Schedule 13G/A (Amendment No. 2) filed by Capital International Investors with the SEC on November 13, 2025.

(3)
The address of Vanguard Capital Management is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. Of the amount reported as beneficially owned, Vanguard Capital Management has sole voting power over 3,995,090 ordinary shares, shared voting power over no ordinary shares, sole dispositive power over 33,612,105 ordinary shares and shared dispositive power over no ordinary shares. The foregoing information is as of March 31, 2026 and is based solely on a Schedule 13G filed by Vanguard Capital Management with the SEC on April 29, 2026. On March 27, 2026, The Vanguard Group filed a 13G/A (Amendment No. 10) with the SEC reporting that, following an internal realignment in January 2026, The Vanguard Group no longer has, or is deemed to have, beneficial ownership over our shares of common stock and that certain of its subsidiaries and/or business divisions of such subsidiaries that formerly had, or were deemed to have had, beneficial ownership with The Vanguard Group will report beneficial ownership separately on a disaggregated basis from The Vanguard Group. No other Schedule 13G reporting such beneficial ownership had been filed as of April 29, 2026.

(4)
The address of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001. Of the amount reported as beneficially owned, BlackRock, Inc. has sole voting power over 23,816,412 ordinary shares, shared voting power over no ordinary shares, sole dispositive power over all 24,870,986 ordinary shares and shared dispositive power over no ordinary shares. The foregoing information is as of December 31, 2023 and is based solely on a Schedule 13G/A (Amendment No. 2) filed by BlackRock, Inc. with the SEC on February 2, 2024.

(5)
Includes 40,000 ordinary shares held indirectly by a trust.

(6)
Mr. Herrera served as President, Norwegian Cruise Line until August 20, 2025. His beneficial ownership amount is based on information in the most recent Form 4 Mr. Herrera filed with the SEC regarding NCLH shares (dated March 4, 2025), adjusted to give effect to subsequent forfeitures through April 15, 2026, of which the Company is aware, in connection with employment-related equity awards.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Review and Approval of Related Party Transactions

Pursuant to its charter, our Audit Committee is responsible for the review and approval of all related party transactions required to be disclosed pursuant to Item 404 of Regulation S-K of the Exchange Act; however, our Audit Committee does not have a written policy regarding the approval of related party transactions. As part of its review and approval of a related party transaction, which generally refers to any transaction in which we are a participant, the amount involved exceeds $120,000 and a related party has a direct or indirect material interest, our Audit Committee considers:
•
the nature of the related party’s interest in the transaction;

•
the material terms of the transaction, including the amount involved and type of transaction;

•
the importance of the transaction to the related party and to us;

•
whether the transaction would impair the judgment of a director or executive officer to act in our best interest; and

•
any other matters our Audit Committee deems appropriate.

Relationships and Transactions

We are not aware of any related party transactions required to be disclosed pursuant to Item 404 of Regulation S-K of the Exchange Act.
 2026 Proxy Statement / 85

ABOUT THE ANNUAL GENERAL MEETING AND VOTING
      Who may vote?

Each ordinary share outstanding as of the close of business on April 15, 2026 (the “record date”) is entitled to one vote at our Annual General Meeting. At the close of business on April 15, 2026, 459,105,425 of our ordinary shares were outstanding and entitled to vote. The ordinary shares are our only outstanding class of equity securities that are entitled to vote at the Annual General Meeting. Our bye-laws provide that no one person or group of related persons, may own, or be deemed to own, more than 4.9% of our ordinary shares, whether measured by vote, value or number, unless such ownership is approved by our Board (the “4.9% limit”). Any outstanding shares held in excess of the 4.9% limit will be transferred to and held in a trust. The trustee will be entitled to vote the excess shares on behalf of the beneficiary. See “Item 1 — Business — Taxation — U.S. Income Taxation — Exemption of International Shipping Income under Section 883 of the Code” in our 2025 Annual Report for further information.
At the Annual General Meeting, you may vote all of the ordinary shares owned by you as of the close of business on the record date, subject to the exception provided in the foregoing paragraph. These ordinary shares include ordinary shares that are (1) held of record directly in your name and (2) held for you as the beneficial owner through a broker, bank, or other nominee. There are some distinctions between ordinary shares held of record and ordinary shares owned beneficially as described herein.

      What do I do if I am a shareholder of record?

If your ordinary shares are registered directly in your name with our Company or our transfer agent, Equiniti Trust Company, LLC, you are considered the shareholder of record with respect to those ordinary shares and the proxy materials were sent directly to you by us. If you previously requested to receive printed proxy materials, we have sent a proxy card for you to use. As the shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual General Meeting. See “How do I vote?” below.

      What do I do if I am a beneficial owner?

If your ordinary shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of ordinary shares held in “street name,” and the proxy materials were forwarded to you by your broker, bank or other nominee. If you previously requested to receive printed proxy materials, your broker, bank or other nominee has sent a voting instruction form that you may use. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares in your account, and you are also invited to attend the Annual General Meeting. See “How do I vote?” below.

      What are the requirements to attend the Annual General Meeting?

You are invited to attend the Annual General Meeting if you are a shareholder of record or a beneficial owner as of the record date, or you hold a valid legal proxy for the Annual General Meeting. If you are a shareholder of record, you must present a government-issued photo identification, such as a valid driver’s license, and the name on your photo identification will be verified against the list of shareholders as of the record date for admission to the Annual General Meeting. If you hold your ordinary shares through a broker, bank or other nominee, you will need to provide proof of beneficial ownership by bringing either a copy of the Notice of Internet Availability or voting instruction form provided to you by your broker, bank or other nominee, a copy of your brokerage statement showing your ordinary share ownership as of the record date, or other similar evidence of ownership as of the record date, as well as a government-issued photo identification, such as a valid driver’s license. The name on your photo identification and your proof of ownership must match. If you hold a valid legal proxy to vote a shareholder’s ordinary shares at the Annual General Meeting, you will also be asked to present a government-issued photo identification, such as a valid driver’s license, and the name on your photo identification and legal proxy must match for admission to the Annual General Meeting. Please note

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ABOUT THE ANNUAL GENERAL MEETING AND VOTING
that cameras, sound or video recording equipment, smartphones or other similar equipment, electronic devices, large bags, briefcases or packages may not be allowed (or their use may be restricted) in the meeting room. Security measures at the Annual General Meeting may also include bag searches and hand-wand searches.

      How do I vote?

Voting in Person
Ordinary shares held in your name as the shareholder of record may be voted in person at the Annual General Meeting. Ordinary shares for which you are the beneficial owner but not the shareholder of record may be voted in person at the Annual General Meeting only if you obtain a legal proxy from the broker, bank or nominee that holds your shares giving you the right to vote the shares in person at the meeting. Even if you plan to attend the Annual General Meeting, we recommend that you also vote your ordinary shares as described below in advance of the Annual General Meeting so that your vote will be counted if you later decide not to attend the meeting.

Voting Without Attending the Annual General Meeting
Whether you hold shares directly as a shareholder of record or beneficially in street name, you may vote your ordinary shares without attending the Annual General Meeting. You may vote by granting a proxy or, for ordinary shares held in street name, by submitting voting instructions to your broker, bank or nominee. You may also submit a proxy or voting instructions by telephone or using the Internet as outlined on your Notice of Internet
Availability, proxy card or voting instruction form. Please see your Notice of Internet Availability, proxy card or the information your bank, broker, or other nominee provided to you for more information on these options. Votes cast by Internet or telephone have the same effect as votes cast by submitting a written proxy card or voting instruction form.

How to Vote in Advance

Your vote is important. Please vote as soon as possible by one of the methods shown below. Be sure to have your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials in hand:

By telephone	You can vote your shares by calling the number provided in the proxy card or voting instruction form
By Internet	You can vote your shares online at www.proxyvote.com
By mail	Complete, sign, date and return your proxy card or voting instruction form in the postage-paid envelope provided
 2026 Proxy Statement / 87

ABOUT THE ANNUAL GENERAL MEETING AND VOTING
Deadline for Voting
If you are a shareholder of record, your proxy must be received by telephone or the Internet by 11:59 p.m. Eastern Time on June 10, 2026 in order for your ordinary shares to be voted at the Annual General Meeting.
If you are a shareholder of record and you received a copy of the proxy materials by mail, you may instead mark, sign and date the proxy card you received and return it in the accompanying prepaid and addressed envelope so that it is received by us before the Annual General Meeting in order for your ordinary shares to be voted at the Annual General Meeting. If you hold your ordinary shares in street name, please provide your voting instructions by the deadline specified by the broker, bank or other nominee that holds your shares.

      How will my shares be voted?

Our Board has appointed Mr. Mark A. Kempa and Ms. Faye L. Ashby to serve as proxy holders to vote your shares according to the instructions you submit. If you properly submit a proxy but do not specify your voting choice on one or more of the items listed in the accompanying Notice of Annual General Meeting of Shareholders, your shares will be voted as follows:
FOR the election of each of the three nominees for Class I director (Proposal No. 1);
FOR the approval, on a non-binding, advisory basis, of the compensation of our named executive officers (Proposal No. 2);
1 YEAR as the preferred frequency of future Say-on-Pay Votes (Proposal No. 3);
FOR the approval of an amendment to our Plan, including an increase in the number of shares available for grant under our Plan (Proposal No. 4);
FOR the ratification of the appointment of PwC as our independent registered public accounting firm for the year ending December 31, 2026 and the determination of PwC’s remuneration by our Audit Committee (Proposal No. 5); and
AGAINST the shareholder proposal described in this Proxy Statement, if properly presented (Proposal No. 6)
If you hold your ordinary shares in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may generally vote your ordinary shares in its discretion on routine matters. However, a broker cannot vote ordinary shares held in street name on non-routine matters unless the broker receives voting instructions from the street name holder. The proposal to ratify the appointment of PwC as our independent registered public accounting firm for the year ending December 31, 2026 and our Audit Committee’s determination of PwC’s remuneration (Proposal No. 5) is considered routine under applicable rules, while all of the other items to be submitted for a vote of shareholders at the Annual General Meeting are considered non-routine. Accordingly, if you hold your ordinary shares in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may exercise its discretion to vote your ordinary shares on Proposal No. 5, but will not be permitted to vote your ordinary shares on any of the other items at the Annual General Meeting. If your broker exercises this discretion, your ordinary shares will be counted as present for the purpose of determining the presence of a quorum at the Annual General Meeting and will be voted on Proposal No. 5 in the manner directed by your broker, but your shares will constitute “broker non-votes” on each of the other items at the Annual General Meeting. Broker non-votes will not be counted as a vote cast with respect to Proposal Nos. 1, 2, 3, 4 or 6 and therefore will not be counted in determining the outcome of such items.

      What matters will be presented?

We are not aware of any matters to be presented for a vote at the Annual General Meeting other than those described in this Proxy Statement. If any matters not described in this Proxy Statement are properly presented at the meeting, your proxy, if properly submitted, gives authority to the proxy holders to vote your ordinary shares in accordance with their judgment.

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ABOUT THE ANNUAL GENERAL MEETING AND VOTING
      What constitutes a quorum?

A quorum refers to the number of persons that must be in attendance at an annual general meeting of shareholders and the percentage of the total issued voting shares that must be represented at such meeting in order to lawfully conduct business. The presence of two or more persons, present in person or by proxy, holding in excess of 50% of the total issued ordinary shares entitled to vote will form a quorum for the transaction of business at the Annual General Meeting. Shares represented by properly submitted proxies that reflect abstentions or broker non-votes will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. If the persons present or represented by proxy at the Annual General Meeting constitute the holders of less than a majority of the outstanding ordinary shares entitled to vote as of the record date, the chairperson of the Annual General Meeting may adjourn the meeting to a subsequent date for the purpose of obtaining a quorum.

      What is the vote required for proposals on the agenda?

The following summary describes the vote required to approve each of the proposals at the Annual General Meeting assuming a quorum has been established for the transaction of business at the meeting.
Election of Class I Directors (Proposal No. 1). Pursuant to our bye-laws, each director nominee receiving an affirmative majority of the votes cast with respect to his or her election will be elected as a Class I director. The majority voting standard does not apply, however, where the number of persons validly proposed for election as a director is greater than the number of directors to be elected. In such circumstances, directors will instead be elected by a plurality of the votes cast, meaning that the persons receiving the highest number of votes, up to the total number of directors to be elected at the meeting, will be elected.
At the Annual General Meeting, the number of director nominees validly proposed for election as a Class I director equals the number of directors to be elected. Therefore, in accordance with the majority voting standard, director nominees will be elected at the Annual General Meeting by an affirmative majority of the votes cast. Shareholders are not permitted to cumulate their shares for the purpose of electing directors.
For purposes of this proposal, abstentions and broker non-votes are not counted as votes cast and therefore will not be counted in determining the outcome of the election of directors.
All Other Proposals (Proposals No. 2, 3, 4, 5 and 6). Pursuant to our bye-laws, the affirmative vote of a majority of the votes cast on the proposal at the meeting is required to approve each of Proposal No. 2 (advisory approval of the compensation of our named executive officers), Proposal No. 3 (advisory vote on the frequency of future Say-on-Pay Votes), Proposal No. 4 (approval of an amendment to our Plan, including an increase in the number of shares available for grant under our Plan), Proposal No. 5 (ratification of the appointment of PwC as our independent registered public accounting firm and the Audit Committee’s determination of PwC’s remuneration) and Proposal No. 6 (approval of the shareholder proposal). Further, with respect to Proposal No. 3, if no frequency option receives a majority of the votes cast, our Board will consider the frequency option receiving the highest number of votes as the preferred option of our shareholders.
Notwithstanding this vote standard required by our bye-laws, Proposal No. 2, Proposal No. 3 and Proposal No. 5 are advisory in nature and therefore not binding on our Company. Our Board will consider the outcome of the vote on each of these items in considering what action, if any, should be taken in response to the vote by shareholders. For purposes of these proposals, abstentions and broker non-votes, if any, are not counted as votes cast and therefore will not be counted in determining the outcome of any of these proposals.
Prior to the Annual General Meeting, we will select two or more inspectors of election for the meeting. Such inspectors will determine the number of ordinary shares represented at the Annual General Meeting, the existence of a quorum and the validity and effect of proxies. They will also receive and tabulate ballots and votes and determine the results thereof.

 2026 Proxy Statement / 89

ABOUT THE ANNUAL GENERAL MEETING AND VOTING
      Can I revoke a proxy?

If you are a shareholder of record, you may revoke your proxy at any time before the Annual General Meeting by delivering a written notice of revocation to our General Counsel and Secretary at 7665 Corporate Center Drive, Miami, Florida 33126, prior to the Annual General Meeting, by submitting a later-dated proxy via the Internet, by telephone or by mail by the deadline specified on the Notice of Internet Availability or proxy card (only your latest proxy submitted prior to the Annual General Meeting will be counted), or by attending the Annual General Meeting and voting in person. If your shares are held in street name through a bank, broker or other nominee, you may change any previous voting instructions by submitting new voting instructions to the bank, broker or nominee holding your shares by the deadline specified on the Notice of Internet Availability or voting instruction form or by attending the Annual General Meeting and voting in person if you have obtained a legal proxy from the bank, broker or nominee giving you the right to vote the shares at the Annual General Meeting. Attendance at the Annual General Meeting will not by itself constitute a revocation of any proxy or voting instructions.

      Who can help answer my questions?

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Shareholders may call toll-free: (888) 750-5834
Banks and Brokers may call collect: (212) 750-5833
Presentation of Financial Statements

In accordance with the Bermuda Companies Act 1981, as amended, and bye-law 76 of our Company, our Company’s audited financial statements for the year ended December 31, 2025 will be presented at the
Annual General Meeting. Our Board has approved these statements. There is no requirement under Bermuda law that these statements be approved by shareholders, and no such approval will be sought at the meeting.

Terms Used in this Proxy Statement

Unless otherwise indicated or the context otherwise requires, references in this Proxy Statement to (i) “Oceania Cruises” refers to the Oceania Cruises brand, (ii) “Adjusted EBITDA” refers to a non-GAAP metric calculated in the same manner as Adjusted EBITDA presented in our Annual and Quarterly Reports on Forms 10-K and 10-Q, (iii) “Adjusted EPS” refers to a non-GAAP metric calculated in the same manner as Adjusted EPS presented in our Annual and Quarterly Reports on Forms 10-K and 10-Q. In connection with our short- and long-term incentives, Adjusted EPS results are further adjusted for: (a) fuel rates, (b) foreign exchange rates, (c) significant acquisitions and joint ventures, and (d) other one-time adjustments in our Compensation Committee’s discretion, (iv) “Adjusted ROIC” refers to a non-GAAP metric that is an amount expressed as a percentage equal to (a) Adjusted EBITDA less depreciation and amortization, divided by (b) ROIC. In connection with our long-term incentives, Adjusted ROIC results are further adjusted for: (a) fuel rates, (b) foreign exchange rates, (c) significant acquisitions and joint ventures, (d) newly ordered vessels or newly ordered vessels and major development projects, and (e) other one-time adjustments in our Compensation Committee’s discretion, (v) “ROIC” refers to an amount expressed as a percentage equal to (a) operating income, divided by (b) the sum of total long-term debt and shareholders’ equity as of the end of a respective quarter, averaged for the most recent five fiscal quarters ending with the last date of the applicable fiscal year, (vi) “Adjusted Operational EBITDA Margin” refers to Adjusted EBITDA divided by gross margin adjusted for payroll and related, fuel, food, other and ship depreciation. Gross margin is calculated pursuant to GAAP as total revenue less total cruise operating expense and ship depreciation. In connection with our long-term incentives, Adjusted Operational EBITDA Margin results are further adjusted for: (a) fuel rates, (b) foreign exchange rates, (c) significant acquisitions and joint ventures, and (d) other one-time adjustments in

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ABOUT THE ANNUAL GENERAL MEETING AND VOTING
our Compensation Committee’s discretion, (vii) “Net Leverage” refers to long-term debt, including current portion, less cash and cash equivalents divided by Adjusted EBITDA for the trailing twelve-months. In connection with our long-term incentives, Net Leverage results are further adjusted for: (a) fuel rates, (b) foreign exchange rates, (c) significant acquisitions and joint ventures, (d) newly ordered vessels and major development projects and (e) other one-time adjustments in our Compensation Committee’s discretion, and (viii) “Capacity Days” refers to berths available for sale multiplied by the number of cruise days for the period for ships in service excluding announced ships with long-term bareboat charters once their charters begin. See “Appendix B — Non-GAAP Financial Measures and Reconciliations” for further information regarding the non-GAAP metrics discussed above.

Solicitation of Proxies

This Proxy Statement is furnished in connection with the solicitation of proxies by our Company on behalf of our Board. We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, we expect that a number of our employees will solicit proxies personally or by telephone or other electronic means. None of these employees will receive any additional or special compensation for assisting us in soliciting proxies. In addition, we have retained Innisfree M&A Incorporated to assist with the solicitation of proxies for a fee of $25,000 plus an additional fee per call made or received by Innisfree M&A Incorporated, as well as reimbursement for out-of-pocket expenses.
We will, on request, reimburse banks, brokerage firms and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners of our ordinary shares and obtaining their voting instructions.

Delivery of Documents to Shareholders Sharing an Address

We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, shareholders of record who have the same address and did not receive a Notice of Internet Availability or otherwise receive their proxy materials electronically will receive only one copy of this Proxy Statement and the 2025 Annual Report, unless we are notified that one or more of these shareholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.
If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of this Proxy Statement and the 2025 Annual Report, or if you hold our ordinary shares in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact the Householding Department of Broadridge Financial Solutions, Inc. at 51 Mercedes Way, Edgewood, New York 11717; or by telephone at 1-800-542-1061. If you participate in householding and wish to receive a separate copy of this Proxy Statement and the 2025 Annual Report, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact Broadridge Financial Solutions, Inc., as indicated above. We undertake to deliver promptly upon written or oral request a separate copy of the 2025 Annual Report, Proxy Statement, or Notice of Internet Availability of Proxy Materials, as applicable, to a security holder at a shared address to which a single copy of the documents was delivered.
If your ordinary shares are held in street name through a broker, bank or other nominee, please contact your broker, bank or nominee directly if you have questions, require additional copies of this Proxy Statement or the 2025 Annual Report or wish to receive a single copy of such materials in the future for all beneficial owners of our ordinary shares sharing an address.

 2026 Proxy Statement / 91

ABOUT THE ANNUAL GENERAL MEETING AND VOTING
Annual Report on Form 10-K

WE WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, UPON THE ORAL OR WRITTEN REQUEST OF SUCH PERSON, A COPY OF OUR ANNUAL REPORT ON FORM 10-K (INCLUDING THE FINANCIAL STATEMENTS BUT EXCLUDING THE EXHIBITS THERETO), AS FILED WITH THE SEC FOR OUR MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO:

YOU ARE URGED TO SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL GENERAL MEETING AND VOTE IN PERSON. If you attend the Annual General Meeting and vote in person, your proxy will not be used.

INVESTOR RELATIONS 7665 CORPORATE CENTER DRIVE MIAMI, FLORIDA 33126	OR BY TELEPHONE REQUEST TO (305) 436-4000.
Important Information and Dates Related to the 2027 Annual General Meeting

In order for a shareholder proposal to be eligible for inclusion in our proxy statement under the rules of the SEC for next year’s 2027 annual general meeting of shareholders, the written proposal must be received by the General Counsel and Secretary of our Company at our offices no later than December 31, 2026 and must comply with the requirements of Rule 14a-8 of the Exchange Act. If we change the date of the 2027 annual general meeting of shareholders by more than 30 days from the anniversary of this year’s meeting, shareholder proposals must be received a reasonable time before we begin to print and mail our proxy materials for the 2027 annual general meeting of shareholders. We expect the date of the 2027 annual general meeting to be June 10, 2027.
Our bye-laws provide that in order for a shareholder proposal to be presented at our 2027 annual general meeting of shareholders, including shareholder nominations for candidates for election as directors, written notice to the General Counsel and Secretary of our Company of such shareholder proposal or director nomination must be received at our executive offices not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary date of the preceding annual general meeting of shareholders. This requirement is independent of and in addition to the notice required under SEC rules for inclusion of a shareholder proposal in our proxy materials. As a result, shareholders who intend to present proposals or director nominations at the 2027 annual general meeting of shareholders under these provisions must give written notice of the proposal to our General Counsel and Secretary no earlier than February 11, 2027, and no later than March 13, 2027. However, if the date of the 2027 annual general meeting of shareholders is a date that is more than 30 days before or more than 60 days after June 11, 2027, the anniversary date of the 2026 Annual General Meeting, notice by a shareholder of a proposal must be received no earlier than the close of business on the 120th day prior to the date of the 2027 annual general meeting of shareholders and no later than the close of business on the later of the 90th day prior to the 2027 annual general meeting of shareholders, or if the first public announcement of the 2027 annual general meeting of the shareholders is less than 100 days prior to such meeting date, the 10th day after the public announcement of such date.
Our bye-laws require that a shareholder must provide certain information concerning the proposing person, the nominee and the proposal, as applicable. Nominations and proposals not meeting the requirements set forth in our bye-laws will not be entertained at the 2027 annual general meeting of shareholders. Shareholders should contact our General Counsel and Secretary in writing at 7665 Corporate Center Drive, Miami, Florida 33126 to obtain additional information as to the proper form and content of shareholder nominations or proposals.
In addition, a shareholder who intends to solicit proxies in support of director nominees other than our Board’s nominees at the 2027 annual general meeting of shareholders must provide written notice to our General Counsel and Secretary setting forth the information required by Rule 14a-19 under the Exchange Act, unless the required information has been provided in a preliminary or definitive proxy statement filed by the shareholder. Such written notice must be provided in accordance with Rule 14a-19 no later than April 12, 2027. If the date of the 2027 annual general meeting of

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ABOUT THE ANNUAL GENERAL MEETING AND VOTING
shareholders is a date that is more than 30 days from June 11, 2027, the anniversary date of the 2026 Annual General Meeting, a shareholder’s written notice must be received by the later of 60 days prior to the date of the 2027 annual general meeting of shareholders or the 10th calendar day following the day on which public announcement of the date of the 2027 annual general meeting of shareholders is first made. The notice requirement under Rule 14a-19 is in addition to the applicable notice requirements under our bye-laws as described above.

 2026 Proxy Statement / 93

APPENDIX A — AMENDMENT TO THE 2013 PERFORMANCE INCENTIVE PLAN
NORWEGIAN CRUISE LINE HOLDINGS LTD.
AMENDED AND RESTATED 2013 PERFORMANCE INCENTIVE PLAN
(Effective February 9, 2026)
1.
PURPOSE OF PLAN

The purpose of this Norwegian Cruise Line Holdings Ltd. Amended and Restated 2013 Performance Incentive Plan (this “Plan”) of Norwegian Cruise Line Holdings Ltd., a company organized under the laws of Bermuda (the “Company”), is to promote the success of the Company and to increase shareholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons.
2.
ELIGIBILITY

The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” is any person who is either: (a) an officer (whether or not a director) or employee of the Company or one of its Subsidiaries; (b) a director of the Company or one of its Subsidiaries; or (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Company or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Company or one of its Subsidiaries) to the Company or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Company’s eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the “Securities Act”), the offering and sale of shares issuable under this Plan by the Company or the Company’s compliance with any other applicable laws. An Eligible Person who has been granted an award (a “participant”) may, if otherwise eligible, be granted additional awards if the Administrator shall so determine. As used herein, “Subsidiary” means any Company or other entity a majority of whose outstanding voting shares or voting power is beneficially owned directly or indirectly by the Company; and “Board” means the Board of Directors of the Company.
3.
PLAN ADMINISTRATION

3.1
The Administrator. This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The “Administrator” means the Board or one or more committees appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by applicable law, to one or more officers of the Company, its powers under this Plan (a) to designate the officers and employees of the Company and its Subsidiaries who will receive grants of awards under this Plan, and (b) to determine the number of shares subject to, and the other terms and conditions of, such awards. The Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan. Unless otherwise provided in the Bylaws of the Company or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

3.2
Powers of the Administrator. Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within the authority delegated to that committee or person(s)), including, without limitation, the authority to:

(a)
determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive an award under this Plan;

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(b)
grant awards to Eligible Persons, determine the price (if any) at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of such awards consistent with the express limits of this Plan, establish the installments (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, determine the circumstances in which any performance-based goals (or the applicable measure of performance) will be adjusted and the nature and impact of any such adjustment, and establish the events of termination or reversion of such awards;

(c)
approve the forms of award agreements (which need not be identical either as to type of award or among participants);

(d)
construe and interpret this Plan and any agreements defining the rights and obligations of the Company, its Subsidiaries, and participants under this Plan, make any and all determinations under this Plan and any such agreements, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

(e)
cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;

(f)
accelerate, waive or extend the vesting or exercisability or extend the term of any or all such outstanding awards (in the case of options or share appreciation rights, within the maximum ten-year term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature) subject to any required consent under Section 8.6.5;

(g)
adjust the number of Ordinary Shares subject to any award, adjust the price of any or all outstanding awards or otherwise change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6 (and subject to the no repricing provision below);

(h)
determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator’s action (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action granting an award);

(i)
determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof and authorize the termination, conversion, substitution or succession of awards upon the occurrence of an event of the type described in Section 7;

(j)
acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, shares of equivalent value, or other consideration (subject to the no repricing provision below); and

(k)
determine the fair market value of the Ordinary Shares or awards under this Plan from time to time and/or the manner in which such value will be determined.

Notwithstanding the foregoing and except for an adjustment pursuant to Section 7.1 or a repricing approved by shareholders, in no case may the Administrator (1) amend an outstanding option or SAR to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding option or SAR in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding option or SAR in exchange for an option or SAR with an exercise or base price that is less than the exercise or base price of the original award.
3.3
Binding Determinations. Any determination or other action taken by, or inaction of, the Company, any Subsidiary, or the Administrator relating or pursuant to this Plan (or any award made under this Plan) and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any other Administrator, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

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3.4
Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including employees and professional advisors to the Company. No director, officer or agent of the Company or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.

3.5
Delegation. The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company or any of its Subsidiaries or to third parties.

4.
SHARES SUBJECT TO THE PLAN; SHARE LIMITS

4.1
Shares Available. Subject to the provisions of Section 7.1, the shares that may be delivered under this Plan shall be shares of the Company’s authorized but unissued ordinary shares and any ordinary shares held as treasury shares. For purposes of this Plan, “Ordinary Shares” shall mean the ordinary shares of the Company and such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.1.

4.2
Share Limits. The maximum number of Ordinary Shares that may be delivered pursuant to awards granted to Eligible Persons under this Plan is 56,816,006 shares (the “Share Limit”).

The following limit also applies with respect to awards granted under this Plan:
(a)
The maximum number of Ordinary Shares that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is 56,816,006 shares.

Each of the foregoing numerical limits is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.
4.3
Awards Settled in Cash, Reissue of Awards and Shares. To the extent that an award granted under this Plan is settled in cash or a form other than Ordinary Shares, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under this Plan. In the event that Ordinary Shares are delivered in respect of a dividend equivalent right granted under this Plan, the actual number of shares delivered with respect to the award shall be counted against the share limits of this Plan (including, for purposes of clarity, the limits of Section 4.2 of this Plan). (For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when the Company pays a dividend, and 50 shares are delivered in payment of those rights with respect to that dividend, 50 shares shall be counted against the share limits of this Plan). Shares that are subject to or underlie awards granted under this Plan which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again be available for subsequent awards under this Plan. Shares that are not issued or delivered as a result of the net settlement of any option or share appreciation right under this Plan, shares that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any option or share appreciation right under this Plan, as well as any shares exchanged by a participant or withheld by the Company or one of its Subsidiaries to satisfy the tax withholding obligations related to any option or share appreciation right under this Plan, as well as any Ordinary Shares repurchased with the proceeds of any option exercise price shall not be available for subsequent awards under this Plan. To the extent that Ordinary Shares are delivered pursuant to the exercise of a share appreciation right or option granted under this Plan, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits under Section 4.2, as opposed to only counting the shares issued. (For purposes of clarity, if a share appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits under Section 4.2 with respect to such exercise.) Shares that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any award under this Plan other than any option or share appreciation right, as well as any shares exchanged by a participant or withheld by the Company or one of its Subsidiaries to satisfy the tax withholding obligations related to any award under this Plan other than any option or share appreciation right, shall be available for subsequent awards under this Plan. Refer to Section 8.10 for application of the foregoing share limits with respect to assumed awards.

4.4
Reservation of Shares; No Fractional Shares; Minimum Issue. The Company shall at all times reserve a number of Ordinary Shares sufficient to cover the Company’s obligations and contingent obligations to deliver shares with respect to awards then outstanding under this Plan (exclusive of any dividend equivalent obligations to the extent the Company has the right to settle such rights in cash). No fractional shares shall be delivered under

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this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan. No fewer than 100 shares may be purchased on exercise of any award (or, in the case of share appreciation or purchase rights, no fewer than 100 rights may be exercised at any one time) unless the total number purchased or exercised is the total number at the time available for purchase or exercise under the award.
5.
AWARDS

5.1
Type and Form of Awards. The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Company or one of its Subsidiaries. The types of awards that may be granted under this Plan are (subject, in each case, to the no repricing provisions of Section 3.2):

5.1.1   Options. An option is the grant of a right to purchase a specified number of Ordinary Shares during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an “ISO”) or a nonqualified option (an option not intended to be an ISO). The award agreement for an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified option. The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option shall be not less than 100% of the fair market value of an Ordinary Share on the date of grant of the option. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.5.
5.1.2   Additional Rules Applicable to ISOs. To the extent that the aggregate fair market value (determined at the time of grant of the applicable option) of shares with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Ordinary Shares subject to ISOs under this Plan and shares subject to ISOs under all other plans of the Company or one of its Subsidiaries (or any parent or predecessor Company to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which Ordinary Shares are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Company or one of its subsidiary corporations (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Company and ending with the subsidiary in question). There shall be imposed in any award agreement relating to ISOs such other terms and conditions as from time to time are required in order that the option be an “incentive stock option” as that term is defined in Section 422 of the Code. No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) outstanding Ordinary Shares possessing more than 10% of the total combined voting power of all classes of shares of the Company, unless the exercise price of such option is at least 110% of the fair market value of the shares subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.
5.1.3   Share Appreciation Rights. A share appreciation right or “SAR” is a right to receive a payment, in cash and/or Ordinary Shares, equal to the excess of the fair market value of a specified number of Ordinary Shares on the date the SAR is exercised over the “base price” of the award, which base price shall be set forth in the applicable award agreement and shall be not less than 100% of the fair market value of an Ordinary Share on the date of grant of the SAR. The maximum term of a SAR shall be ten (10) years.
5.1.4   Other Awards; Dividend Equivalent Rights. The other types of awards that may be granted under this Plan include: (a) share bonuses, restricted shares, performance shares, share units, phantom shares, or similar rights to purchase or acquire shares, whether at a fixed or variable price (or no price) or fixed or variable ratio related to the Ordinary Shares, and any of which may (but need not) be fully vested at grant or vest upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; (b) any similar securities with a value derived from the value of or related to the Ordinary Shares and/or returns thereon; or (c) cash awards. Dividend equivalent rights may be granted as a separate award or in connection with another award under this Plan; provided, however, that dividend equivalent
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rights may not be granted in connection with a stock option or SAR granted under this Plan. In addition, any dividends and/or dividend equivalents as to the unvested portion of any award granted under this Plan will be subject to termination and forfeiture to the same extent as the corresponding portion of the unvested award to which they relate in the event the applicable vesting requirements are not satisfied.
5.1.5   Incentive Bonus Awards. The types of cash awards that may be granted under this Plan include the opportunity to receive a payment for the Company’s fiscal year, or any other performance period established by the Administrator, based on the achievement of specific performance goals (which may include subjective goals) established by the Administrator in its sole discretion. Any applicable performance goals may be based on either the performance of the Company or any of its Subsidiaries or divisions on an absolute or relative basis, or on individual performance, as determined by the Administrator in its sole discretion. Unless otherwise determined by the Administrator, any participant granted an incentive bonus award pursuant to this Section 5.1.5 must remain continuously employed by the Company or one of its Subsidiaries through the last day of the applicable performance period in order for the incentive bonus award to become payable. Any payments becoming payable pursuant to this Section 5.1.5 will be paid in the calendar year following the calendar year in which the applicable performance period ends, unless deferred in accordance with the requirements of Section 409A and Section 457A of the Code.
5.2
[Reserved]

5.3
Award Agreements. Each award shall be evidenced by either (1) a written award agreement in a form approved by the Administrator and executed by the Company by an officer duly authorized to act on its behalf, or (2) an electronic notice of award grant in a form approved by the Administrator and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking award grants under this Plan generally (in each case, an “award agreement”), as the Administrator may provide and, in each case and if required by the Administrator, executed or otherwise electronically accepted or deemed accepted by the recipient of the award in such form and manner as the Administrator may require. The Administrator may authorize any officer of the Company (other than the particular award recipient) to execute any or all award agreements on behalf of the Company. The award agreement shall set forth the material terms and conditions of the award as established by the Administrator consistent with the express limitations of this Plan.

5.4
Settlements. Payment of awards may be in the form of cash, Ordinary Shares, other awards or combinations thereof as the Administrator shall determine, and with such restrictions as it may impose.

5.5
Consideration for Ordinary Shares or Awards. The purchase price (if any) for any award granted under this Plan or the Ordinary Shares to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

•
services rendered by the recipient of such award;

•
cash, check payable to the order of the Company, or electronic funds transfer;

•
notice and third-party payment in such manner as may be authorized by the Administrator;

•
the delivery of previously owned Ordinary Shares;

•
by a reduction in the number of shares otherwise deliverable pursuant to the award; or

•
subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

In no event shall any shares newly-issued by the Company be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable law. Ordinary Shares used to satisfy the exercise price of an option shall be valued at their fair market value on the date of exercise. The Company will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay the purchase or exercise price of any award or shares by any method other than cash payment to the Company.
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5.6
Definition of Fair Market Value. For purposes of this Plan, “fair market value” shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the closing price (in regular trading) for an Ordinary Share on the New York Stock Exchange (the “Exchange”) for the date in question or, if no sales of Ordinary Shares were reported on the Exchange on that date, the closing price (in regular trading) for an Ordinary Share on the Exchange for the next preceding day on which sales of Ordinary Shares were reported on the Exchange. The Administrator may, however, provide with respect to one or more awards that the fair market value shall equal the closing price (in regular trading) for an Ordinary Share on the Exchange on the last trading day preceding the date in question or the average of the high and low trading prices of an Ordinary Share on the Exchange for the date in question or the most recent trading day. If the Ordinary Shares are no longer listed or are no longer actively traded on the Exchange as of the applicable date, the fair market value of the Ordinary Shares shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances. The Administrator also may adopt a different methodology for determining fair market value with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

5.7
Transfer Restrictions.

5.7.1   Limitations on Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 5.7 or required by applicable law: (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.
5.7.2   Exceptions. The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing. Any permitted transfer shall be subject to compliance with applicable federal and state securities laws and shall not be for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting interests are held by the Eligible Person or by the Eligible Person’s family members).
5.7.3   Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 5.7.1 shall not apply to:
(a)
transfers to the Company (for example, in connection with the expiration or termination of the award),

(b)
the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

(c)
subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Administrator, or

(d)
if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative.

5.8
International Awards. One or more awards may be granted to Eligible Persons who provide services to the Company or one of its Subsidiaries outside of the United States. Any awards granted to such persons may be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator.

6.
EFFECT OF TERMINATION OF EMPLOYMENT OR SERVICE ON AWARDS

6.1
General. The Administrator shall establish the effect of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the participant is not an employee of the Company or one of its Subsidiaries and provides other services to the Company or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award otherwise provides) of whether the participant continues to render services to the Company or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

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6.2
Events Not Deemed Terminations of Service. Unless the express policy of the Company or one of its Subsidiaries, or the Administrator, otherwise provides, or except as otherwise required by applicable law, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Company or one of its Subsidiaries, or the Administrator; provided that, unless reemployment upon the expiration of such leave is guaranteed by contract or law or the Administrator otherwise provides, such leave is for a period of not more than three months. In the case of any employee of the Company or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Company or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of the term set forth in the applicable award agreement.

6.3
Effect of Change of Subsidiary Status. For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Company a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of the Company or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status, unless the Subsidiary that is sold, spun off or otherwise divested (or its successor or a direct or indirect parent of such Subsidiary or successor) assumes the Eligible Person’s award(s) in connection with the transaction.

7.
ADJUSTMENTS; ACCELERATION

7.1
Adjustments. Subject to Section 7.2, upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, share split (including a share split in the form of a share dividend) or reverse share split; any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Ordinary Shares; or any exchange of Ordinary Shares or other securities of the Company, or any similar, unusual or extraordinary corporate transaction in respect of the Ordinary Shares; then the Administrator shall equitably and proportionately adjust (1) the number and type of Ordinary Shares (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of Ordinary Shares (or other securities or property) subject to any outstanding awards, (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any outstanding awards, and/or (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding awards.

Unless otherwise expressly provided in the applicable award agreement, upon (or, as may be necessary to effect the adjustment, immediately prior to) any event or transaction described in the preceding paragraph or a sale of all or substantially all of the business or assets of the Company as an entirety, the Administrator shall equitably and proportionately adjust the performance standards applicable to any then-outstanding performance-based awards to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding performance-based awards.
It is intended that, if possible, any adjustments contemplated by the preceding two paragraphs be made in a manner that satisfies applicable U.S. legal, tax (including, without limitation and as applicable in the circumstances, Section 424 of the Code, Section 409A and Section 457A of the Code and accounting (so as to not trigger any charge to earnings with respect to such adjustment) requirements.
Without limiting the generality of Section 3.3, any good faith determination by the Administrator as to whether an adjustment is required in the circumstances pursuant to this Section 7.1, and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.
7.2
Corporate Transactions — Assumption and Termination of Awards. Upon the occurrence of any of the following: any merger, combination, consolidation, or other reorganization in connection with which the Company does not survive (or does not survive as a public company in respect of its Ordinary Shares); any exchange of Ordinary Shares or other securities of the Company in connection with which the Company does not survive (or does not survive as a public company in respect of its Ordinary Shares); a sale of all or substantially all the business, shares or assets of the Company in connection with which the Company does not survive (or does not survive as a public company in respect of its Ordinary Shares); a dissolution of the Company; or any other event in which the Company does not survive (or does not survive as a public company in respect of its Ordinary

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Shares); then the Administrator may make provision for a cash payment in settlement of, or for the assumption, substitution or exchange of any or all outstanding share-based awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Ordinary Shares upon or in respect of such event. Upon the occurrence of any event described in the preceding sentence, then, unless the Administrator has made a provision for the substitution, assumption, exchange or other continuation or settlement of the award or the award would otherwise continue in accordance with its terms in the circumstances: (1) unless otherwise provided in the applicable award agreement, each then-outstanding option and SAR shall become fully vested, all restricted shares then outstanding shall fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award; and (2) each award shall terminate upon the related event; provided that the holder of an option or SAR shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding vested options and SARs (after giving effect to any accelerated vesting required in the circumstances) in accordance with their terms before the termination of such awards (except that in no case shall more than ten days’ notice of the impending termination be required and any acceleration of vesting and any exercise of any portion of an award that is so accelerated may be made contingent upon the actual occurrence of the event).
Without limiting the preceding paragraph, in connection with any event referred to in the preceding paragraph or any change in control event defined in any applicable award agreement, the Administrator may, in its discretion, provide for the accelerated vesting of any award or awards as and to the extent determined by the Administrator in the circumstances.
The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award.
In any of the events referred to in this Section 7.2, the Administrator may take such action contemplated by this Section 7.2 prior to such event (as opposed to on the occurrence of such event) to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares. Without limiting the generality of the foregoing, the Administrator may deem an acceleration and/or termination to occur immediately prior to the applicable event and, in such circumstances, will reinstate the original terms of the award if an event giving rise to an acceleration and/or termination does not occur.
Without limiting the generality of Section 3.3, any good faith determination by the Administrator pursuant to its authority under this Section 7.2 shall be conclusive and binding on all persons.
7.3
Other Acceleration Rules. The Administrator may override the provisions of Section 7.2 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve. The portion of any ISO accelerated in connection with an event referred to in Section 7.2 (or such other circumstances as may trigger accelerated vesting of the award) shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified option under the Code.

7.4
Discretion to Accelerate. The Administrator shall have the discretion to accelerate the vesting of any award in circumstances it determines to be appropriate (whether in connection with a transaction, termination of employment or for any other reason).

8.
OTHER PROVISIONS

8.1
Compliance with Laws. This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of Ordinary Shares, and/or the payment of money under this Plan or under awards are subject to compliance with all applicable laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Company or one of its Subsidiaries, provide such assurances and representations to the Company or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

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APPENDIX A — AMENDMENT TO THE 2013 PERFORMANCE INCENTIVE PLAN
8.2
No Rights to Award. No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

8.3
No Employment/Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Company or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Company or one of its Subsidiaries to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.

8.4
Plan Not Funded. Awards payable under this Plan shall be payable in shares or from the general assets of the Company, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including Ordinary Shares, except as expressly otherwise provided) of the Company or one of its Subsidiaries by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company or one of its Subsidiaries and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

8.5
Tax Withholding. Upon any exercise, vesting, or payment of any award, or upon the disposition of Ordinary Shares acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code, or upon any other tax withholding event with respect to any award, the Company or one of its Subsidiaries shall have the right at its option to:

(a)
require the participant (or the participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of any applicable amount of any taxes which the Company or one of its Subsidiaries may be required or permitted to withhold with respect to such award event or payment; or

(b)
deduct from any amount otherwise payable in cash (whether related to the award or otherwise) to the participant (or the participant’s personal representative or beneficiary, as the case may be) any applicable amount of any taxes which the Company or one of its Subsidiaries may be required or permitted to withhold with respect to such award event or payment.

In any case where a tax is required to be withheld in connection with the delivery of Ordinary Shares under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) require or grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, that the Company reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy any applicable withholding obligation on exercise, vesting or payment.
8.6
Effective Date, Termination and Suspension, Amendments.

8.6.1   Effective Date. This Plan was originally effective as of January 7, 2013, the date of its original approval by the Board (the “Effective Date”). This amended version of this Plan is effective as of February 9, 2026, the date this amended version of this Plan was approved by the Board (the “Amendment Date”). This Plan shall be submitted for and subject to shareholder approval no later than twelve months after the Amendment Date. Unless earlier terminated by the Board and subject to any extension that may be approved by shareholders, this Plan shall terminate at the close of business on the day before the tenth anniversary of the Amendment Date. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.
8.6.2   Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.
 2026 Proxy Statement / A-9

APPENDIX A — AMENDMENT TO THE 2013 PERFORMANCE INCENTIVE PLAN
8.6.3   Shareholder Approval. To the extent then required by applicable law or any applicable listing agency or required under Sections 422 or 424 of the Code to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to shareholder approval.
8.6.4   Amendments to Awards. Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing of an award is subject to the limitations set forth in Section 3.2.
8.6.5   Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or amendment of any outstanding award agreement shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Company under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.
8.7
Privileges of Share Ownership. Except as otherwise expressly authorized by the Administrator, a participant shall not be entitled to any privilege of share ownership as to any Ordinary Shares not actually delivered to and held of record by the participant. Except as expressly required by Section 7.1 or otherwise expressly provided by the Administrator, no adjustment will be made for dividends or other rights as a shareholder for which a record date is prior to such date of delivery.

8.8
Governing Law; Construction; Severability.

8.8.1   Choice of Law. This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of Bermuda.
8.8.2   Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.
8.8.3   Plan Construction.
(a)   Rule 16b-3. It is the intent of the Company that the awards and transactions permitted by awards be interpreted in a manner that, in the case of participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Company shall have no liability to any participant for Section 16 consequences of awards or events under awards if an award or event does not so qualify.
8.9
Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

8.10
Share-Based Awards in Substitution for Options or Awards Granted by Other Company. Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee options, SARs, restricted shares or other share-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Company or one of its Subsidiaries, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Company or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the shares or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Ordinary Shares in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Company, as a result of the assumption by the Company of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Company or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.

A-10 /

APPENDIX A — AMENDMENT TO THE 2013 PERFORMANCE INCENTIVE PLAN
8.11
Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to Ordinary Shares, under any other plan or authority.

8.12
No Corporate Action Restriction. The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Company or any Subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Company or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference shares ahead of or affecting the capital shares (or the rights thereof) of the Company or any Subsidiary, (d) any dissolution or liquidation of the Company or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Company or any Subsidiary, or (f) any other corporate act or proceeding by the Company or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Company or any employees, officers or agents of the Company or any Subsidiary, as a result of any such action.

8.13
Other Company Benefit and Compensation Programs. Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Company or its Subsidiaries.

8.14
Clawback Policy. The awards granted under this Plan are subject to the terms of the Company’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of awards or any Ordinary Shares or other cash or property received with respect to the awards (including any value received from a disposition of the shares acquired upon payment of the awards).

 2026 Proxy Statement / A-11

APPENDIX B — NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
Non-GAAP Financial Information

We use certain non-GAAP financial measures, such as Adjusted Operational EBITDA Margin, Adjusted EBITDA, Net Leverage, Adjusted EPS and Adjusted ROIC, to enable us to analyze our performance. See “Terms Used in this Proxy Statement” for information about how these non-GAAP financial measures are calculated.
Our management believes the presentation of Adjusted ROIC provides a useful performance metric to both management and investors for evaluating our effective use of capital and uses it, with the further adjustments described in “Terms Used in this Proxy Statement,” as a performance measure for our incentive compensation. We utilize Adjusted Operational EBITDA Margin to assess operating performance. We believe changes in Adjusted Operational EBITDA Margin to be one of the most relevant indicators of our performance and use it, with the further adjustments described in “Terms Used in this Proxy Statement,” as a performance measure for our incentive compensation.
We believe that Adjusted EBITDA is appropriate as a supplemental financial measure as it is used by management to assess operating performance. We also believe that Adjusted EBITDA is a useful measure in determining our performance as it reflects certain operating drivers of our business, such as sales growth, operating costs, marketing, general and administrative expense and other operating income and expense. Adjusted EBITDA is not a defined term under GAAP nor is it intended to be a measure of liquidity or cash flows from operations or a measure comparable to net income (loss), as it does not take into account certain requirements such as capital expenditures and related depreciation, principal and interest payments and tax payments and it includes other supplemental adjustments.
In addition, Adjusted EPS is a non-GAAP financial measure that excludes certain amounts and is used to supplement GAAP EPS. We use Adjusted EPS as a key performance measure of our earnings performance. We believe that both management and investors benefit from referring to this non-GAAP financial measure in assessing our performance and when planning, forecasting and analyzing future periods. This non-GAAP financial measure also facilitates management’s internal comparison to our historical performance. In addition, management uses Adjusted EPS, with the further adjustments described in “Terms Used in this Proxy Statement,” as a performance measure for our incentive compensation. The amounts excluded in the presentation of this non-GAAP financial measure may vary from period to period; accordingly, our presentation of Adjusted EPS may not be indicative of future adjustments or results.
Net Leverage is a performance measure that we believe provides management and investors a more complete understanding of our leverage position and borrowing capacity after factoring in cash and cash equivalents. Management uses Net Leverage, with the further adjustments described in “Terms Used in this Proxy Statement,” as a performance measure for our incentive compensation.
You are encouraged to evaluate each adjustment used in calculating our non-GAAP financial measures and the reasons we consider our non-GAAP financial measures appropriate for supplemental analysis. In evaluating our non-GAAP financial measures, you should be aware that in the future we may incur expenses similar to the adjustments in our presentation. Our non-GAAP financial measures have limitations as analytical tools, and you should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP. Our presentation of our non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Our non-GAAP financial measures may not be comparable to other companies.
 2026 Proxy Statement / B-1

APPENDIX B — NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
Non-GAAP Reconciliations (Unaudited)

Adjusted EPS was calculated as follows (in thousands, except share and per share data):
	Year Ended December 31,
	2025	2024
Net income	$423,246	$910,257
Effect of dilutive securities – exchangeable notes	13,923	63,308
Net income and assumed conversion of exchangeable notes	437,169	973,565
Non-GAAP Adjustments:
Non-cash deferred compensation(1)	3,952	4,930
Non-cash share-based compensation(2)	88,393	91,781
Extinguishment and modification of debt(3)	272,463	29,175
Reversal of U.S. deferred tax asset valuation allowance(4)	(6,830)	(161,926)
Information technology write-off(5)	95,101	—
Net foreign currency adjustments on euro-denominated debt(6)	135,400	(25,837)
Effect of dilutive securities – exchangeable notes(7)	19,104	—
Adjusted Net Income	$1,044,752	$911,688
Diluted weighted-average shares outstanding – Net income	477,742,311	515,030,548
Diluted weighted-average shares outstanding – Adjusted Net Income	495,385,351	515,030,548
Diluted earnings per share	$0.92	$1.89
Adjusted EPS	$2.11	$1.77
Other Compensation Non-GAAP Adjustments:
Fuel rate impact, net of hedges	(10,158)	67,372
Exchange rate impact – operational	14,792	(11,606)
Adjusted EPS for Compensation Program	$2.12	$1.88

(1)
Non-cash deferred compensation expenses related to the crew pension plan and other crew expenses, which are included in payroll and related expense and other income (expense), net.

(2)
Non-cash share-based compensation expenses related to equity awards, which are included in marketing, general and administrative expense and payroll and related expense.

(3)
Losses on extinguishment of debt and modification of debt are included in interest expense, net.

(4)
Non-cash income tax benefit related to the reversal of valuation allowances on our U.S. federal and state deferred tax assets. The deferred tax assets primarily represent an accumulation of net operating losses during the COVID-19 pandemic and a portion of the valuation allowances were released related to the deferred tax assets that more likely than not will be realized in the future. We consider these adjustments to be non-recurring as they originated as a result of losses incurred during the pandemic for each jurisdiction. Future income tax expense is not expected to change materially as a result of the reversals.

(5)
Losses related to the write-off of an internal use-software project, which are included in depreciation and amortization expense.

(6)
Net gains and losses for foreign currency remeasurements of our euro-denominated debt principal included in other income (expense), net, which is primarily not hedged.

(7)
The impact of the above non-GAAP adjustments results in an anti-dilutive effect on Adjusted EPS related to our exchangeable notes for which we are adjusting the impact from GAAP net income and dilutive weighted average shares

B-2 /

APPENDIX B — NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
Adjusted EBITDA was calculated as follows (in thousands):
	Year Ended December 31,
	2025	2024
Net income	$423,246	$910,257
Interest expense, net	953,506	747,223
Income tax benefit	5,475	(137,350)
Depreciation and amortization expense	1,078,755	890,242
EBITDA	2,460,982	2,410,372
Other (income) expense, net(1)	178,641	(54,224)
Other Non-GAAP Adjustments:
Non-cash deferred compensation(2)	2,210	2,875
Non-cash share-based compensation(3)	88,393	91,781
Adjusted EBITDA	2,730,226	2,450,804

(1)
Primarily consists of gains and losses, net for foreign currency remeasurements.

(2)
Non-cash deferred compensation expenses related to the crew pension plan and other crew expenses are included in payroll and related expense.

(3)
Non-cash share-based compensation expenses related to equity awards are included in marketing, general and administrative expense and payroll and related expense.

 2026 Proxy Statement / B-3

APPENDIX B — NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
Net Leverage was calculated as follows (in thousands):
	Year Ended December 31,
	2025	2024
Long-term debt	$13,730,277	$11,776,721
Current portion of long-term debt	875,899	1,323,769
Total Debt	14,606,176	13,100,490
Less: Cash and cash equivalents	209,893	190,765
Net Debt	$14,396,283	$12,909,725
Adjusted EBITDA for the twelve months ended	$2,730,226	$2,450,804
Net Leverage	5.3x	5.3x
B-4 /

APPENDIX B — NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
Adjusted ROIC was calculated as follows (in thousands):
December 31, 2025
Adjusted EBITDA	$2,730,226
Less: Depreciation and Amortization	1,078,755
Add IT Write-off(1)	95,101
Total	1,746,572
Total long-term debt plus shareholders’ equity	15,759,967
Adjusted Return on Invested Capital	11.1%

(1)
Losses related to the write-off of an internal use-software project, which are included in depreciation and amortization expense.

 2026 Proxy Statement / B-5

NORWEGIAN CRUISE LINE®

OCEANIA CRUISES®

Regent SEVEN SEAS CRUISES®

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY V96005-P49312 For Against Abstain For Against Abstain For Against Abstain NORWEGIAN CRUISE LINE HOLDINGS LTD. 1. Election of the following director nominees to serve as Class I directors on our board of directors for the terms described in the attached Proxy Statement The Board of Directors recommends you vote "FOR" proposals 1a, 1b, 1c, 2, 4 and 5, "1 YEAR" for proposal 3, and "AGAINST" proposal 6: 2. Approval, on a non-binding, advisory basis, of the compensation of our named executive officers ("Say-on-Pay Vote") 5. Ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the year ending December 31, 2026, and the determination of PwC’s remuneration by our Audit Committee 6. To consider and vote upon one shareholder proposal, if properly presented 3. Approval, on a non-binding, advisory basis, of the frequency of future Say-on-Pay Votes 4. Approval of an amendment to our 2013 Performance Incentive Plan (our “Plan”), including an increase in the number of shares available for grant under our Plan Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Nominees: 1a. Zillah Ellen Byng-Thorne 1b. Alex Cruz 1c. Linda P. Jojo 1 Year 2 Years 3 Years Abstain SCAN TO VIEW MATERIALS & VOTE w NORWEGIAN CRUISE LINE HOLDINGS LTD. 7665 CORPORATE CENTER DRIVE MIAMI, FL 33126 Vote 24 Hours a Day, 7 Days a Week by Internet, Telephone or Mail. VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 10, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 10, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V96006-P49312IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS: Norwegian Cruise Line Holdings Ltd.’s Proxy Statement and 2025 Annual Report are available at www.nclhltd.com/investors or www.proxyvote.comNORWEGIAN CRUISE LINE HOLDINGS LTD.PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 11, 2026 AT 9:00 AM ETThe undersigned hereby appoints Mark A. Kempa and Faye L. Ashby, and each of them, as proxies for the undersigned, each with full power of substitution and with the authority in each to act in the absence of the other, to represent and to vote on behalf of the undersigned all the ordinary shares of Norwegian Cruise Line Holdings Ltd. which the undersigned is entitled to vote if personally present at the Annual General Meeting of Shareholders, to be held on June 11, 2026, at the Pullman Miami, 5800 Waterford District Drive, Miami, Florida 33126, and at any postponement or adjournment thereof, upon the proposals listed on the reverse side and all other matters coming before the meeting. The proposals listed on the reverse side are described in the Proxy Statement for the Annual General Meeting of Shareholders, which is being furnished to all shareholders of record as of the close of business on April 15, 2026.This proxy, when properly signed and returned, will be voted in the manner directed herein by the undersigned shareholder. If this proxy is properly signed and returned but no direction is given, this proxy will be voted "FOR" each of the nominees named in Proposal 1 and "FOR" each of Proposals 2, 4 and 5, "1 YEAR" for Proposal 3, and "AGAINST" Proposal 6. Whether or not direction is made, each of the proxies is authorized to vote in his or her discretion on such other business as may properly come before the Annual General Meeting of Shareholders or any postponement or adjournment thereof.YOUR VOTE IS IMPORTANT! PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. IF YOU CHOOSE TO VOTE THESE ORDINARY SHARES BY TELEPHONE OR INTERNET, YOU DO NOT NEED TO RETURN THIS PROXY CARD.Continued and to be signed on reverse side